     As filed with the Securities and Exchange Commission on May 3, 2002.
                                            Registration Statement No. 333-
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               -----------------

                                   FORM S-3

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               -----------------

   Chittenden Corporation                  Vermont                           03-0228404
 Chittenden Capital Trust I               Delaware                          Applied For
 Chittenden Capital Trust II              Delaware                          Applied For
Chittenden Capital Trust III              Delaware                          Applied For
  (Exact name of registrant     (State or other jurisdiction    (I.R.S. Employer Identification No.)
 as specified in its charter) of incorporation or organization)

                               -----------------

                             Two Burlington Square
                           Burlington, Vermont 05401
                                (802) 658-4000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               -----------------

                               Paul A. Perrault
                    President, Chief Executive Officer and
                      Chairman of the Board of Directors
                            Chittenden Corporation
                             Two Burlington Square
                           Burlington, Vermont 05401
                                (802) 658-4000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                               -----------------

                Copies of all communications should be sent to:

     William P. Mayer, Esq.        F. Sheldon Prentice, Esq.      Michael T. Kohler, Esq.
     Andrew F. Viles, P.C.          Senior Vice President,     Sidley Austin Brown & Wood LLP
      Goodwin Procter LLP        General Counsel and Secretary        875 Third Avenue
         Exchange Place             Chittenden Corporation        New York, New York 10022
Boston, Massachusetts 02109-2881     Two Burlington Square             (212) 906-2000
         (617) 570-1000            Burlington, Vermont 05401

   Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
   If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.[_]
   If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[_]
   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[_]
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[_]

   The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                                 Calculation table on next page

================================================================================

Continued from previous page

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
                                                                                        Proposed           Proposed
                                                                                        Maximum            Maximum
                                                                      Amount to be      Offering          Aggregate
         Title of Each Class of Securities Being Registered            Registered  Price Per Unit (1) Offering Price (2)
-------------------------------------------------------------------------------------------------------------------------
Preferred Stock of Chittenden Corporation (4)(5).....................
Common Stock of Chittenden Corporation (4)(5)........................
Senior Debt Securities and Subordinated Debt Securities of Chittenden
 Corporation (4).....................................................
Junior Subordinated Debt Securities of Chittenden Corporation (6)....
Warrants of Chittenden Corporation (7)...............................
Capital Securities of Chittenden Capital Trust I, Chittenden Capital
 Trust II and Chittenden Capital Trust III...........................
Chittenden Corporation Guarantees with respect to Capital
 Securities (8)......................................................
   Total............................................................. $350,000,000        100%           $350,000,000
-------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------


                                                                           Amount of
         Title of Each Class of Securities Being Registered           Registration Fee (3)
------------------------------------------------------------------------------------------
Preferred Stock of Chittenden Corporation (4)(5).....................
Common Stock of Chittenden Corporation (4)(5)........................
Senior Debt Securities and Subordinated Debt Securities of Chittenden
 Corporation (4).....................................................
Junior Subordinated Debt Securities of Chittenden Corporation (6)....
Warrants of Chittenden Corporation (7)...............................
Capital Securities of Chittenden Capital Trust I, Chittenden Capital
 Trust II and Chittenden Capital Trust III...........................
Chittenden Corporation Guarantees with respect to Capital
 Securities (8)......................................................
   Total.............................................................       $32,200
------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(1)Pursuant to General Instruction II (D) of Form S-3, such indeterminate number or amount of Debt Securities (including Senior Debt Securities, Subordinated Debt Securities and Junior Subordinated Debt Securities), Preferred Stock, Common Stock, Warrants and Guarantees of Chittenden Corporation and Capital Securities of Chittenden Capital Trust I, Chittenden Capital Trust II and Chittenden Capital Trust III (collectively, the "Chittenden Capital Trusts") not to exceed $350,000,000 maximum aggregate offering price exclusive of accrued interest and dividends, if any. The proposed maximum aggregate offering price per unit will be determined from time to time in connection with the issuance of the securities registered hereunder. The securities registered hereunder may be sold separately, together or as units with other securities registered hereunder.
(2)Estimated solely for purposes of computing the registration fee and exclusive of accrued interest and dividends, if any.
(3)The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act of 1933, and reflects the maximum aggregate offering price rather than the principal amount of any Debt Securities issued at a discount.
(4)Shares of Preferred Stock or Common Stock also may be issuable upon conversion of Debt Securities registered hereunder. No separate consideration will be received for such shares of Preferred Stock or Common Stock.
(5)Shares of Common Stock or Preferred Stock also may be issuable upon conversion of shares of Preferred Stock registered hereunder. No separate consideration will be received for such shares of Common Stock or Preferred Stock.
(6)Junior Subordinated Debt Securities may be purchased by any of the Chittenden Capital Trusts with the proceeds of the sale of the Capital Securities of that Chittenden Capital Trust, together with the proceeds received from Chittenden for the common securities to be issued by that Chittenden Capital Trust to Chittenden. No separate consideration will be received for such Junior Subordinated Debt Securities. Such Junior Subordinated Debt Securities may later be distributed for no additional consideration to the holders of Capital Securities of the applicable Chittenden Capital Trust upon certain events described in the trust agreement of such Chittenden Capital Trust.
(7)There is also registered hereunder such indeterminate amount of Debt Securities and an indeterminate number of shares of Preferred Stock and Common Stock as may be issued upon exercise of Warrants registered hereunder.
(8)Chittenden Corporation is also registering pursuant to this Registration Statement, its Guarantees with respect to the Capital Securities and other obligations that it may have with respect to the Capital Securities issued by any of the Chittenden Capital Trusts. Pursuant to Rule 457(n) under the Securities Act of 1933, no additional registration fee is required. No separate consideration will be received for any such Guarantee or any other such obligations.

The information in this Prospectus Supplement and the accompanying Prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This Prospectus Supplement and the accompanying Prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                   SUBJECT TO COMPLETION, DATED MAY 3, 2002

PROSPECTUS SUPPLEMENT
(To PROSPECTUS dated      , 2002)

                             5,000,000 Securities

                          CHITTENDEN CAPITAL TRUST I
                                % Capital Securities

                    Fully and unconditionally guaranteed by
                               [Chittenden Logo]

                               -----------------

   The      % Capital Securities, each with a $25.00 liquidation amount, are referred to in this prospectus supplement as the "capital securities." A brief description of the capital securities can be found under the caption "Summary" in this prospectus supplement.

   The Trust will apply to have the capital securities listed on the New York Stock Exchange under the symbol "CHZ PrA". Trading of the capital securities is expected to commence within 30 days after the capital securities are first issued.

    You should carefully consider the risk factors beginning on page S-8 of this prospectus supplement and page 1 of the accompanying prospectus in determining whether to invest in the capital securities.

                               -----------------

   The capital securities and the related junior subordinated debentures and guarantee are not deposits or other obligations of a bank. They are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund or any other governmental agency.

                               -----------------

   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                                             Per Capital
                                                              Security      Total
                                                             ----------- ------------
Public offering price                                          $25.00    $125,000,000
Underwriting commission to be paid by Chittenden Corporation   $         $
Proceeds (before expenses) to Chittenden Capital Trust I       $25.00    $125,000,000

   Any accrued distributions on the capital securities from      , 2002 will be
added to the public offering price.

                               -----------------

   The underwriters expect to deliver the capital securities in book-entry form
only through The Depository Trust Company on or about      , 2002.

                               -----------------

                                LEHMAN BROTHERS

        , 2002

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                                                         PAGE
                                                                         ----
   Summary..............................................................  S-1
   Risk Factors.........................................................  S-8
   Special Statement Regarding Forward-Looking Statements............... S-13
   Chittenden Corporation............................................... S-14
   Chittenden Capital Trust I........................................... S-14
   Use of Proceeds...................................................... S-16
   Accounting Treatment................................................. S-16
   Capitalization....................................................... S-17
   Selected Consolidated Financial Data................................. S-18
   Certain Terms of the Capital Securities.............................. S-20
   Certain Terms of the Junior Subordinated Debentures.................. S-26
   Relationship among the Capital Securities, the Junior Subordinated
     Debentures and the Guarantee....................................... S-29
   United States Federal Income Tax Consequences........................ S-31
   ERISA Considerations................................................. S-37
   Underwriting......................................................... S-40
   Legal Matters........................................................ S-42

                                  PROSPECTUS

                                                                         PAGE
   -                                                                     ----
   Risk Factors.........................................................   1
   About this Prospectus and Where You Can Find More Information........   5
   Ratios of Earnings to Fixed Charges..................................   7
   How We Intend to Use the Proceeds....................................   7
   Chittenden Corporation...............................................   8
   The Chittenden Capital Trusts........................................   9
   Supervision and Regulation...........................................  10
   Description of Debt Securities.......................................  15
   Description of Preferred Stock.......................................  22
   Description of Common Stock..........................................  24
   Description of Warrants..............................................  26
   Description of Junior Subordinated Debt..............................  28
   Description of Capital Securities....................................  39
   Description of Guarantee.............................................  48
   Relationship among the Capital Securities, the Corresponding Junior
     Subordinated Debt Securities and the Guarantees....................  50
   Book-Entry Issuance..................................................  52
   How We Plan to Offer and Sell the Securities.........................  54
   Experts..............................................................  56
   Legal Matters........................................................  56

   You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus may be used only for the purposes for which they have been prepared. No one is authorized to give information to you other than that contained in this prospectus supplement and the accompanying prospectus and in the documents referred to in this prospectus supplement and the accompanying prospectus and which are made available to the public. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

   We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement, the accompanying prospectus or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date. This prospectus supplement and the accompanying prospectus do not constitute an offer, or an invitation on our behalf or on behalf of the underwriters, to subscribe for and purchase any of the capital securities, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

                                    SUMMARY

   The following information should be read together with the information contained in other parts of this prospectus supplement and in the accompanying prospectus. It may not contain all of the information that is important to you. You should carefully read this entire prospectus supplement and the accompanying prospectus to understand fully the terms of the capital securities and the related junior subordinated debentures and guarantee, as well as the tax and other considerations that are important to you in making a decision about whether to invest in the capital securities. You should pay special attention to the information set forth under the caption "Risk Factors," beginning on page S-8 of this prospectus supplement and page 1 of the accompanying prospectus, to determine whether an investment in the capital securities is appropriate for you.

   Unless the context otherwise requires, the words "Chittenden," "we," "our," "us" and "our company" refer to Chittenden Corporation and its consolidated subsidiaries, and references to the "Trust" are to Chittenden Capital Trust I.

                            Chittenden Corporation

   Chittenden is a Vermont corporation organized in 1971 and a registered bank holding company under the Bank Holding Company Act of 1956. Through our subsidiaries, we offer a broad range of financial products and services to individuals, businesses and the public sector, including:

   .  consumer, commercial and public sector loans;

   .  deposit accounts and services;

   .  insurance;

   .  brokerage services; and

   .  investment and trust services.

   Operating throughout New England and adjoining areas, our subsidiary banks include:

   .  Chittenden Trust Company, operating under the name Chittenden Bank;

   .  The Bank of Western Massachusetts;

   .  Flagship Bank and Trust;

   .  Maine Bank & Trust; and

   .  Ocean National Bank.

   Chittenden Bank also operates under the name Mortgage Service Center, and it owns The Pomerleau Agency, an insurance brokerage, and Chittenden Securities, Inc., a registered broker-dealer. We also own and operate Chittenden Connecticut Corporation which is a non-bank mortgage company.

   At March 31, 2002, we had total consolidated assets of approximately $4.4 billion and stockholders' equity of approximately $374.4 million.

   Our principal executive offices are located at Two Burlington Square, Burlington, Vermont 05401, and our telephone number is (802) 658-4000.

                          Chittenden Capital Trust I

   Chittenden Capital Trust I is a business trust created under Delaware law by the trustees and us. The Trust was established solely for the following purposes:

   . issuing the capital securities, which represent undivided beneficial ownership interests in the Trust's assets;

   . issuing its common securities to us in a total liquidation amount equal to at least 3% of the Trust's total capital;

   . using the proceeds from these issuances to purchase our junior subordinated debentures; and

   . engaging in other activities that are directly related to the activities described above, such as registering the transfer of the capital securities.

   Because the Trust was established only for the purposes listed above, the junior subordinated debentures will be the Trust's sole assets. Payments on the junior subordinated debentures will be the Trust's sole source of income. The Trust will issue only one series of capital securities.

                                 The Offering


Title.......................  Chittenden Capital Trust I      % Capital
                              Securities

Securities Offered..........  5,000,000 capital securities in denominations of
                              $25.00 each, with an aggregate liquidation amount of $125,000,000. Each capital security will represent an undivided beneficial ownership interest in the assets of Chittenden Capital Trust I. Each capital security will entitle its holder to receive quarterly distributions as described below.

Chittenden Capital Trust I..  The issuer of the capital securities is
                              Chittenden Capital Trust I, a Delaware business trust. We created the Trust for the sole purpose of issuing the capital securities and common securities and using the proceeds from these
                              issuances to purchase our    % junior
                              subordinated debentures due 2032 and engaging in the other transactions described below.

                              The Trust will have five trustees. The
                              administrative trustees will be officers or employees of Chittenden. The Bank of New York will act as the property trustee and The Bank of New York (Delaware) will act as the Delaware trustee of the Trust.


                              The Trust will hold the junior subordinated debentures that it receives from us in exchange for the proceeds from its issuance of the capital securities and common securities. We will pay interest on the junior subordinated debentures at the same rate and at the same times as the Trust makes payments on the capital securities. The Trust will use the payments it receives on the junior subordinated debentures to make the corresponding payments on the capital securities. We will guarantee the payments to be made on the capital securities to the extent described below. Both the junior subordinated debentures and the guarantee will be subordinated to the holders of our existing and future senior debt.


Distributions...............  If you purchase the capital securities, as an undivided beneficial owner in the junior
                              subordinated debentures, you will be entitled to receive cumulative cash distributions at an
                              annual rate of    %. Interest on the junior
                              subordinated debentures will accrue, and as a result distributions on the capital securities will accumulate, from the date of issuance. Distributions will be paid quarterly in arrears on January 1, April 1, July 1 and October 1 of
                              each year, beginning       , 2002, unless they
                              are deferred as described below.

Distribution Deferral.......  We can, on one or more occasions, defer the quarterly interest payments on the junior subordinated debentures for up to 20 consecutive quarterly periods. In other words, we may declare at our discretion up to a five-year interest payment moratorium on the junior subordinated debentures and may choose to do that on more than one occasion. A deferral of interest payments cannot extend, however, beyond the maturity date of the junior subordinated debentures, nor can we begin a new interest deferral period until we have paid all accrued interest on the junior subordinated debentures from the previous interest deferral period.

                              If we defer interest payments on the junior subordinated debentures, the Trust also will defer distributions on the capital securities.

                              Any deferred interest on the junior subordinated debentures will accrue additional interest at an
                              annual rate of   % and, as a result, any deferred
                              distributions will accumulate additional amounts
                              at an annual rate of   %, compounded quarterly.
                              Once we pay all deferred interest payments on the junior subordinated debentures, with accrued interest, we can again defer interest payments on the junior subordinated debentures as described above, but not beyond the maturity date of the junior subordinated debentures.

                              During any period in which we defer interest payments on the junior subordinated debentures, we and our subsidiaries will not be permitted to:

                                  .  declare or pay any dividends or
                                     distributions on any capital stock of
                                     Chittenden Corporation;

                                  .  redeem, purchase or acquire, or make a
                                     liquidation payment on, any capital stock of Chittenden Corporation;

                                  . make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of Chittenden Corporation, including other junior subordinated debentures, that rank equally with or junior to the junior subordinated debentures; or

                                  .  make any guarantee payments on any
                                     guarantee by Chittenden Corporation of
                                     debt securities of any of our
                                     subsidiaries, including other guarantees of distributions on capital securities, if the guarantee ranks equally with or junior to the junior subordinated debentures.

                              There are limited exceptions to these
                              restrictions, which are described under the caption "Certain Terms of the Junior Subordinated Debentures--Limitations During a Deferral Period."

                              If we defer payments of interest on the junior subordinated debentures, the junior subordinated debentures will be treated at that time as being issued with original issue discount for U.S. federal income tax purposes. This means you would be required to accrue interest income in an amount equal to the deferred distributions on your capital securities even though you would not be receiving any cash distributions on your capital securities. These amounts would be included in your gross income for U.S. federal income tax purposes. For more information, see "United States Federal Income Tax Consequences."

Redemption..................  The Trust will redeem all of the outstanding capital securities when the junior subordinated debentures are repaid at maturity. The junior subordinated debentures are scheduled to mature
                              on       , 2032.

                              In addition, if we redeem any junior subordinated debentures before their maturity, the Trust will use the cash it receives on the redemption of the junior subordinated debentures to redeem, on a proportionate basis, the capital securities and common securities.

                              We may redeem the junior subordinated debentures before their maturity at 100% of their principal amount plus accrued and unpaid interest:

                                  .  in whole or in part, on one or more
                                     occassions, any time on or after       ,
                                     2007; or

                                  .  in whole at any time if certain changes
                                     occur in tax or investment company laws
                                     and regulations or in the treatment of the capital securities for bank regulatory purposes.




                              These circumstances are more fully described below under the caption "Certain Terms of the Capital Securities--Redemption."

                              We will not redeem the junior subordinated debentures unless we obtain the prior approval of the Board of Governors of the Federal Reserve System, if then required under the Federal Reserve Board's capital rules.

Liquidation.................  The Trust will automatically dissolve upon the happening of any of the following events:

                                  .  our bankruptcy, insolvency or liquidation;

                                  . the bankruptcy, insolvency or liquidation of the holder of the common securities;

                                  . our dissolution or the revocation of our charter;

                                  .  the redemption of all of the capital
                                     securities and common securities of the
                                     Trust; or

                                  . a court order for the dissolution of the Trust is entered.

                              Upon any such dissolution, winding up or liquidation of the Trust, other than due to the redemption of the capital securities and common securities, the administrative trustees will liquidate the Trust as expeditiously as they determine to be possible by distributing junior subordinated debentures to holders of the capital securities and common securities, unless the property trustee determines that this distribution is not practicable. As a holder of the capital securities, you will be entitled to receive junior subordinated debentures having an aggregate principal amount equal to the aggregate stated liquidation amount of the capital securities you hold. If the property trustee determines that this distribution is not practicable, holders of the capital securities and common securities will be entitled to receive an amount equal to the aggregate stated liquidation amount of $25.00 per security, plus accumulated and unpaid distributions to the date of payment. These distributions will be made out of the assets held by the Trust, subject to the rights of any creditors of the Trust.

                              If, upon dissolution of the Trust, the
                              liquidation distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate liquidation distribution, then the amounts payable directly by the Trust on the securities will be paid on a pro rata basis. Holders of the common securities will be entitled to receive distributions upon dissolution of the Trust pro rata with holders of the capital securities. If an event of default has occurred under the indenture, however, the capital securities will have a preference over the common securities with regard to these distributions as described under "Certain Terms of the Capital
                              Securities--Subordination of Common Securities."

                              We also will have the right to dissolve the Trust and cause the junior subordinated debentures to be distributed as described below under the caption "Dissolution of the Trust and Distribution of the Junior Subordinated Debentures."

The Guarantee...............  We will fully and unconditionally guarantee the payment of all amounts due on the capital securities to the extent the Trust has funds available for these payments. We also are obligated to pay the expenses and obligations of the Trust, other than the Trust's obligations to make payments on the capital securities and common securities.

                              The guarantee does not cover payments when the Trust does not have sufficient funds to make payments on the capital securities. In other words, if we do not make a payment on the junior subordinated debentures, the Trust will not have sufficient funds to make payments on the capital securities, and the guarantee will not obligate us to make those payments on the Trust's behalf. In addition, our obligations under the guarantee are subordinate to our obligations to other creditors to the same extent as the junior subordinated debentures. For more information, see "Description of Guarantee" in the accompanying prospectus.

Dissolution of the Trust and
  Distribution of the Junior
  Subordinated Debentures...  We may dissolve the Trust at any time and, after satisfaction of the creditors of the Trust, distribute the junior subordinated debentures to holders of the capital securities and common securities on a proportionate basis, subject to obtaining:

                                  . the approval of the Federal Reserve Board, if then required under its capital rules; and

                                  .  an opinion of tax counsel that the
                                     distribution of the junior subordinated
                                     debentures will not be taxable to the
                                     holders of the capital securities for U.S.
                                     federal income tax purposes.

Use of Proceeds.............  The Trust will invest all of the proceeds from the sale of the capital securities and common securities in our junior subordinated debentures. The net proceeds from the offering of the capital
                              securities are estimated to be $     . We intend
                              to use all of the proceeds from the sale of the capital securities for general corporate purposes. We expect the capital securities to qualify as Tier 1 capital under the capital guidelines of the Federal Reserve Board. For more information, see "Use of Proceeds."

Listing.....................  The Trust will apply to have the capital securities listed on the New York Stock Exchange. Trading is expected to commence within 30 days after the capital securities are first issued. You should be aware that the listing of the capital securities will not necessarily ensure that an active trading market will be available for the capital securities or that you will be able to sell your capital securities at the price you originally paid for them.

                              If the Trust distributes the junior subordinated debentures, we will use our commercially reasonable efforts to list them on the New York Stock Exchange or wherever the capital securities are then listed.


Form of the Capital
  Securities................  The capital securities will be represented by one or more global securities that will be deposited with and registered in the name of The Depository Trust Company, New York, New York. This means that you will not receive a certificate for your capital securities and the capital securities will not be registered in your name. For more details, see "Book-Entry Issuance" in the accompanying prospectus.

                                 RISK FACTORS

   Before you invest in the capital securities, you should be aware that there are various risks, including those described below and in the accompanying prospectus. You should carefully consider these risks, together with all of the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before you decide to purchase the capital securities.

   Because the Trust will rely solely on the payments it receives on the junior subordinated debentures to fund all payments on the capital securities, and because the Trust may distribute the junior subordinated debentures in exchange for the capital securities, you are making an investment regarding the junior subordinated debentures as well as the capital securities. You should carefully review the information included or incorporated by reference in this prospectus supplement and the accompanying prospectus regarding the capital securities, the junior subordinated debentures and the guarantee.

Holders of our senior indebtedness will get paid before you will get paid under the guarantee.

   Our obligations to you under the junior subordinated debentures and the guarantee are unsecured and will be junior in right of payment to all of our existing and future senior debt. This means that we cannot make any payments on the junior subordinated debentures or the guarantee if we are in default on any of our senior debt. Therefore, in the event of our bankruptcy, liquidation or dissolution, our assets must be used to pay off our senior obligations in full before any payments may be made on the junior subordinated debentures or the guarantee.

   As of March 31, 2002, we had no senior debt outstanding. None of the indenture pursuant to which the junior subordinated debentures will be issued, the guarantee and the agreement governing the Trust limit our ability to incur additional indebtedness, including secured debt and other debt that ranks senior in priority of payment to the junior subordinated debentures and the guarantee.

   For more information, see "Certain Terms of the Junior Subordinated Debentures--Ranking" in this prospectus supplement and "Description of Guarantee--Status of Guarantee" in the accompanying prospectus.

Our results of operations depend upon the results of operations of our subsidiaries.

   We are a holding company that conducts substantially all of our operations through our banks and other subsidiaries. As a result, our ability to make payments on the junior subordinated debentures and the guarantee will depend primarily upon the receipt of dividends and other distributions from our subsidiaries. If we do not receive sufficient cash dividends and other distributions from our subsidiaries, it is unlikely that we will have sufficient funds to make payments on the junior subordinated debentures and the guarantee, thereby leaving insufficient funds for the Trust to make payments to you.

   Dividend payments to us by our subsidiaries in the future will require the generation of future earnings and may require regulatory approval. There are various regulatory restrictions on the ability of our banking subsidiaries to pay dividends or make other payments to us. At March 31, 2002, our banking subsidiaries could pay a total of approximately $6.0 million in dividends to us without prior regulatory approval.

   In addition, our right to participate in any distribution of assets of any of our subsidiaries upon the subsidiary's liquidation or otherwise will generally be subject to the prior claims of creditors of that subsidiary. Your ability as a holder of the capital securities to benefit indirectly from that distribution also will be subject to these prior claims. Neither the junior subordinated debentures nor the capital securities are guaranteed by any of our subsidiaries. As a result, the capital securities will effectively be subordinated to all existing and future liabilities and obligations of our subsidiaries. Therefore, you should look only to our assets for payments on the capital securities.

   Likewise, the junior subordinated debentures and the guarantee also will be effectively subordinated to all existing and future obligations of our subsidiaries. At March 31, 2002, our subsidiaries had in the aggregate outstanding debt and other liabilities, including deposits, of approximately $4.0 billion.

If we do not make payments on the junior subordinated debentures, the Trust will not be able to make distributions and other payments on the capital securities, and the guarantee will not apply.

   The Trust's ability to make timely distribution and redemption payments on the capital securities is completely dependent upon our making timely payments on the junior subordinated debentures. If we default on the junior subordinated debentures, the Trust will lack funds to make any payments on the capital securities. If this happens, you will not be able to rely upon the guarantee for payment of these amounts because the guarantee only guarantees that we will make distribution and redemption payments on the capital securities if the Trust itself has the funds to do so, but does not. Instead, you or the property trustee may proceed directly against us for payment of any amounts due on the capital securities.

   For more information, see "Certain Terms of the Capital Securities--Trust Enforcement Events."

Distributions on the capital securities could be deferred; you may have to include interest in your taxable income before you receive cash.

   As long as the junior subordinated debentures are not in default, we can, on one or more occasions, defer interest payments on the junior subordinated debentures for up to 20 consecutive quarterly periods, but not beyond the maturity date of the junior subordinated debentures. Because interest payments on the junior subordinated debentures fund the distributions on the capital securities, each deferral would result in a corresponding deferral of distributions on the capital securities.

   We do not currently intend to defer interest payments on the junior subordinated debentures. However, if we do so in the future, the capital securities may trade at a price that does not reflect accurately the value of the accrued but unpaid distributions. Even if we do not do so, our right to defer interest payments on the junior subordinated debentures could mean that the market price for the capital securities may be more volatile than that of other securities without interest deferral rights.

   If we defer interest payments on the junior subordinated debentures, you will be required to accrue interest for U.S. federal income tax purposes in respect of your proportionate share of the accrued but unpaid interest on the junior subordinated debentures held by the Trust, even if you normally report income when received. As a result, you will be required to include the accrued interest in your gross income for U.S. federal income tax purposes prior to receiving any cash distribution. If you sell your capital securities prior to the record date for the first distribution after a deferral period, you will never receive the cash from us related to the accrued interest that you reported for tax purposes. You should consult with your own tax advisor regarding the tax consequences of an investment in the capital securities.

   For more information regarding the tax consequences of purchasing the capital securities, see "United States Federal Income Tax
Consequences--Interest Income and Original Issue Discount" and "--Sales of Capital Securities or Redemption of Junior Subordinated Debentures."

The capital securities may be redeemed prior to maturity; you may be taxed on the proceeds and you may not be able to reinvest the proceeds at the same or a higher rate of return.

   The junior subordinated debentures, and therefore the capital securities, may be redeemed in whole or in part, on one or more occasions, any time on or
after      , 2007, or in whole upon the occurrence of special events relating to changes in:

   . the tax law, including, among other things, changes which would disallow deductions on our junior subordinated debentures;

   .  the Investment Company Act of 1940; or

   . the treatment of the capital securities for bank regulatory capital purposes.

Any such redemption would be subject to receipt of any necessary Federal Reserve Board approval.

   Recently, proposed legislation was introduced in the U.S. House of Representatives which would disallow deductions for U.S. federal income tax purposes on certain debt instruments issued after the date of enactment of the proposed legislation. We currently intend to issue the capital securities and the related junior subordinated debentures prior to the enactment of any such legislation, which if enacted in its current form could possibly be deemed to cover the capital securities and the related junior subordinated debentures under some circumstances. We cannot provide you with any assurance, however, that legislation will not be enacted which would disallow deductions on securities such as the junior subordinated debentures. The disallowance of deductions on the junior subordinated debentures would create a tax event which would permit us to redeem the junior subordinated debentures and, in turn, the capital securities. For more information, see "United States Federal Income Tax Consequences--Possible Tax Law Changes."

   The redemption price for the junior subordinated debentures would be equal to 100% of the principal amount plus accrued and unpaid interest. Upon a redemption, the Trust must use the redemption price it receives to redeem on a proportionate basis capital securities and common securities having an aggregate liquidation amount equal to the aggregate principal amount of the junior subordinated debentures so redeemed. The redemption of the capital securities would be a taxable event to you for U.S. federal income tax purposes. In addition, you may not be able to reinvest the money that you receive in the redemption at a rate that is equal to or higher than the rate of return on the capital securities.

Distribution of the junior subordinated debentures may depress trading prices to a level below the price that you paid for the capital securities.

   If we dissolve the Trust, the Trust will be liquidated by distribution of the junior subordinated debentures to holders of the capital securities and common securities after the satisfaction of liabilities to creditors of the Trust. We have the right to dissolve the Trust at any time if we receive an opinion of counsel that the distribution of the junior subordinated debentures would not be taxable to holders of the capital securities. Any distribution of the junior subordinated debentures may require approval of the Federal Reserve Board.

   If, despite the delivery of an opinion of counsel, the Trust is ultimately characterized for U.S. federal income tax purposes as an association taxable as a corporation at the time of its dissolution and liquidation, the distribution of the junior subordinated debentures would be a taxable event to you. For more information, see "United States Federal Income Tax Consequences--Distribution of Junior Subordinated Debentures or Cash upon Dissolution of the Trust."

   Your investment in the capital securities may decrease in value if the junior subordinated debentures are distributed to you upon liquidation of the Trust. We cannot predict the liquidity of the market price or market prices, if any, for the junior subordinated debentures that may be distributed. Accordingly, the junior subordinated debentures that you receive upon a distribution, or the capital securities you hold pending such distribution, may trade at a discount to the price that you paid to purchase the capital securities.

Federal banking authorities may restrict the ability of the Trust to make distributions on or redeem the capital securities.

   Federal banking authorities will have the right to examine the Trust and its activities because the Trust is our subsidiary. Under some circumstances, including any determination that our relationship to the Trust would result in an unsafe and unsound banking practice, these banking authorities may issue orders restricting the ability of the Trust to make distributions on or to redeem the capital securities.

We generally will control the Trust because your voting rights are limited.

   You will have only limited voting rights with respect to the Trust and its activities. In particular, you may not appoint or remove any trustees, except when there is a default under the junior subordinated debentures. If such a default occurs, holders of a majority in liquidation amount of the capital securities would be entitled to remove or appoint the property trustee and the Delaware trustee. For more information, see "Chittenden Capital Trust I--The Trustees."

Enforcement of rights under the guarantee and the junior subordinated debentures by you or on your behalf is limited.

   The Bank of New York will act as the guarantee trustee under the guarantee. Its ability to take action on your behalf as guarantee trustee is limited. This is because our guarantee applies to payments on the capital securities only to the extent the Trust receives payments on the junior subordinated debentures and, upon liquidation of the Trust, other assets to which holders of the capital securities are entitled. Moreover, you will be able to exercise directly remedies available to holders of the junior subordinated debentures or to assert any other rights in respect of the debentures only in limited circumstances. For more information, see "Certain Terms of the Capital Securities--Trust Enforcement Events."

The capital securities are not insured.

   Neither the Federal Deposit Insurance Corporation nor any other governmental agency has insured the capital securities, the related junior subordinated debentures or the guarantee.

Holders of the capital securities will not be protected from potential highly-leveraged transactions involving Chittenden.

   The indenture relating to the junior subordinated debentures provides that we may merge or consolidate with, or sell all or substantially all of our assets to, another person or entity so long as:

   . the successor person or entity expressly assumes our obligations under the indenture;

   .  there is no event of default under the indenture; and

   . the transaction is permitted under the trust agreement of the Trust and the guarantee and does not result in a violation of either of those documents.

The indenture does not afford holders of the junior subordinated debentures protection in the event of a highly-leveraged or other transaction involving Chittenden that may adversely affect holders of the junior subordinated debentures.

There is no current public market for the capital securities, such a market may not be established and, if established, the market price of the capital securities may decline following your investment.

   Prior to this offering, there has been no public market for the capital securities. The Trust will apply to have the capital securities listed on the New York Stock Exchange. Trading of the capital securities on the New York Stock Exchange is expected to commence within a 30-day period after the initial delivery of the capital securities. In order to meet one of the requirements for listing on the New York Stock Exchange, the underwriters have undertaken to sell capital securities to a minimum of 400 beneficial holders. We cannot assure you that the capital securities will be listed on the New York Stock Exchange or, if listed, that the capital securities will continue to be approved for listing on the New York Stock Exchange. In addition, a listing does not guarantee that a trading market for the capital securities will develop or, if a trading market does develop, the depth of that market or your ability to sell your capital securities easily. The underwriters have advised us and the Trust that they intend to make a market in the capital securities prior to commencement of trading on the New York Stock Exchange, but they are not obligated to do so and may discontinue market making at any time without notice.

   Future trading prices of the capital securities may be subject to significant fluctuations in response to prevailing interest rates, our future operating results and financial condition, the market for similar securities and general economic and market conditions. The initial public offering price of the capital securities has been set at the liquidation amount of the capital securities and may be greater than the market price following the offering.

The market price of the capital securities may not reflect the value of accrued but unpaid interest.

   The market price for the capital securities may decline during any period that we are deferring interest payments on the junior subordinated debentures. If this were the case, the capital securities would not trade at a price that accurately reflects the value of accumulated but unpaid interest on the underlying junior subordinated debentures.

   If you dispose of your capital securities between quarterly distributions, you will be required to:

   . include accrued but unpaid interest as ordinary income for U.S. federal income tax purposes; and

   . add the accrued but unpaid interest to your adjusted tax basis in the disposed of capital securities.

If you sell the capital securities for less than your adjusted tax basis in the capital securities, you will recognize a capital loss which generally may not be used to offset ordinary income for U.S. federal income tax purposes. For more information, see "United States Federal Income Tax Consequences--Sales of Capital Securities or Redemption of Junior Subordinated Debentures."

There is no public market for the junior subordinated debentures.

   As discussed above, we will have the right to dissolve the Trust and distribute the junior subordinated debentures to you. Under those circumstances, we will use our commercially reasonable efforts to list the junior subordinated debentures on a market or an exchange. However, there is no existing market for the junior subordinated debentures and, if distributed to you, the junior subordinated debentures would be subject to risks similar to those described above under the captions "There is no current public market for the capital securities, such a market may not be established and, if established, the market price of the capital securities may decline following your investment" and "The market price of the capital securities may not reflect the value of accrued but unpaid interest."

            SPECIAL STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

   This prospectus supplement and the accompanying prospectus, including the information incorporated by reference in the prospectus, contain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify these statements by forward-looking words such as "may," "could," "should," "would," "intend," "will," "expect," "anticipate," "believe," "estimate," "continue" or similar words. You should read statements that contain these words carefully because they discuss our future expectations, contain projections of our future results of operations or of our financial condition, or state other "forward-looking" information.

   There may be events in the future that we are not able to predict accurately or control and that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. We caution investors that all forward-looking statements involve risks and uncertainties, and actual results may differ materially from those we discuss in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference in the prospectus. These differences may be the result of various factors, including those factors described in the "Risk Factors" sections of this prospectus supplement and the accompanying prospectus and other risk factors identified from time to time in our periodic filings with the Securities and Exchange Commission. Some important additional factors that could cause our actual results to differ materially from those projected in any such forward-looking statements include, among others, the following:

   . increases in competitive pressure in the banking industry, including the availability of financial services from non-banks and technological developments, could limit our ability to attract and retain customers;

   . changes in interest rates could reduce our net interest income and increase our credit losses;

   . increases in our loan default and charge-off rates could adversely affect our profitability;

   . changes in the national economy or the local economies or real estate markets, especially in New England, could result in:

     .  a deterioration in credit quality;

     .  a decrease in the value of real estate collateral;

     .  a change in our allowance for loan losses; or

     .  reduced demand for credit or fee-based products and services;

   . reductions in our deposit levels could require increased borrowing to fund loans and investments;

   . changes in the laws, regulations and policies governing banks and bank holding companies could alter our business environment or adversely affect our operations;

   . changes in the capital markets could adversely affect the value or credit quality of our assets, the availability and terms of funding necessary to meet our liquidity needs, and our ability to originate loans; and

   . acquisitions may not produce increased revenues or cost savings as anticipated, or may result in unforeseen integration issues.

   The factors described or referred to above include many, but not all, of the factors that could impact our ability to achieve the results described in any forward-looking statements. You should not place undue reliance on our forward-looking statements. Before you invest in the capital securities, you should be aware that the occurrence of the events described above and elsewhere in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference in the prospectus, could harm our business, prospects, operating results or financial condition. We do not undertake any obligation to update any forward-looking statements as a result of future events or developments.

                            CHITTENDEN CORPORATION

   Chittenden is a Vermont corporation organized in 1971 and a registered bank holding company under the Bank Holding Company Act of 1956. Through our subsidiaries, we offer a broad range of financial products and services to individuals, businesses and the public sector, including:

   .  consumer, commercial and public sector loans;

   .  deposit accounts and services;

   .  insurance;

   .  brokerage services; and

   .  investment and trust services.

   Operating throughout New England and adjoining areas, our subsidiary banks include:

   .  Chittenden Trust Company, operating under the name Chittenden Bank;

   .  The Bank of Western Massachusetts;

   .  Flagship Bank and Trust;

   .  Maine Bank & Trust; and

   .  Ocean National Bank.

   Chittenden Bank also operates under the name Mortgage Service Center, and it owns The Pomerleau Agency, an insurance brokerage, and Chittenden Securities, Inc., a registered broker-dealer. We also own and operate Chittenden Connecticut Corporation which is a non-bank mortgage company.

   Our principal executive offices are located at Two Burlington Square, Burlington, Vermont 05401, and our telephone number is (802) 658-4000.

                          CHITTENDEN CAPITAL TRUST I

General

   Chittenden Capital Trust I is a business trust created under Delaware law by the trustees and us. The Trust was established solely for the following purposes:

   . issuing the capital securities, which represent undivided beneficial ownership interests in the Trust's assets;

   . issuing its common securities to us in a total liquidation amount equal to at least 3% of the Trust's total capital;

   . using the proceeds from these issuances to purchase our junior subordinated debentures; and

   . engaging in other activities that are directly related to the activities described above, such as registering the transfer of the capital securities.

   Because the Trust was established only for the purposes listed above, the junior subordinated debentures will be the Trust's sole assets. Payments on the junior subordinated debentures will be the Trust's sole source of income. The Trust will issue only one series of capital securities.

   As issuer of the junior subordinated debentures, we will pay:

   . all fees, expenses and taxes related to the Trust and the offering of the capital securities and common securities; and

   . all ongoing costs, expenses and liabilities of the Trust, except obligations to make distributions and other payments on the capital securities and common securities.

   For so long as the capital securities remain outstanding, we will:

   . own, directly or indirectly, all of the common securities, provided that successors which are permitted under the indenture may succeed to our ownership of the common securities;

   . cause the Trust to remain a statutory business trust and, except as permitted by the agreement pursuant to which the Trust was created, not to voluntarily dissolve, wind-up, liquidate or be terminated;

   . use our commercially reasonable efforts to ensure that the Trust will not be an "investment company" for purposes of the Investment Company Act of 1940; and

   . take no action that would be reasonably likely to cause the Trust to be classified as other than a grantor trust for U.S. federal income tax purposes.

The Trustees

   The business and affairs of the Trust will be conducted by its trustees. Following this offering, there will be five trustees of the Trust.

   . Three administrative trustees will be individuals who are officers or employees of our company and U.S. citizens or residents.

   . The fourth trustee, The Bank of New York, as property trustee, will hold title to the junior subordinated debentures for the benefit of holders of the capital securities and common securities and will have the power to exercise all the rights and powers of a registered holder of the junior subordinated debentures. In addition, The Bank of New York, as guarantee trustee, will hold the guarantee for the benefit of holders of the capital securities and common securities.

   . The fifth trustee, The Bank of New York (Delaware), as Delaware trustee, maintains its principal place of business in Delaware and meets the requirements of Delaware law for Delaware business trusts.

   We have the sole right to increase or decrease the number of trustees and to appoint, remove and replace the trustees of the Trust, unless an event of default occurs with respect to the junior subordinated debentures. In that case, holders of a majority in liquidation amount of the capital securities will have the right to appoint or remove the property trustee and the Delaware trustee.

Additional Information

   For more information concerning the Trust, see "The Chittenden Capital Trusts" in the accompanying prospectus. The Trust will not be required to file any reports with the Securities and Exchange Commission after the issuance of the capital securities. As discussed below under the caption "Accounting Treatment," we will provide certain information concerning the Trust and the capital securities in the consolidated financial statements included in our own periodic reports to the SEC.

Office of the Trust

   The executive office of the Trust is c/o Chittenden Corporation, Two Burlington Square, Burlington, Vermont 05401, and its telephone number is (802) 658-4000.

                                USE OF PROCEEDS

   The Trust will use the proceeds from the sale of the capital securities and common securities to purchase our junior subordinated debentures. We anticipate that the net proceeds to us from the sale of the junior subordinated debentures
will be $       after we pay the underwriting commissions and expenses relating to the offering. We intend to use the net proceeds from the sale of the junior subordinated debentures for general corporate purposes, including the possible financing of one or more business acquisitions. We are not currently a party to any agreement or arrangement with respect to any business acquisition. Initially, the net proceeds may be used to make short-term investments and repay short-term borrowings.

   We are required by the Federal Reserve Board to maintain certain levels of capital for bank regulatory purposes. See "Supervision and Regulation--Regulation of our Banks--Capital Requirements" in the accompanying prospectus. On October 21, 1996, the Federal Reserve Board announced that cumulative capital securities having the characteristics of the capital securities could be included as Tier 1 capital for bank holding companies. Under current Federal Reserve Board guidelines, however, no more than 25% of a bank holding company's Tier 1 capital may comprise capital securities and cumulative preferred stock. We expect that the capital securities will be treated as Tier 1 capital of Chittenden for these purposes. We believe that this Tier 1 capital treatment, together with our ability to deduct, for federal income tax purposes, interest payable on the junior subordinated debentures, will provide us with a more cost-effective means of obtaining capital for bank regulatory purposes than other Tier 1 capital alternatives currently available to us.

                             ACCOUNTING TREATMENT

   For financial reporting purposes, the Trust will be treated as our subsidiary, and its accounts will be included in our consolidated financial statements.

   In our future financial reports, we will:

   .  present the junior subordinated debentures as part of a separate line item in the liabilities section of our consolidated balance sheets;

   . record distributions payable on the capital securities as interest expense; and

   . include a footnote in our consolidated financial statements stating, among other things, that the sole assets of the Trust are the junior subordinated debentures issued by us and providing information about the capital securities, the junior subordinated debentures and the guarantee.

                                CAPITALIZATION

   The following table sets forth our consolidated capitalization as of March 31, 2002 and as adjusted to reflect the application by Chittenden of the net proceeds expected to be received from the offering of the capital securities. You should read this table together with our financial statements, the related notes and the other detailed information included in the documents incorporated by reference in the accompanying prospectus. See "About this Prospectus and Where You Can Find More Information" in the accompanying prospectus.

                                                                March 31, 2002
                                                            --------------------
                                                             Actual    As Adjusted
                                                             ------    -----------
                                                                (in thousands)
Long-term debt.............................................     _            _
Company obligated, mandatorily redeemable securities of
  subsidiary trust holding solely parent junior
  subordinated debentures..................................     _       $125,000(1)
Stockholders' equity:......................................
Preferred stock, $100.00 par value; 1,000,000 shares
  authorized; no shares issued and outstanding.............     _            _
Common stock, $1.00 par value; 60,000,000 shares
  authorized; 35,748,653 shares issued and outstanding(2).. $  35,749     35,749
Surplus....................................................   144,820    144,820
Retained earnings..........................................   265,457    265,457
Treasury stock, at cost....................................   (77,456)   (77,456)
Accumulated other comprehensive income.....................     2,151      2,151
Directors' deferred compensation to be settled in stock....     3,723      3,723
Unearned portion of employee restricted stock..............       (72)       (72)
                                                            ---------   --------
   Total stockholders' equity..............................   374,372    374,372
                                                            ---------   --------
       Total capitalization................................ $ 374,372   $499,372
                                                            =========   ========

   The capital ratios of Chittenden as of March 31, 2002, on an actual basis and as adjusted for the offering of the capital securities, were as follows:

                                                             March 31, 2002
                                                          --------------------
                                                          Actual As Adjusted(3)
                                                          ------ --------------
Tier 1 leverage capital ratio............................  7.28%      9.81%
Tier 1 risk-based capital ratio..........................  9.15      12.24
Total risk-based capital ratio........................... 10.40      13.72
----------
(1) Reflects the capital securities at their issue price. The sole assets of the Trust, which is a subsidiary of Chittenden, will be $128.9 million aggregate principal amount of the junior subordinated debentures (including $3.9 million aggregate principal amount attributable to the issuance of the
    common securities of the Trust), which will mature on          , 2032.
    Chittenden will own, directly or indirectly, all of the common securities issued by the Trust.
(2) Excludes 1,938,571 shares of common stock issuable upon exercise of stock options outstanding at March 31, 2002.
(3) Assumes the net proceeds are invested in 100% risk-weighted assets.

                     SELECTED CONSOLIDATED FINANCIAL DATA

   The following table presents selected consolidated financial data for Chittenden Corporation and its subsidiaries. The financial data have been derived from our audited consolidated financial statements at and for the years ended December 31, 2001, 2000, 1999, 1998 and 1997, and our unaudited consolidated financial statements at and for the three months ended March 31, 2002 and 2001. In the opinion of management, the financial data at and for the three months ended March 31, 2002 and 2001 includes all adjustments, consisting of only normal, recurring adjustments necessary for the fair presentation of such data. Our results for the three months ended March 31, 2002 are not necessarily indicative of our results for the year ending December 31, 2002, and our historical results are not necessarily indicative of our results for any future period. You should read the selected consolidated financial data in conjunction with our consolidated financial statements and related notes incorporated by reference in the accompanying prospectus. See "About this Prospectus and Where You Can Find More Information" in the accompanying prospectus.

                                          Three Months Ended
                                               March 31,                          Year Ended December 31,
                                        ----------------------- ------------------------------------------------------------
                                           2002        2001        2001        2000        1999       1998/(1)/   1997/(1)/
                                        ----------- ----------- ----------- ----------- -----------  ----------- -----------
                                              (unaudited)
                                                         (in thousands, except share and per share amounts)
Operating data:
Interest income........................ $    61,240 $    68,139 $   266,497 $   288,102 $   288,737  $   299,476 $   276,021
Interest expense.......................      16,726      27,963      96,192     121,030     113,252      126,199     115,462
                                        ----------- ----------- ----------- ----------- -----------  ----------- -----------
Net interest income....................      44,514      40,176     170,305     167,072     175,485      173,277     160,559
Provision for loan losses..............       2,075       1,750       8,041       8,700       8,700        8,235       7,300
                                        ----------- ----------- ----------- ----------- -----------  ----------- -----------
Net interest income after provision for
 loan losses...........................      42,439      38,226     162,264     158,372     166,785      165,042     153,259
Noninterest income.....................      16,160      16,966      63,733      53,109      63,403       66,780      55,577
Noninterest expense....................      36,046      32,715     135,760     123,928     145,137      152,204     136,199
Special charges/(2)/...................          --          --          --         833      58,472           --          --
                                        ----------- ----------- ----------- ----------- -----------  ----------- -----------
Income before income taxes.............      22,553      22,477      90,237      86,720      26,579       79,618      72,637
Income tax expense.....................       7,730       7,965      31,736      28,033      29,075       29,840      26,105
                                        ----------- ----------- ----------- ----------- -----------  ----------- -----------
Net income (loss)...................... $    14,823 $    14,512 $    58,501 $    58,687 $    (2,496) $    49,778 $    46,532
                                        =========== =========== =========== =========== ===========  =========== ===========
Basic earnings (loss).................. $      0.46 $      0.45 $      1.82 $      1.74 $     (0.07) $      1.41 $      1.38
Diluted earnings (loss)................        0.46        0.44        1.80        1.72       (0.07)        1.38        1.36
Operating basic earnings/(2)/..........        0.46        0.45        1.82        1.76        1.56         1.41        1.38
Operating diluted earnings/(2)/........        0.46        0.44        1.80        1.74        1.54         1.38        1.36
Cash dividends declared/(3)/...........        0.19        0.19        0.76        0.75        0.65         0.55        0.76
Weighted average common shares
 outstanding...........................  32,134,226  32,448,558  32,163,734  33,760,531  35,215,531   35,403,639  33,571,888
Weighted average common and
 common equivalent shares
 outstanding/(4)/......................  32,537,191  32,795,994  32,547,029  34,100,113  35,794,799   36,038,104  34,158,776

                                        March 31,                                   December 31,
                                ------------------------  ---------------------------------------------------------------
                                   2002         2001         2001         2000         1999       1998/(1)/    1997/(1)/
                                -----------  -----------  -----------  -----------  -----------  -----------  -----------
                                       (unaudited)
                                                    (in thousands, except share and per share amounts)
Balance sheet data:
Total assets at end of period.. $ 4,365,809  $ 3,672,697  $ 4,153,714  $ 3,769,861  $ 3,828,296  $ 4,256,052  $ 4,074,602
Common shares outstanding at
 end of period.................  32,180,488   32,178,013   32,070,446   32,621,355   35,472,790   34,921,338   35,739,971
Balance sheets--average daily
 balances:
   Total assets................ $ 4,172,820  $ 3,658,274  $ 3,871,017  $ 3,813,366  $ 4,104,497  $ 4,090,244  $ 3,656,334
   Loans, net of allowance.....   2,883,072    2,791,707    2,871,899    2,902,303    2,834,961    2,694,097    2,463,250
   Investment securities and
    interest-bearing cash
    equivalents................     993,807      621,834      729,027      643,837      931,076    1,009,881      852,355
   Deposits....................   3,691,793    3,193,635    3,407,439    3,207,857    3,528,426    3,494,945    3,098,744
   Stockholders' equity........     374,148      343,077      353,529      341,081      373,742      379,615      337,871
Book value per share...........       11.63        10.73        11.56        10.49        10.22        11.22        10.57

Selected financial percentages:
Return on average stockholders'
 equity/(2)(5)/................       16.07%       17.15%       16.55%       17.44%       14.69%       13.05%       13.77%
Return on average total
 assets/(2)(5)/................        1.44         1.61         1.51         1.56         1.34         1.22         1.27
Net yield on earning assets....        4.61         4.78         4.74         4.73         4.67         4.71         4.88
Interest rate spread...........        4.19         3.99         4.08         3.95         3.98         4.01         4.20
Net charge-offs as a percent of
 average loans.................        0.03         0.09         0.24         0.32         0.31         0.46         0.43
Nonperfoming assets ratio/(6)/.        0.46         0.42         0.46         0.42         0.33         0.72         1.02
Allowance for loan losses as a
 percent of loans..............        1.61         1.41         1.59         1.41         1.42         1.51         1.69
Leverage capital ratio.........        7.28         8.97         7.99         8.65         8.17         7.58         7.35
Risk-based capital ratios:
   Tier 1......................        9.15        11.12        10.32        10.82        11.96        10.76        10.82
   Total.......................       10.40        12.38        11.57        12.08        13.23        12.02        12.14
Average stockholders' equity to
 average assets................        8.97         9.38         9.13         8.94         9.11         9.28         9.24
Common stock dividend payout
 ratio/(2)(3)(5)/..............       41.17        43.08        42.15        42.85        41.55        39.30        55.03

----------
(1)All information for the years 1997 and 1998 has been restated to include Vermont Financial Services Corporation, which we acquired on May 28, 1999, in a transaction accounted for as a pooling of interests.
(2)Operating earnings per share are computed by adding back the impact of one-time special charges (net of the effect of income taxes) of $792,000 in 2000 and $57.4 million in 1999 to net income (loss). One-time special charges are related to our acquisition of Vermont Financial Services Corporation in 1999.
(3)Dividends declared during 1997 included a special cash dividend of $0.48 per share. The common stock dividend payout ratio equals common stock cash dividends declared divided by operating net income.
(4)Diluted earnings per share in 1999 was calculated using weighted average common shares outstanding instead of weighted average common and common equivalent shares outstanding because the Company recorded a net loss for that year. Using weighted average common and common equivalent shares outstanding to calculate this number would have been anti-dilutive. Weighted average common and common equivalent shares outstanding were used in the calculation of operating diluted earnings per share for that year.
(5)Ratios calculated based on operating net income for the period.
(6)The sum of nonperforming assets (nonaccrual loans, restructured loans and other real estate owned) divided by the sum of total loans and other real estate owned.

                    CERTAIN TERMS OF THE CAPITAL SECURITIES

   We have summarized below certain terms of the capital securities. This summary supplements the general description of the capital securities included under the caption "Description of Capital Securities" and elsewhere in the accompanying prospectus. To the extent this summary is inconsistent with the description in the accompanying prospectus, you should rely on the summary below. This summary is not a complete description of all of the terms and provisions of the capital securities. You can access complete information by referring to the certificate of trust, the form of the trust agreement, as amended and restated, and the form of capital security certificate, which we filed as exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus are a part.

General

   The trust agreement authorizes the Trust to issue the capital securities and common securities. The securities represent undivided beneficial ownership interests in the assets of the Trust. The only assets of the Trust will be the junior subordinated debentures. All of the outstanding common securities will be owned, directly or indirectly, by Chittenden. The common securities rank equally in liquidation and as to distributions, and payments will be made on a pro rata basis, with the capital securities. However, if an event of default occurs and is continuing, the rights of holders of the common securities to receive payments will be subordinated to the rights of holders of the capital securities.

   The trust agreement does not permit the Trust to issue any securities other than the capital securities and common securities or to incur any indebtedness. Under the trust agreement, the property trustee will own the junior subordinated indentures purchased by the Trust for the benefit of holders of the capital securities and common securities.

Distributions

   As an undivided beneficial owner of the junior subordinated debentures, you will receive distributions on the capital securities that are cumulative and
accumulate from the date of issuance at the annual rate of   % of the
liquidation amount of $25.00 for each capital security. Interest on the junior subordinated debentures will accrue and, as a result, distributions on the capital securities will accumulate and will be payable quarterly in arrears on January 1, April 1, July 1 and October 1 of each year, beginning
              , 2002. The amount of distributions payable for any period will be computed on the basis of a 360-day year comprised of twelve 30-day months. The amount of distributions payable for any period shorter than a full quarterly period will be computed on the basis of a 30-day month and, for periods of less than a month, the actual number of days elapsed per 30-day month. If the capital securities are issued in the form of global securities, as is expected, the record date for determining who will receive distributions on the capital securities will be the business day preceding the payment date for such distributions; otherwise, the record date will be the fifteenth day preceding the payment date for such distributions. For more information on global securities, see "--Global Securities; Book-Entry Issue" below and "Book-Entry Issuance" in the accompanying prospectus.

   Interest not paid when due will accrue additional interest at the annual
rate of   % on the amount of unpaid interest, compounded quarterly. As a result, distributions not paid when due will accumulate additional
distributions at the annual rate of   %, compounded quarterly. When we refer to
any payment of distributions, the term "distributions" includes any such additional accumulated distributions.

   If distributions are payable on a date that is not a "business day," payment will be made on the next business day and without any interest or other payment as a result of such delay. A "business day" means each day except Saturday, Sunday and any day on which banking institutions in the cities of New York, New York or Burlington, Vermont are authorized or required by law to close or on which the corporate trust office of the property trustee or the indenture trustee is closed for business.

   The Trust's income available for the payment of distributions will be limited to our payments made on the junior subordinated debentures. As a result, if we do not make interest payments on the junior subordinated debentures, the Trust will not have funds to make distributions on the capital securities.

Deferral of Distributions

   If the junior subordinated debentures are not in default, we can, on one or more occasions, defer interest payments on the junior subordinated debentures for up to 20 consecutive quarterly interest payment periods. A deferral of interest payments cannot extend, however, beyond the maturity date of the junior subordinated debentures. If we defer interest payments on the junior subordinated debentures, the Trust also will defer distributions on the capital securities. During a deferral period, interest will continue to accrue on the junior subordinated debentures, and on the deferred distributions themselves,
compounded quarterly, at the annual rate of   % (to the extent permitted by
applicable law) and, as a result, distributions otherwise due to you will continue to accumulate from the date that these distributions were due.

   Once we make all deferred interest payments on the junior subordinated debentures, we again can defer interest payments on the junior subordinated debentures in the same manner as discussed above. As a result, there could be multiple periods of varying length during which you would not receive cash distributions from the Trust.

   We currently do not intend to defer interest payments on the junior subordinated debentures. If we defer any interest payments, however, Chittenden Corporation generally will not be permitted to pay dividends on or repurchase shares of its capital stock or make payments on debt securities or guarantees that rank equal or junior to the junior subordinated debentures and the guarantee. These limitations are described in greater detail below under the caption "Certain Terms of the Junior Subordinated Debentures--Limitations During a Deferral Period."

   If we choose to defer payments of interest on the junior subordinated debentures, then the junior subordinated debentures would at that time be treated as being issued with original issue discount for U.S. federal income tax purposes. This means you will be required to include your share of the accrued but unpaid interest on the junior subordinated debentures in your gross income for U.S. federal income tax purposes before you receive cash distributions from the Trust. This treatment will apply as long as you own any capital securities. For more information, see "United States Federal Income Tax Consequences--Interest Income and Original Issue Discount."

Payment of Distributions

   Distributions on the capital securities will be payable to holders of record on the relevant record date. As long as the capital securities are only in book-entry form, the record date for the payment of distributions will be one business day before the distribution date. If the capital securities are ever issued in certificated form, the record date for the payment of distributions will be the fifteenth day before the relevant distribution date. Distributions payable on any capital securities that are not paid on the scheduled distribution date will cease to be payable to the person in whose name such capital securities are registered on the relevant record date, and such distribution will instead be payable to the person in whose name such capital securities are registered on a special record date set for this purpose.

   Payments on the capital securities, while they are in book-entry form, will be made in immediately available funds to The Depository Trust Company, the depositary for the capital securities.

Redemption

   We may redeem the junior subordinated debentures before their maturity at 100% of their principal amount plus accrued and unpaid interest:

   .  in whole or in part, on one or more occasions, at any time on or after
                       , 2007; or

   . in whole at any time if certain changes occur in tax or investment company laws and regulations, or in the treatment of the capital securities for bank regulatory purposes. These events, which we refer to as "Special Events," are described in greater detail below under the caption "--Redemption upon a Special Event."

   We may not redeem the junior subordinated debentures unless we receive the prior approval of the Federal Reserve Board, if that approval is then required under the Federal Reserve Board's capital rules.

   When we repay the junior subordinated debentures, either at maturity on
                , 2032 or upon early redemption as discussed above, the Trust will use the cash it receives from the repayment or redemption of the junior subordinated debentures to redeem a corresponding amount of the capital securities and common securities. The redemption price for the capital securities will be equal to the liquidation amount, $25.00 per capital security, plus accumulated but unpaid distributions on the capital securities to the redemption date.

   If less than all of the capital securities and common securities are redeemed, the total amount of the capital securities and common securities to be redeemed will be allocated proportionately among the securities, unless an event of default under the junior subordinated debentures or similar event has occurred, as described below under the caption "--Subordination of Common Securities."

   If we do not elect to redeem the junior subordinated debentures, then the capital securities will remain outstanding until the repayment of the junior subordinated debentures, unless we liquidate the Trust and distribute the junior subordinated debentures to you. For more information, see "--Optional Liquidation of the Trust and Distribution of Junior Subordinated Debentures."

Redemption upon a Special Event

   If a Special Event has occurred and is continuing, we may redeem the junior subordinated debentures within 90 days following the occurrence of the Special Event. A "Special Event" means, for these purposes, the occurrence of a "Tax Event," an "Investment Company Event" or a "Regulatory Capital Event." We summarize each of these events below.

   A "Tax Event" means the receipt by us or the Trust of an opinion of tax counsel (which may be our counsel or counsel of an affiliate, but not an employee, and which must be reasonably acceptable to the property trustee) experienced in tax matters stating that, as a result of:

   . any amendment to, or change (including any announced prospective change) in, the laws (or any regulations under those laws) of the United States or any political subdivision or taxing authority affecting taxation; or

   . any official administrative pronouncement or action or a judicial decision interpreting or applying the laws or regulations enumerated in the first bullet point,

which amendment or change is effective, or pronouncement, action or judicial decision is announced, on or after the date of original issuance of the capital securities, there is more than an insubstantial risk that:

   . the Trust is, or will be within 90 days of the date of the opinion of counsel, subject to U.S. federal income tax on interest received or accrued on the junior subordinated debentures;

   . interest payable by us to the Trust on the junior subordinated debentures is not, or will not be within 90 days of the date of the opinion of counsel, deductible, in whole or in part, for U.S. federal income tax purposes; or

   . the Trust is, or will be within 90 days of the date of the opinion of counsel, subject to more than a minimal amount of other taxes, duties or other governmental charges.

   An "Investment Company Event" means the receipt by us and the Trust of an opinion of counsel (which may be our counsel or counsel of an affiliate, but not an employee, and which must be reasonably acceptable to the property trustee) experienced in matters relating to investment companies to the effect that, as a result of:

   .  any change in law or regulation; or

   . any change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority,

there is more than an insubstantial risk that the Trust is or will be considered an investment company that is required to be registered under the Investment Company Act of 1940, which change becomes effective on or after the date of original issuance of the capital securities.

   A "Regulatory Capital Event" means the reasonable determination by us that, as a result of:

   . any amendment to, or change (including any prospective change) in, the laws or any applicable regulation of the United States; or

   . any official administrative pronouncement or action or judicial decision interpreting or applying these laws or regulations,

which amendment or change is effective, or pronouncement, action or judicial decision is announced, on or after the date of original issuance of the capital securities, there is more than an insubstantial risk of impairment of our ability to treat all or a substantial portion of the capital securities as Tier 1 capital or its equivalent for purposes of the capital adequacy guidelines of the Federal Reserve Board in effect and applicable to us.

Redemption Procedures

   The Trust will give you at least 30 days' but not more than 60 days' notice before any redemption of capital securities. To the extent funds are available for payment, the Trust will irrevocably deposit with The Depository Trust Company sufficient funds to pay the redemption amount for the capital securities being redeemed. The Trust also will give DTC irrevocable instructions and authority to pay the redemption amount to its participants. Any distribution to be paid on or before a redemption date for any capital securities called for redemption will be payable to the registered holders on the record date for the distribution.

   Once notice of redemption is given and the Trust irrevocably deposits the redemption amount, additional distributions on the capital securities will cease to accumulate from and after the redemption date. In addition, all rights of holders of the capital securities called for redemption will cease, except for the right to receive distributions payable prior to the redemption date and the redemption amount.

   If less than all of the capital securities are to be redeemed, the particular securities to be redeemed will be selected not more than 60 days prior to the redemption date by the property trustee by any method the trustee deems fair and appropriate. If any redemption date is not a business day, the redemption amount will be payable on the next business day, without any interest or other payment in respect of any such delay.

   If payment of the redemption amount for any capital securities called for redemption is not paid because the payment of the redemption price on the junior subordinated debentures is not made, interest on the junior subordinated debentures will continue to accrue from the originally scheduled redemption date to the actual date of payment and, as a result, distributions on the capital securities will continue to accumulate.

   In addition, we may and our affiliates may, at any time, purchase outstanding capital securities by tender, in the open market or by private agreement.

Optional Liquidation of the Trust and Distribution of Junior Subordinated Debentures

   We may dissolve the Trust at any time, and after satisfaction of the creditors of the Trust, may cause the junior subordinated debentures to be distributed to holders of the capital securities. We may not dissolve the Trust, however, unless we first receive:

   . the approval of the Federal Reserve Board, if that approval is then required under the Federal Reserve Board's capital rules; and

   . an opinion of tax counsel that the distribution of the junior subordinated debentures will not be taxable to the holders of the capital securities for U.S. federal income tax purposes.

   For more information, see "Certain Terms of the Junior Subordinated Debentures--Distribution of Junior Subordinated Debentures."

   If we elect to dissolve the Trust, thus causing the junior subordinated debentures to be distributed to the holders of the capital securities, we will continue to have the right to redeem the junior subordinated debentures as described above.

Subordination of Common Securities

   Payment of distributions or any redemption or liquidation amounts by the Trust regarding the capital securities and common securities will be made proportionately based on the total liquidation amounts of the securities. However, if we are in default under the junior subordinated debentures, the Trust will make no payments on the common securities until all accrued but unpaid amounts on the capital securities have been provided for or paid in full.

Trust Enforcement Events

   An event of default under the indenture constitutes an event of default under the trust agreement. We refer to such an event as a "Trust Enforcement Event." For more information on events of default under the indenture, see "Description of Junior Subordinated Debt--Events of Default" in the accompanying prospectus. Upon the occurrence and continuance of a Trust Enforcement Event, the property trustee, as the sole holder of the junior subordinated debentures, will have the right under the indenture to declare the principal amount of the junior subordinated debentures due and payable. The trust agreement does not provide for any other events of default.

   If the property trustee fails to enforce its rights under the junior subordinated debentures, any holder of capital securities may, to the extent permitted by applicable law, institute a legal proceeding against us to enforce the property trustee's rights under the junior subordinated debentures and the indenture without first instituting legal proceedings against the property trustee or any other person. In addition, if a Trust Enforcement Event is due to our failure to pay interest or principal on the junior subordinated debentures when due, then the registered holder of capital securities may institute a direct action on or after the due date directly against us for enforcement of payment to that holder of the principal of or interest on the junior subordinated debentures having a principal amount equal to the total liquidation amount of that holder's capital securities. In connection with such a direct action, we will have the right under the indenture to set off any payment made to that holder by us. As a holder of the capital securities, you will not be able to exercise directly any other remedy available to holders of the junior subordinated debentures.

   Pursuant to the trust agreement, the holder of the common securities will be deemed to have waived any Trust Enforcement Event regarding the common securities until all Trust Enforcement Events regarding the capital securities have been cured, waived or otherwise eliminated. Until all Trust Enforcement Events regarding the capital securities have been so cured, waived or otherwise eliminated, the property trustee will act solely on behalf of holders of the capital securities and only holders of the capital securities will have the right to direct the enforcement actions of the property trustee.

Voting Rights

   You will have only limited voting rights with respect to the Trust and its activities. In particular, holders of the capital securities may not appoint or remove any trustee, except when there is a default under the junior subordinated debentures. If such a default occurs, holders of a majority in liquidation amount of the capital securities would be entitled to appoint or remove the property trustee and the Delaware trustee.

Remedies

   So long as any junior subordinated debentures are held by the property trustee, holders of a majority in liquidation amount of the capital securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the property trustee, or to direct the exercise of any trust or power conferred upon the property trustee under the trust agreement, including the right to direct the property trustee, as holder of the junior subordinated debentures to:

   . exercise the remedies available to it under the indenture as a holder of the junior subordinated debentures;

   . consent to any amendment, modification or termination of the indenture or the junior subordinated debentures; or

   .  waive any past default that is waivable under the indenture.

   However, where a consent or action under the indenture would require the consent or action of holders of more than a majority of the total principal amount of junior subordinated debentures affected by it, only holders of that greater percentage of the capital securities may direct the property trustee to give the consent to take such action. See "Description of Capital Securities--Voting Rights" and "--Amendment of the Trust Agreement" in the accompanying prospectus.

   If an event of default under the indenture has occurred and is continuing, holders of 25% of the aggregate liquidation amount of the capital securities may direct the property trustee to declare the principal of and interest on the junior subordinated debentures due and payable.

Meetings

   Any required approval of holders of the capital securities may be given at a meeting of holders of the capital securities convened for such purpose, at a meeting of holders of both the capital securities and the common securities, or by written consent. The administrative trustees will cause a notice of any meeting at which holders of the capital securities are entitled to vote to be given to each holder of record of capital securities in the manner described in the trust agreement.

   No vote or consent of holders of the capital securities will be required for the Trust to redeem and cancel its capital securities in accordance with the trust agreement.

Global Securities; Book-Entry Issue

   We expect that the capital securities will be issued in the form of global securities held by The Depository Trust Company as described under the caption "Book-Entry Issuance" in the accompanying prospectus.

Information Concerning the Property Trustee

   The property trustee, other than during the occurrence and continuance of a Trust Enforcement Event, undertakes to perform only the duties that are specifically described in the trust agreement and, after a Trust Enforcement Event which has not been cured or waived, must exercise the same degree of care and skill as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. Subject to this provision, the property trustee is under no obligation to exercise any of the powers vested in it by the trust agreement at the request of any holder of capital securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that might be incurred in connection with taking that action.

              CERTAIN TERMS OF THE JUNIOR SUBORDINATED DEBENTURES

   We have summarized below certain terms of the junior subordinated debentures. This summary supplements the general description of these securities set forth under the caption "Description of Junior Subordinated Debt" and elsewhere in the accompanying prospectus. To the extent that this summary is inconsistent with the description in the accompanying prospectus, you should rely on the summary below. This summary is not a complete description of all of the terms and provisions of the junior subordinated debentures. You can access complete information by referring to the indenture and the form of the junior subordinated debenture, which we filed as exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus are a part.

General

   The junior subordinated debentures will be issued pursuant to an indenture between us and The Bank of New York as indenture trustee. The indenture provides for the issuance from time to time of junior subordinated debentures in an unlimited dollar amount and an unlimited number of series.

   The junior subordinated debentures will initially be in the aggregate principal amount of approximately $128.9 million. This amount is the sum of the aggregate liquidation amounts of the capital securities and common securities.

   The junior subordinated debentures will mature and become due and payable on , 2032, unless redeemed by us prior to that date.

Interest Rate and Maturity

   The junior subordinated debentures will bear interest at the annual rate
of      % payable quarterly in arrears on January 1, April 1, July 1 and
October 1 of each year, beginning      , 2002. Interest payments not paid when
due will accrue additional interest at the annual rate of      % on the amount
of unpaid interest, compounded quarterly, to the extent permitted by law. The amount of interest payable for any period will be computed based on a 360-day year comprised of twelve 30-day months. The amount of interest payable for any period shorter than a full quarterly period will be computed on the basis of a 30-day month and, for periods of less than a month, the actual number of days elapsed per 30-day month. The distribution provisions of the capital securities correspond to the interest payment provisions for the junior subordinated debentures because the capital securities represent undivided beneficial ownership interests in the junior subordinated debentures.

   The junior subordinated debentures are not subject to any sinking fund provision. This means that we are not required to make any principal payments prior to maturity. The entire principal amount of the junior subordinated debentures will mature and become due and payable, together with any accrued
and unpaid interest thereon, including compound interest, if any, on      ,
2032, unless redeemed by us prior to that date as described below.

Ranking

   The junior subordinated debentures will be unsecured and will rank junior and be subordinate in right of payment to all of our senior debt.

   As a holding company, our assets primarily consist of the equity securities of our subsidiaries. As a result, the ability of holders of the junior subordinated debentures to benefit from any distribution of assets of any subsidiary upon the liquidation or reorganization of that subsidiary is subordinate to the prior claims of present and future creditors of that subsidiary.

   The capital securities, the junior subordinated debentures and the guarantee do not limit our or our subsidiaries' ability to incur additional debt, including debt that ranks senior in priority of payment to the junior subordinated debentures and the guarantee. At March 31, 2002, we had no senior debt outstanding. In addition, the junior subordinated debentures will be effectively subordinated to all of our subsidiaries' existing and future obligations. At March 31, 2002, our subsidiaries had in the aggregate outstanding debt and other liabilities, including deposits, of approximately $4.0 billion.

Redemption

   We may, under certain circumstances, redeem some or all of the junior subordinated debentures before their maturity. For more information, see above under the caption "Certain Terms of the Capital Securities-- Redemption."

Distribution of Junior Subordinated Debentures

   If the property trustee distributes the junior subordinated debentures to holders of the capital securities and common securities upon liquidation of the Trust, we will cause the junior subordinated debentures to be issued in denominations of $25.00 principal amount and integral multiples of $25.00. We anticipate that the junior subordinated debentures would be distributed in the form of one or more global securities and that The Depository Trust Company would act as depositary for the junior subordinated debentures. The depositary arrangements for the junior subordinated debentures would be substantially the same as those in effect for the capital securities.

   For a description of DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemption and other notices, and other matters, see "Book-Entry Issuance" in the accompanying prospectus.

Option to Defer Interest Payments

   We can defer interest payments on the junior subordinated debentures for up to 20 consecutive quarterly interest payment periods if the junior subordinated debentures are not in default. A deferral of interest payments cannot extend, however, beyond the maturity date of the junior subordinated debentures. During the deferral period, interest will continue to accrue on the junior subordinated debentures, compounded quarterly, and deferred interest payments
will accrue additional interest at      %, to the extent allowed under
applicable law. No interest will be due and payable on the junior subordinated debentures until the end of the deferral period, except upon a redemption of the junior subordinated debentures during the deferral period.

   We may pay at any time all or any portion of the interest accrued to that point during a deferral period. At the end of the deferral period or on any redemption date, we will be obligated to pay all accrued and unpaid interest.

   Once we pay all accrued and unpaid interest on the junior subordinated debentures, we again can defer interest payments on the junior subordinated debentures as described above.

Limitations During a Deferral Period

   During any deferral period, we and our subsidiaries will not be permitted to:

   . declare or pay any dividends or distributions on any capital stock of Chittenden Corporation;

   . redeem, purchase or acquire, or make a liquidation payment on, any capital stock of Chittenden Corporation;

   . make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of Chittenden Corporation (including other junior subordinated debentures) that rank equally with or junior to the junior subordinated debentures; or

   . make any guarantee payments on any guarantee by Chittenden Corporation of debt securities (including other guarantees of distributions on capital securities) of any of our subsidiaries if the guarantee ranks equally with or junior to the junior subordinated debentures.

   However, at any time, including during a deferral period, we will be permitted to:

   . pay dividends or distributions in additional shares of Chittenden common stock;

   .  make payments under the guarantee of the capital securities;

   . exchange or convert one class or series of Chittenden capital stock for another class or series of Chittenden capital stock;

   . declare or pay a dividend in connection with the implementation of a shareholders' rights plan, or issue stock under such a plan or redeem or repurchase such rights; and

   . purchase, repurchase, redeem or otherwise acquire Chittenden common stock in connection with any of Chittenden's employee benefit plans.

Notice

   We will give the Trust, the administrative trustees and the property trustee notice if we decide to defer interest payments on the junior subordinated debentures. We will give that notice five business days before the earlier of:

   .  the next date distributions on the capital securities are payable; or

   . the date the Trust is required to give notice to the New York Stock Exchange (or any applicable self-regulatory organization) or to holders of the capital securities of the record date or the date any distribution is payable, but in any event at least five business days before the record date.

   The administrative trustees will give notice to holders of the capital securities if we decide to defer interest payments on the junior subordinated debentures.

Agreement by Purchasers of Certain Tax Treatment

   Each junior subordinated debenture will provide that, by acceptance of the junior subordinated debenture, or a beneficial interest in such debenture, the holder of the junior subordinated debenture intends that such junior subordinated debenture constitutes debt and agrees to treat it as debt for U.S. federal, state and local tax purposes.

Miscellaneous

   Under the trust agreement, we will irrevocably and unconditionally guarantee, to each person or entity to whom the Trust becomes indebted or liable, the full payment of any costs, expenses or liabilities of the Trust, other than obligations of the Trust to you under the terms of the capital securities or other similar interests.

 RELATIONSHIP AMONG THE CAPITAL SECURITIES, THE JUNIOR SUBORDINATED DEBENTURES
                               AND THE GUARANTEE

Full and Unconditional Guarantee

   Payments of distributions and other amounts due on the capital securities are irrevocably guaranteed on a subordinated basis by us, to the extent the Trust has funds available for the payment of such distributions, as described under the caption "Description of Guarantee" in the accompanying prospectus.

   If we do not make payments under the junior subordinated debentures, the Trust will not have sufficient funds to pay distributions or other amounts due on the capital securities. The guarantee does not cover payment of distributions when the Trust does not have sufficient funds to pay such distributions. In that event, a holder of capital securities may institute a legal proceeding directly against us to enforce payment of the junior subordinated debentures to such holder in accordance with their terms, including our right to defer interest payments.

   Taken together, our obligations under the trust agreement, the junior subordinated debentures, the indenture and the guarantee provide a full and unconditional guarantee on a subordinated basis of payments of distributions and other amounts due on the capital securities.

Sufficiency of Payments

   As long as payments of interest, principal and other payments are made when due on the junior subordinated debentures, those payments will be sufficient to cover distributions and other payments due on the capital securities because of the following factors:

   . the total principal amount of the junior subordinated debentures will be equal to the sum of the total stated liquidation amount of the capital securities and common securities;

   . the interest rate and payment dates on the junior subordinated debentures will match the distribution rate and distribution dates for the capital securities;

   . as borrower, we will pay, and the Trust will not be obligated to pay, all costs, expenses and liabilities of the Trust, except the Trust's obligations under the capital securities and common securities; and

   . the trust agreement further provides that the Trust will engage only in activity that is consistent with the limited purposes of the Trust.

   We have the right to set-off any payment we are otherwise required to make under the indenture with and to the extent we make a related payment under the guarantee.

Enforcement Rights of Holders of the Capital Securities

   If a Trust Enforcement Event occurs, holders of the capital securities would rely on the enforcement by the property trustee of its rights as registered holder of the junior subordinated debentures. In addition, holders of a majority in liquidation amount of the capital securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the property trustee or to direct the exercise of any trust or power conferred upon the property trustee under the trust agreement, including the right to direct the property trustee to exercise the remedies available to it as the holder of the junior subordinated debentures.

   If the property trustee fails to enforce its rights under the junior subordinated debentures in respect of an event of default under the indenture after a holder of capital securities has made a written request, such holder may, to the extent permitted by applicable law, institute a legal proceeding against us to enforce the property trustee's rights under the junior subordinated debentures. In addition, if we fail to pay interest or principal on the junior subordinated debentures, a holder of capital securities may institute a proceeding directly against us for enforcement of payment to that holder of the principal of or interest on junior subordinated debentures having a principal amount equal to the total liquidation amount of that holder's capital securities. In connection with such a direct action, we will have the right to set off any payment made to that holder by us. Holders of the capital securities will not be able to exercise directly any other remedy available to holders of the junior subordinated debentures.

Limited Purpose of Trust

   The capital securities evidence undivided beneficial ownership interests in the assets of the Trust, and the Trust exists for the sole purpose of issuing the capital securities and common securities and using the proceeds from the sale to purchase the junior subordinated debentures. A principal difference between the rights of a holder of capital securities and a holder of junior subordinated debentures is that a holder of junior subordinated debentures is entitled to receive from us the principal of and interest accrued on the junior subordinated debentures so held, while a holder of capital securities is entitled to receive distributions to the extent the Trust has funds available for the payment of those distributions.

Rights upon Dissolution

   Upon any dissolution, winding-up or liquidation of the Trust involving the liquidation of the junior subordinated debentures, holders of the capital securities will be entitled to receive, out of assets held by the Trust, subject to the rights of any creditors of the Trust, the liquidation distribution in cash. Upon our voluntary or involuntary liquidation or bankruptcy, the property trustee, as holder of the junior subordinated debentures, would be our subordinated creditor, subordinated in right of payment to all senior debt as described in the indenture, but entitled to receive payment in full of principal and interest before any stockholder receives payments or distributions. Because we are the guarantor under the guarantee and have agreed to pay for all costs, expenses and liabilities of the Trust (other than the Trust's obligations to holders of the capital securities and common securities), the positions of a holder of capital securities and a holder of the junior subordinated debentures relative to other creditors and to our stockholders in the event of our liquidation or bankruptcy would be substantially the same.

                 UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

   The following summary describes the material U.S. federal income tax consequences of the purchase, ownership and disposition of the capital securities and the junior subordinated debentures as of the date of this prospectus supplement. Where noted, it constitutes the opinion of Goodwin Procter LLP, counsel to Chittenden and the Trust.

   Except where we state otherwise, this summary deals only with capital securities and junior subordinated debentures held as capital assets by a holder who:

   .  is a U.S. person, as defined below; and

   . purchases the capital securities upon original issuance at their original issue price.

   A "U.S. person" is a holder who is one of the following:

   .  a citizen or resident of the United States;

   . a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision of the United States;

   . an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

   .  a trust that

     . is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons, or

     . has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

   Your tax treatment may vary depending on your particular situation. This summary does not address all the tax consequences that may be relevant to holders that are subject to special tax treatment, such as:

   .  dealers in securities or currencies;

   .  financial institutions;

   .  tax-exempt investors;

   . traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

   .  insurance companies;

   . persons holding capital securities or junior subordinated debentures as part of a hedging, conversion, integrated or constructive sale transaction;

   . persons holding capital securities or junior subordinated debentures as part of a straddle; or

   .  U.S. persons whose functional currency is not the U.S. dollar.

   In addition, this summary does not include any description of the tax laws of any state, local or foreign government or any description of alternative minimum tax consequences.

   Furthermore, if a partnership holds capital securities or junior subordinated debentures, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding capital securities or junior subordinated debentures, you should consult your own tax advisor.

   This summary is based on the Internal Revenue Code of 1986, or the Code, the Treasury regulations promulgated under the Code and the related administrative and judicial interpretations. These income tax laws, regulations and interpretations, however, may change at any time. Any change could be retroactive to the issuance date of the capital securities or the junior subordinated debentures.

   The authorities on which this summary is based are subject to various interpretations, and the opinions of Goodwin Procter LLP are not binding on the Internal Revenue Service, or IRS, or the courts. Either the IRS or the courts could disagree with the explanations or conclusions contained in this summary.

   The U.S. federal income tax discussion set forth below is included for general information only and may not be applicable depending upon your particular situation. You should consult your own tax advisor regarding the tax consequences to you of the purchase, ownership and disposition of the capital securities and the junior subordinated debentures, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in U.S. federal or other tax laws. For a discussion of the possible redemption of the capital securities upon the occurrence of a Tax Event, see "Certain Terms of the Capital Securities--Redemption upon a Special Event."

Classification of the Trust

   In connection with the issuance of the capital securities, Goodwin Procter LLP is of the opinion that under current law and assuming full compliance with the terms of the trust agreement, and based upon certain facts and assumptions contained in such opinion, the Trust will be classified as a grantor trust for U.S. federal income tax purposes and not as an association taxable as a corporation. As a result, for U.S. federal income tax purposes, you generally will be treated as owning an undivided beneficial ownership interest in the junior subordinated debentures. Thus, you will be required to include in your gross income your proportionate share of the interest income or original issue discount that is paid or accrued on the junior subordinated debentures. For more information, see "--Interest Income and Original Issue Discount."

Classification of the Junior Subordinated Debentures

   Chittenden, the Trust and you (by your acceptance of a beneficial ownership interest in a capital security) agree to treat the junior subordinated debentures as indebtedness for all U.S. tax purposes. In connection with the issuance of the junior subordinated debentures, Goodwin Procter LLP is of the opinion that under current law, and based on certain representations, facts and assumptions set forth in its opinion, the junior subordinated debentures will be classified as indebtedness for U.S. federal income tax purposes.

Possible Tax Law Changes

   On January 24, 2002, Representative Charles B. Rangel introduced in the U.S. House of Representatives proposed legislation known as the "Emergency Worker and Investor Protection Act of 2002." The proposed legislation was introduced in the wake of the highly-publicized bankruptcy filing by Enron Corp. and would, among other things, disallow a deduction for U.S. tax purposes for certain indebtedness, including in the case of a Securities and Exchange Commission registrant:

   "(i)any indebtedness of such registrant if such indebtedness is not shown in the certified annual report as part of the total liabilities of such registrant, and

   (ii)any indebtedness of an off-balance-sheet entity if the proceeds from the issuance of such indebtedness are used directly or indirectly to acquire stock (or other ownership interest) in such registrant."

If either of the foregoing provisions was deemed to apply to the junior subordinated debentures, we might be unable to deduct interest payments on the junior subordinated debentures. This legislation is proposed to be effective for instruments issued on or after the date of enactment of such legislation.

   Consequently, as drafted, this legislation would not affect the capital securities or junior subordinated debentures or otherwise result in a Tax Event as described under "Certain Terms of the Capital Securities--

Redemption Upon a Special Event." However, there can be no assurance that the proposed legislation, final legislation or any other future legislative proposals will not adversely affect our ability to deduct interest on the junior subordinated debentures or otherwise affect the tax treatment of the transactions described in this prospectus supplement. Such a change could, if applicable to the junior subordinated debentures or capital securities, give rise to a Tax Event, which would permit us to cause a redemption of the capital securities.

Interest Income and Original Issue Discount

   We anticipate that the junior subordinated debentures will not be issued with an issue price that is less than their stated redemption price at maturity. Under applicable U.S. Treasury regulations, a contingency that stated interest will not be timely paid that is "remote" will be ignored in determining whether a debt instrument is issued with original issue discount, or OID. As a result of terms and conditions of the junior subordinated debentures that prohibit payments with respect to our capital stock and indebtedness if we elect to defer interest payments, we believe that the likelihood of us exercising our option to defer payments is remote. Based on the foregoing, we believe that the junior subordinated debentures will not be considered to be issued with OID at the time of their original issuance and, accordingly, you should include in gross income your allocable share of interest on the junior subordinated debentures at the time that it is paid or accrued in accordance with your regular method of accounting, although the IRS could take a contrary position. The following discussion assumes that unless and until we exercise our own option to defer interest on the junior subordinated debentures, the junior subordinated debentures will not be treated as issued with OID.

   If the option to defer any payment of interest was determined not to be "remote" or we exercise our right to defer payments of interest on the junior subordinated debentures, the junior subordinated debentures would be treated as OID instruments at the time of issuance or at the time of our exercise of this right, as applicable. In such case, you will be subject to the special OID rules described below. Once the junior subordinated debentures become OID instruments, they will be taxed as OID instruments for as long as they remain outstanding.

   Under the OID economic accrual rules, the following occur:

   . regardless of your method of accounting, you would accrue an amount of interest income each year that approximates the stated interest payments called for under the terms of the junior subordinated debentures using the constant-yield-to-maturity method of accrual described in Section 1272 of the Code;

   . the actual cash payments of interest you receive on the junior subordinated debentures would not be reported separately as taxable income;

   . any amount of OID included in your gross income (whether or not during a deferral period) with respect to the capital securities would increase your tax basis in such capital securities; and

   . the amount of distributions in respect of such accrued OID would reduce your tax basis in such capital securities.

   Because the junior subordinated debentures are debt for tax purposes, corporate holders will not be entitled to a dividends-received deduction with respect to any income recognized on the capital securities.

Distribution of Junior Subordinated Debentures upon Dissolution of the Trust

   As described under the caption "Certain Terms of the Capital Securities--Optional Liquidation of the Trust and Distribution of Junior Subordinated Debentures," the junior subordinated debentures held by the Trust may be distributed to you in exchange for your capital securities if the Trust is liquidated before the maturity of the junior subordinated debentures, as long as we first receive:

   . the approval of the Federal Reserve Board, if that approval is then required under the Federal Reserve Board's capital rules; and

   . an opinion of tax counsel to the effect that the distribution of the junior subordinated debentures will not be taxable to you.

   Under current law, except as described below, this type of distribution from a grantor trust would not be taxable. Upon such a distribution, you will receive your proportionate share of the junior subordinated debentures previously held indirectly through the Trust. Your holding period and aggregate tax basis in the junior subordinated debentures will equal the holding period and aggregate tax basis that you had in your capital securities before the distribution.

   If, however, the Trust is treated as an association taxable as a corporation, a Tax Event will occur. If we elect to distribute the junior subordinated debentures to you at that time, the distribution would be taxable to the Trust and to you.

   If you receive junior subordinated debentures in exchange for your capital securities, you would accrue interest in respect of the junior subordinated debentures received from the Trust in the manner described above under the caption "--Interest Income and Original Issue Discount."

Sales of Capital Securities or Redemption of Junior Subordinated Debentures

   If you sell your capital securities or receive cash upon redemption of the junior subordinated debentures, you will recognize gain or loss equal to the difference between:

   . the amount realized on the sale or redemption of the capital securities or junior subordinated debentures (less an amount equal to any accrued but unpaid interest that you did not previously include in income, which will be taxable as interest income); and

   . your adjusted tax basis in your capital securities or junior subordinated debentures sold or redeemed.

   Your gain or loss will be a capital gain or loss, provided that you held the capital securities or junior subordinated debentures as a capital asset. The gain or loss will generally be a long-term capital gain or loss if you have held your capital securities or junior subordinated debentures for more than one year. Long-term capital gains of individuals derived with respect to capital assets held for more than one year are currently subject to tax at a maximum rate of 20%. The deductibility of capital losses is subject to limitations.

   If you use the accrual method of accounting for tax purposes (or are a cash method holder if the junior subordinated debentures are deemed to have been issued with OID), and you dispose of capital securities between record dates for payments of distributions, you will be required:

   . to include accrued but unpaid interest on the junior subordinated debentures through the date of disposition in income as ordinary income (i.e., interest or, possibly, OID); and

   . to add that amount to your adjusted tax basis in your pro rata share of the underlying junior subordinated debentures deemed disposed of.

To the extent the selling price is less than the holder's adjusted tax basis (which will include all accrued but unpaid interest), a holder will recognize a capital loss. Subject to limited exceptions, capital losses cannot be applied to offset ordinary income for U.S. federal income tax purposes.

Non-United States Holders

   The following discussion only applies to you if you are not a U.S. person. As discussed above, the capital securities will be treated by the parties as evidence of undivided beneficial ownership interests in the junior subordinated debentures. See above under the caption "--Classification of the Trust."

   United States Federal Withholding Tax. The 30% U.S. federal withholding tax will not apply to any payment of principal or interest (including OID) on the capital securities (or the junior subordinated debentures) provided that in the case of payments of interest:

   . you do not actually (or constructively) own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and the U.S. Treasury regulations;

   . you are not a controlled foreign corporation that is related to us through stock ownership;

   . you are not a bank whose receipt of interest on the capital securities (or the junior subordinated debentures) is described in Section 881(c)(3)(A) of the Code; and

   . (1) you provide your name and address on an IRS Form W-8BEN (or other applicable form), and certify, under penalties of perjury, that you are not a U.S. person, or (2) you hold your capital securities (or junior subordinated debentures) through certain foreign intermediaries and you satisfy the certification requirements of applicable U.S. Treasury regulations. Special certification rules apply to non-U.S. persons that are pass-through entities.

   If you cannot satisfy the requirements described above, payments of premium, if any, and interest (including OID) made to you will be subject to the 30% U.S. federal withholding tax, unless you provide us with a properly executed
(1) IRS Form W-8BEN (or other applicable form) claiming an exemption from, or reduction in the rate of, withholding under the benefit of an applicable tax treaty or (2) IRS Form W-8ECI (or successor form) stating that interest paid on the capital securities (or the junior subordinated debentures) is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States as discussed below under the caption "--United States Federal Income Tax."

   The 30% U.S. federal withholding tax will not apply to any gain that you realize on the sale, exchange, retirement or other disposition of the capital securities or junior subordinated debentures.

   United States Federal Income Tax. If you are engaged in a trade or business in the United States and interest on the capital securities (or the junior subordinated debentures) is effectively connected with the conduct of that trade or business, you will be subject to U.S. federal income tax on that interest on a net income basis (although exempt from the 30% withholding tax), in the same manner as if you were a U.S. person as defined under the Code. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of your earnings and profits for the taxable year, subject to adjustments, that are effectively connected with the conduct by you of a trade or business in the United States.

   Any gain realized on the disposition of a capital security (or a junior subordinated debenture) generally will not be subject to U.S. federal income tax unless (1) that gain is effectively connected with the conduct of a trade or business by you in the United States, or (2) you are an individual who is present in the United States for 183 days or longer in the taxable year of that disposition, and certain other conditions are met.

   United States Federal Estate Tax. Your estate will not be subject to U.S. federal estate tax on the capital securities (or the junior subordinated debentures) beneficially owned by you at the time of your death, provided that
(1) you do not own 10% or more of the total combined voting power of all classes of our voting stock (within the meaning of the Code and the U.S. Treasury regulations) and (2) interest on those capital securities (or junior subordinated debentures) would not have been, if received at the time of your death, effectively connected with the conduct by you of a trade or business in the United States.

Information Reporting and Backup Withholding

   United States Holders. In general, information reporting requirements will apply to payments of income on the capital securities (or the junior subordinated debentures) and to the proceeds of the sale of the capital securities (or the junior subordinated debentures) made to you (unless you are an exempt recipient such as a corporation). A backup withholding tax will apply to such payments if you fail to provide a taxpayer identification number, a certification of exempt status, or fail to report in full interest or dividend income.

   Non-United States Holders. In general, no information reporting or backup withholding will be required regarding payments of income on the capital securities (or the junior subordinated debentures) that we make to you provided that we do not have actual knowledge that you are a U.S. person and we have received from you the certification described above in the fourth bullet point under the caption "Non-United States Holders--United States Federal Withholding Tax."

   In addition, no information reporting or backup withholding will be required regarding the proceeds of the sale of capital securities (or junior subordinated debentures) made within the United States or conducted through certain U.S. financial intermediaries if (1) the payor receives the certification described above and does not have actual knowledge that you are a U.S. person or (2) you otherwise establish an exemption.

   Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability, provided the required information is furnished to the IRS.

                             ERISA CONSIDERATIONS

   The discussion below summarizes certain aspects of the Employee Retirement Income Security Act of 1974, or ERISA, that may affect a decision by an employee benefit plan to invest in the capital securities. The following discussion is general in nature and not intended to be inclusive. The discussion is based on laws in effect on the date of this prospectus supplement and is subject to any subsequent changes. It is important that fiduciaries considering the investment of "plan assets" in the Trust consult with their advisors.

   It is the responsibility of the appropriate fiduciary of an employee benefit plan subject to ERISA, or an ERISA Plan, to ensure that an investment in the capital securities by such ERISA Plan is consistent with all applicable requirements of ERISA in the specific context of the particular ERISA Plan. In this regard, we are not, and the underwriters are not, acting as fiduciaries or providing investment advice to any ERISA Plan with respect to the ERISA Plan's decision whether to invest in the capital securities. In all cases, that decision must be made by the appropriate ERISA Plan fiduciary.

   General. ERISA is a broad statutory framework that governs most U.S. employee benefit plans. Fiduciaries of ERISA Plans, in consultation with their advisors, should carefully consider the impact of ERISA and the regulations of the Department of Labor, or DOL, under ERISA on the plan's investment in the capital securities. In particular, a fiduciary of an ERISA Plan should consider whether an investment in the capital securities satisfies the requirements set forth in Part 4 of Title I of ERISA, including:

   .  the diversification and prudence requirements of ERISA;

   . the requirement that the investment be in the best interests of the participants and beneficiaries of the ERISA Plan; and

   . the requirement that the investment be authorized under the appropriate governing instruments and investment policies of the ERISA Plan.

   In determining whether an investment in the capital securities is prudent for ERISA purposes, a fiduciary of an ERISA Plan should consider all relevant facts and circumstances, including, among other things, whether the investment provides sufficient liquidity in light of the foreseeable needs of the ERISA Plan, and whether the investment is reasonably designed, as part of the ERISA Plan's portfolio, to further the ERISA Plan's purposes, taking into consideration the risk of loss and the opportunity for gain (or other return) associated with the investment.

   It should be noted that neither we, nor the underwriters, have any responsibility for developing any overall investment strategy for any ERISA Plan or for advising any ERISA Plan as to the advisability or prudence of an investment in the capital securities. Rather, it is the obligation of the appropriate fiduciary for each ERISA Plan to consider whether an investment in the capital securities by the ERISA Plan, when judged in light of the overall portfolio of the ERISA Plan, will meet the prudence, diversification and other applicable requirements of ERISA.

   Plan Assets Considerations. The DOL has promulgated a regulation under ERISA that specifies the circumstances under which the underlying assets of an entity in which an ERISA Plan invests will be considered to be assets of the ERISA Plan for purposes of ERISA (including the prohibited transaction rules of Section 406 of ERISA) and the prohibited transaction provisions of Code Section 4975. If the assets of the Trust were considered to be assets of an ERISA Plan investor, we would be an ERISA fiduciary with respect to such ERISA Plan, and the Trust would be subject to ERISA, including ERISA's prohibited transaction rules, and the prohibited transaction rules of the Code. If a prohibited transaction occurs and no exemption is available, each fiduciary and any other party in interest or disqualified person that has engaged in such transaction could be required:

   .  to restore to the ERISA Plan any profit realized on the transaction; and

   . to reimburse the ERISA Plan for any losses suffered by the ERISA Plan as a result of such investment.

In addition, each party in interest (or disqualified person) involved could be subject to an excise tax equal to 15% of the amount involved in the prohibited transaction for each year such transaction continues and, unless such transaction were corrected within statutorily required periods, to an additional tax of 100%.

   Under the DOL regulation, the assets of the Trust will not be considered to be assets of any investing ERISA Plan if the capital securities qualify as "publicly offered securities" within the meaning of the DOL regulation. A "publicly offered security" is a security that is:

   .  freely transferable;

   . part of a class of securities that is "widely held" (which means owned by 100 or more investors independent of the issuer and of one another); and

   . (1) sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933 within 120 days after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred or
      (2) is part of a class of securities that is registered under Section 12 of the Securities Exchange Act of 1934 (which we refer to as the "Registration Requirement").

   It is anticipated that the capital securities will be offered in a manner which satisfies the Registration Requirement and will be freely transferable, although no assurance can be given in this regard. It is also anticipated, although no assurance can be given in this regard, that the capital securities will be widely held within the meaning of the DOL regulation. As a result, the assets of the Trust would not constitute ERISA Plan assets. As indicated, there can be no assurance that any of the exceptions set forth above will apply to the capital securities and, thus, under the terms of the DOL regulation, an investing ERISA Plan's assets could be considered to include an undivided interest in the assets held by the Trust, including the junior subordinated debentures.

   Prohibited Transaction Considerations. Regardless of whether the assets of the Trust are deemed to be "plan assets" of ERISA Plans investing in the Trust, the acquisition and holding of the capital securities with "plan assets" of an ERISA Plan could itself result in a prohibited transaction. The DOL has issued five prohibited transaction class exemptions (which we refer to as "PTCEs") that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase and/or holding of the capital securities by an ERISA Plan. These class exemptions are:

   . PTCE 96-23--for certain transactions determined by "in-house asset managers;"

   . PTCE 95-60--for certain transactions involving insurance company general accounts;

   . PTCE 91-38--for certain transactions involving bank collective investment funds;

   . PTCE 90-1--for certain transactions involving insurance company pooled separate accounts; and

   . PTCE 84-14--for certain transactions determined by independent "qualified professional asset managers."

Such class exemptions may not, however, apply to all of the transactions that could be deemed prohibited transactions in connection with an ERISA Plan's investment in the capital securities.

   Neither the capital securities nor any interest in the capital securities should be purchased or held by any plan or any person investing "plan assets" of any ERISA Plan, unless such purchase and holding is covered by the exemptive relief available under one of the exemptions listed above, or some other applicable class or individual exemption. Accordingly, each purchaser or holder of the capital securities or any interest in the capital securities will be deemed to have represented by its purchase and holding of the capital securities or such interest that either:

   . it is not an ERISA Plan and no part of the assets to be used by it to purchase and/or hold such capital securities or any interest therein constitutes "plan assets" of any ERISA Plan; or

   . it is itself an ERISA Plan, or is purchasing or holding the capital securities or an interest therein on behalf of or with "plan assets" of one or more ERISA Plans, and each such purchase and holding of such securities either (1) satisfies the requirements of, and is entitled to full exemptive relief under, PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or some other applicable class or individual exemption, or
      (2) will not result in a prohibited transaction under ERISA or the Code.

   Governmental and Non-ERISA Plan Considerations. Governmental plans and certain other plans are not subject to ERISA, including the prohibited transaction provisions, or to Section 4975 of the Code. However, similar laws governing the investment and management of the assets of such plans may contain fiduciary and prohibited transaction provisions similar to those under ERISA and Section 4975 of the Code discussed above. Similarly, fiduciaries of plans not subject to ERISA may be subject to other legal restrictions under applicable law. Accordingly, fiduciaries of governmental plans or other plans not subject to ERISA, in consultation with their advisors, should consider the impact of their respective laws on their investment in the capital securities, and the considerations discussed above, to the extent applicable.

                                 UNDERWRITING

   We intend to offer the capital securities through the underwriters. Subject to the terms and conditions contained in an underwriting agreement between us and the underwriters, we have agreed to sell to the underwriters and the underwriters severally have agreed to purchase from us, the amount of capital securities listed opposite their names below:

                                                   Number of Capital
           Underwriter                                Securities
           -----------                             -----------------
           Lehman Brothers Inc....................

                                                       ---------
              Total...............................     5,000,000
                                                       ---------

   The underwriters have agreed to purchase all of the capital securities being sold pursuant to the underwriting agreement if any of these capital securities are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

   We and the Trust have agreed to indemnify the underwriters against, or to contribute to payments that the underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act.

   The underwriters are offering the capital securities, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the capital securities, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer's certificates, legal opinions and comfort letters. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

   The underwriters propose initially to offer the capital securities to the public at the initial public offering price set forth on the cover page of this prospectus and to dealers at such price less a concession not in excess of
$      per capital security. The underwriters may allow, and the dealers may
reallow, a discount not in excess of $      per capital security to other
dealers. After the initial public offering, the public offering price, concession and discount may be changed.

   In view of the fact that the proceeds of the sale of the capital securities will ultimately be used to purchase the junior subordinated debentures, the underwriting agreement provides that we will pay as compensation to the underwriters arranging the investment of those proceeds, an amount in
immediately available funds of $      per capital security, or $      in the
aggregate, for the account of the several underwriters.

   The following table shows the per share capital security and total public offering price, underwriting commission to be paid by us, and proceeds to the Trust.

                                                              Per
                                                            Capital
                                                            Security Total
                                                            -------- -----
     Public offering price.................................    $       $
     Underwriting commission to be paid by Chittenden......    $       $
     Proceeds, before expenses, to the Trust...............    $       $

   The expenses of the offering, not including the underwriters' discount, are
estimated to be $       and are payable by us.

No Sale of Similar Securities

   During a period of 30 days from the date of this prospectus supplement, neither we nor the Trust will, without the prior written consent of Lehman Brothers Inc., directly or indirectly sell, offer to sell, grant any option for sale of, or otherwise dispose of, any capital securities, any security convertible into or exchangeable into or exercisable for capital securities or junior subordinated debentures or any debt securities substantially similar to the junior subordinated debentures or equity securities substantially similar to the capital securities, except for the capital securities offered by this prospectus supplement.

New York Stock Exchange Listing

   Prior to this offering, there has been no public market for the capital securities. The Trust will apply to have the capital securities listed on the New York Stock Exchange. Trading of the capital securities on the New York Stock Exchange is expected to commence within a 30-day period after the initial delivery of the capital securities. The underwriters have advised us and the Trust that they intend to make a market in the capital securities prior to the commencement of trading on the New York Stock Exchange, but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the capital securities.

   In order to meet one of the requirements for listing the capital securities on the New York Stock Exchange, the underwriters have undertaken to sell the capital securities to a minimum of 400 beneficial holders.

Price Stabilization and Short Positions

   Until the distribution of the capital securities is completed, rules of the Securities and Exchange Commission may limit the ability of the underwriters and any selling group members to bid for and purchase the capital securities. As an exception to these rules, the underwriters are permitted to engage in some transactions that stabilize the price of the capital securities. Those transactions consist of bids or purchases for the purposes of pegging, fixing or maintaining the price of the capital securities.

   If the underwriters create a short position in the capital securities in connection with this offering (i.e., if they sell more capital securities than are listed on the cover page of this prospectus supplement), the underwriters may reduce that short position by purchasing capital securities in the open market.

   The underwriters may also impose a penalty bid on certain selling group members. This means that if the underwriters purchase capital securities in the open market to reduce the underwriters' short position or to stabilize the price of the capital securities, they may reclaim the amount of the selling concession from the selling group members who sold those capital securities as part of the offering.

   In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of these purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

   Neither we nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the capital securities. In addition, neither we nor any of the underwriters makes any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Other Relationships

   Some of the underwriters or their affiliates engage in transactions with, and/or from time to time, perform services for, us in the ordinary course of business.

                                 LEGAL MATTERS

   Certain matters of Delaware law relating to the validity of the capital securities will be passed upon for the Trust and Chittenden by Richards, Layton & Finger, P.A., Wilmington, Delaware, special counsel to the Trust. The validity of the junior subordinated debentures and the guarantee will be passed upon for Chittenden, and certain U.S. federal income taxation matters will be passed upon for Chittenden and the Trust, by Goodwin Procter LLP, Boston, Massachusetts. The validity of the junior subordinated debentures and the guarantee will be passed upon for the underwriters by Sidley Austin Brown & Wood LLP, New York, New York.

                                    [GRAPHIC]




                             5,000,000 Securities

                          CHITTENDEN CAPITAL TRUST I
                              % Capital Securities
                    Fully and unconditionally guaranteed by

                            CHITTENDEN CORPORATION

                           -------------------------

                             PROSPECTUS SUPPLEMENT

                                       , 2002
                           -------------------------

                                LEHMAN BROTHERS

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.


PROSPECTUS
                   SUBJECT TO COMPLETION, DATED MAY 3, 2002

                                 $350,000,000

                            CHITTENDEN CORPORATION

                            Senior Debt Securities
                         Subordinated Debt Securities
                      Junior Subordinated Debt Securities
                                Preferred Stock
                                 Common Stock
                                   Warrants

                          CHITTENDEN CAPITAL TRUST I
                          CHITTENDEN CAPITAL TRUST II
                         CHITTENDEN CAPITAL TRUST III

                              Capital Securities
                     Fully and unconditionally guaranteed,
                      as described in this prospectus, by
                            CHITTENDEN CORPORATION

                               -----------------

   Chittenden Corporation and the Chittenden Capital Trusts may offer and sell from time to time, in one or more series, up to $350,000,000 of the securities listed above in connection with this prospectus.

   This prospectus provides you with a general description of the debt and equity securities which may be offered. The specific terms of the securities will be contained in one or more supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest in our securities or the securities of a Chittenden Capital Trust. The supplement may also add, update or change information contained in this prospectus.

   Our common stock is traded on the New York Stock Exchange under the trading symbol "CHZ."

                               -----------------

   See "Risk Factors" beginning on page 1 for a discussion of several factors that you should consider before you invest in our securities or the securities of a Chittenden Capital Trust.

   The securities will be equity securities or unsecured debt obligations of Chittenden or securities of a Chittenden Capital Trust and will not be deposit accounts of any bank and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund or any other governmental agency.

                               -----------------

   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

   This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.

                 The date of this prospectus is       , 2002.

                               TABLE OF CONTENTS

                                  PROSPECTUS


                                                                                                 PAGE
                                                                                                 ----
Risk Factors....................................................................................   1
About this Prospectus and Where You Can Find More Information...................................   5
Ratios of Earnings to Fixed Charges.............................................................   7
How We Intend to Use the Proceeds...............................................................   7
Chittenden Corporation..........................................................................   8
The Chittenden Capital Trusts...................................................................   9
Supervision and Regulation......................................................................  10
Description of Debt Securities..................................................................  15
Description of Preferred Stock..................................................................  22
Description of Common Stock.....................................................................  24
Description of Warrants.........................................................................  26
Description of Junior Subordinated Debt.........................................................  28
Description of Capital Securities...............................................................  39
Description of Guarantee........................................................................  48
Relationship among the Capital Securities, the Corresponding Junior Subordinated Debt Securities
  and the Guarantees............................................................................  50
Book-Entry Issuance.............................................................................  52
How We Plan to Offer and Sell the Securities....................................................  54
Experts.........................................................................................  56
Legal Matters...................................................................................  56

   You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.


                                      (i)

   Unless the context otherwise requires, all references to "Chittenden," "we," "our," "us" or "our company" in this prospectus refer to Chittenden Corporation and its consolidated subsidiaries, and references to a "Chittenden Capital Trust" or the "Chittenden Capital Trusts" are to one or more of Chittenden Capital Trust I, Chittenden Capital Trust II and Chittenden Capital Trust III.

   This prospectus includes or refers to forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You should refer to the qualifications and limitations on forward-looking statements discussed in the applicable prospectus supplement and the documents incorporated by reference in this prospectus.

                                 RISK FACTORS

   Before you invest in our securities or the securities of any Chittenden Capital Trust, you should be aware that there are various risks, including those described below. You should carefully consider these risks together with all of the information included or incorporated by reference in this prospectus or any prospectus supplement before you decide to purchase our securities or the securities of any Chittenden Capital Trust.

We operate in a competitive banking market and we may not be able to attract and retain banking customers.

   We face significant competition for banking services in New England, our primary market, and in the local markets in which we operate. Competition in local banking industries may limit our ability to attract and retain customers. We face competition from the following:

   . other banking institutions, including larger New England and other commercial banking organizations;

   .  savings banks;

   .  credit unions;

   .  other financial institutions; and

   . non-bank financial service companies serving New England and adjoining areas.

   In particular, our competitors include several major financial companies whose greater resources may afford them a marketplace advantage by enabling them to maintain numerous banking locations and mount extensive promotional and advertising campaigns. Additionally, banks and other financial institutions with larger capitalization and financial intermediaries not subject to bank regulatory restrictions have larger lending limits and are thereby able to serve the credit needs of larger customers. Areas of competition include interest rates for loans and deposits, efforts to obtain deposits, and range and quality of products and services provided, including new technology-driven products and services. We also face competition from out-of-state financial intermediaries that have opened low-end production offices or that solicit deposits in their respective market areas. If we are unable to attract and retain banking customers, we may be unable to continue our loan growth and level of deposits and our results of operations and financial condition may otherwise be adversely affected.

Fluctuations in interest rates may negatively impact our operating income.

   Our main source of income from operations is net interest income, which is equal to the difference between the interest income received on loans, investment securities and other interest-bearing assets and the interest expense incurred in connection with deposits, borrowings and other interest-bearing liabilities. Our net interest income can be affected by changes in market interest rates. These rates are highly sensitive to many factors beyond our control, including general economic conditions, both domestic and foreign, and the monetary and fiscal policies of various governmental and regulatory authorities. We have adopted asset and liability management policies to try to minimize the potential adverse effects of changes in interest rates on our net interest income, primarily by altering the mix and maturity of loans, investments and funding sources. However, even with these policies in place, we cannot assure you that changes in interest rates will not negatively impact our operating results.

   An increase in interest rates could have a negative impact on our business by reducing the ability of borrowers to repay their current loan obligations, which could not only result in increased loan defaults, foreclosures and write-offs, but also necessitate further increases to our allowance for loan losses. Increases in interest rates also may reduce the demand for loans and, as a result, the amount of loan and commitment fees. In addition, fluctuations in interest rates may result in disintermediation, which is the flow of funds away from depository institutions into direct investments that pay a higher rate of return, and may affect the value of our investment securities and other interest-earning assets.

Defaults in the repayment of loans could adversely affect our profitability.

   If our customers default in the repayment of their loans, our profitability could be adversely affected. A borrower's default on its obligations under one or more of our loans may result in lost principal and interest income and increased operating expenses as a result of the allocation of management time and resources to the collection and work-out of the loan. If collection efforts are unsuccessful or acceptable work-out arrangements cannot be reached, we may have to write-off the loan in whole or in part. Although we may acquire any real estate or other assets that secure the defaulted loan through foreclosure or other similar remedies, the amount owed under the defaulted loan may exceed the value of the assets acquired.

Our allowance for loan losses may be inadequate.

   Our management periodically makes a determination of our allowance for loan losses based on available information, including the quality of our loan portfolio, economic conditions, the value of the underlying collateral and the level of our non-accruing loans. Increases in this allowance result in an expense for the period. If, as a result of general economic conditions or an increase in non-performing loans, management determines that an increase in our allowance for loan losses is necessary, we may incur additional expenses.

   In addition, as an integral part of their examination process, bank regulatory agencies periodically review our allowance for loan losses and the value we attribute to real estate acquired through foreclosure or other similar remedies. These regulatory agencies may require us to adjust our determination of the value for these items. These adjustments could negatively impact our results of operations or financial condition.

A downturn in the local economies or real estate markets could negatively impact our business.

   Because we serve primarily individuals and smaller businesses located in New England and adjoining areas, the ability of our customers to repay their loans is impacted by the economic conditions in these areas. Furthermore, recent negative economic trends, including increased unemployment, as well as increased economic uncertainty created by the September 11, 2001 terrorist attacks and the U.S. war on terrorism, may continue to negatively impact businesses in New England. While the short- and long-term effects of these events remain uncertain, they could adversely affect general economic conditions, consumer confidence or market liquidity, or result in changes in interest rates, any of which could have a negative impact on our business. In addition, a substantial portion of our loans are secured by real estate. Consequently, our ability to continue to originate real estate loans may be impaired by adverse changes in local and regional economic conditions in the real estate markets or by acts of nature. These events also could have an adverse effect on the value of our collateral and, due to the concentration of our collateral in real estate, on our financial condition.

Our cost of funds may increase as a result of competitive pressures, interest rates or general economic conditions.

   We have traditionally obtained funds principally through deposits and borrowings. As a general matter, deposits are a cheaper source of funds than borrowings, because interest rates paid for deposits are typically less than interest rates charged for borrowings. If, as a result of competitive pressures, market interest rates, general economic conditions or other events, the value of our deposits decreases relative to our overall banking operations, we may have to rely more heavily on borrowings as a source of funds in the future. Such increased reliance on borrowings could have a negative impact on our results of operations or financial condition.

We could incur losses due to environmental liabilities associated with our real estate collateral.

   In the course of our business, we may in the future acquire, through foreclosure, properties securing loans that are in default. Particularly in commercial real estate lending, there is a risk that hazardous substances could be discovered on these properties. In this event, we might be required to remove these substances from the affected properties at our sole cost and expense. The cost of this removal could substantially exceed the value of the affected properties. We may not have adequate remedies against the prior owners or other responsible parties and could find it difficult or impossible to sell the affected properties, which could adversely affect our financial condition or operating results.

Regulation and legislation may adversely affect our banking operations.

   Bank holding companies and state and federally chartered banks operate in a highly regulated environment and are subject to supervision and examination by federal and state regulatory agencies. Chittenden Corporation is subject to the Bank Holding Company Act of 1956, as amended, and to regulation and supervision by the Federal Reserve Board, or FRB. Our state chartered banks are subject to regulation and supervision by the Federal Deposit Insurance Corporation, or FDIC, and the applicable state banking authority, such as the Vermont Commissioner of Banking, Insurance, Securities and Health Care Administration, the Maine Superintendent of the Bureau of Banking and the Massachusetts Commissioner of Banks. Our national bank subsidiary is subject to regulation by the Office of the Comptroller of the Currency, or the OCC. The cost of compliance with regulatory requirements may adversely affect our results of operations or financial condition.

   Federal and state laws and regulations govern numerous matters including:

   .  changes in the ownership or control of banks and bank holding companies;

   . maintenance of adequate capital and the financial condition of a financial institution;

   . permissible types, amounts and terms of extensions of credit and investments;

   .  permissible non-banking activities;

   .  the level of reserves against deposits; and

   .  restrictions on dividend payments.

The FDIC, the OCC and state banking authorities possess cease and desist powers to prevent or remedy unsafe or unsound practices or violations of law by banks subject to their regulation, and the FRB possesses similar powers with respect to bank holding companies. These and other restrictions limit the manner in which we may conduct our business and obtain financing.

   Furthermore, our banking business is affected not only by general economic conditions, but also by the monetary policies of the FRB. Changes in monetary or legislative policies may affect the interest rates we must offer to attract deposits and the interest rates we must charge on our loans, as well as the manner in which we offer deposits and make loans. These monetary policies have had, and are expected to continue to have, significant effects on the operating results of depository institutions, including our banks.

To the extent that we acquire other companies in the future, our business may be negatively impacted by risks related to those acquisitions.

   We have in the past acquired, and will in the future consider the acquisition of, other banking and related businesses. If we acquire other companies in the future, our business may be negatively impacted by risks related to those acquisitions. These risks include the following:

   . the risk that the acquired business will not perform in accordance with management's expectations;

   . the risk that difficulties will arise in connection with the integration of the operations of the acquired business with our operations;

   . the risk that management will divert its attention from other aspects of our business;

   .  the risk that we may lose key employees of the acquired business;

   . the risks associated with entering into geographic and product markets in which we have limited or no direct prior experience; and

   . the risks of the acquired company that we may assume in connection with the acquisition.

   As a result of these risks, any given acquisition, if and when consummated, may adversely affect our results of operations or financial condition. In addition, because the consideration for an acquisition may involve cash, debt or the issuance of shares of our stock and may involve the payment of a premium over book and market values, existing stockholders could experience dilution in connection with the acquisition.

Attractive acquisition opportunities may not be available to us.

   We will continue to consider the acquisition of other businesses. However, we may not have the opportunity to make suitable acquisitions on favorable terms in the future, which could negatively impact the growth of our business. We expect that other banking and financial companies will compete with us to acquire compatible businesses. This competition could increase prices for acquisitions that we would likely pursue, and our competitors may have greater resources than we do. Also, acquisitions of regulated businesses such as banks are subject to various regulatory approvals. If we fail to receive the appropriate regulatory approvals, we will not be able to consummate an acquisition that we believe is in the best interests of our company.

Our relative lack of experience and market presence with respect to our non-banking activities could negatively impact our future earnings.

   In recent years, we have expanded our operations into non-banking activities such as insurance-related products and brokerage services. We may continue to expand our non-banking activities in the future as attractive opportunities arise. We may not be successful in these non-banking activities due to a lack of market and product knowledge or other industry specific matters or an inability to attract and retain qualified, experienced employees. In addition, we may have difficulty competing with more established providers of these products and services due to the intense competition in many of these industries and our relatively short history and limited record of performance. Our failure to succeed in any of these non-banking activities could negatively impact our future earnings.

         ABOUT THIS PROSPECTUS AND WHERE YOU CAN FIND MORE INFORMATION

   We, along with the Chittenden Capital Trusts, have filed with the Securities and Exchange Commission, or SEC, a registration statement under the Securities Act of 1933 that registers the offer and sale of the securities offered by this prospectus. This prospectus is part of the registration statement. The registration statement, including the accompanying exhibits included or incorporated by reference in the registration statement, contains additional relevant information about us and the securities we, along with the Chittenden Capital Trusts, are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings.

   The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus. For further information, we refer you to the registration statement, which you may read and copy at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. This registration statement is also available to the public from the SEC's website at http://www.sec.gov.

   Chittenden files annual, quarterly and current reports, proxy statements and other information with the SEC. These reports, proxy statements and other information can be read and copied at the location described above and are also available on the SEC's website described above. Copies of these materials may also be obtained by mail from the SEC's Public Reference Section at prescribed rates. Our common stock is listed on the New York Stock Exchange under the symbol "CHZ." You may also read these reports, proxy statements and other information which we file at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

   The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information already incorporated by reference. We are incorporating by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until all of the securities are sold or we otherwise terminate the offering of the securities.

   Chittenden Corporation SEC Filings (File No. 001-13769)

   .  Annual Report on Form 10-K for the year ended December 31, 2001;

   .  Quarterly Report on Form 10-Q for the quarter ended March 31, 2002;

   . Current Reports on Form 8-K filed on January 18, 2002, March 1, 2002, March 8, 2002 and April 19, 2002; and

   . Description of our common stock contained in our Registration Statement on Form 8-A, filed on January 9, 1998, and all amendments and reports updating that description.

   You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing or telephoning us at the following: Chittenden Corporation, Two Burlington Square, Burlington, Vermont 05401, Attention: Corporate Secretary. Our telephone number is (802) 658-4000.

   There are no separate financial statements of the Chittenden Capital Trusts in this prospectus. We do not believe that these financial statements would be helpful because:

   . the Chittenden Capital Trusts are direct or indirect wholly-owned subsidiaries of Chittenden, which files consolidated financial information under the Exchange Act;

   . the Chittenden Capital Trusts do not have any independent operations other than issuing the capital securities and common securities and purchasing the junior subordinated debt securities; and

   . Chittenden guarantees the capital securities of the Chittenden Capital Trusts as described in this prospectus.

In addition, we do not expect that any of the Chittenden Capital Trusts will be filing reports under the Exchange Act.

                      RATIOS OF EARNINGS TO FIXED CHARGES

   The following table sets forth our consolidated ratios of earnings to fixed charges for the periods shown. For the purpose of computing the ratios of earnings to fixed charges, earnings represent income before income taxes, plus fixed charges. Fixed charges include all interest expense on deposits and other borrowings. These ratios are presented both including and excluding interest on deposits.

                                   Three Months
                                      Ended         Year Ended December 31,
                                    March 31,   --------------------------------
                                       2002      2001  2000   1999   1998  1997
                                   ------------ ------ ----- ------ ------ -----
Ratios of earnings to fixed
charges
   Including interest on deposits      2.35x     1.94x 1.72x  1.75x  1.63x 1.63x
   Excluding interest on deposits     35.02x    29.68x 7.42x 13.35x 10.16x 8.79x

   To date, we have not issued any preferred stock. Therefore, the ratios of earnings to combined fixed charges and preferred dividends are the same as the ratios of earnings to fixed charges presented above.

   We will provide you with information in the applicable prospectus supplement as to the ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preferred dividends of Chittenden as of its most recent fiscal quarter.

                       HOW WE INTEND TO USE THE PROCEEDS

   We currently intend to use the net proceeds from the sale of any securities under this prospectus for general corporate purposes, which may include:

   .  financing of potential acquisitions;

   .  repayment of debt;

   .  capital expenditures;

   .  working capital;

   .  possible repurchase of our outstanding stock; and

   .  other purposes as mentioned in any prospectus supplement.

   Pending such use, we may temporarily invest the net proceeds. The precise amounts and timing of the application of proceeds will depend upon our funding requirements and the availability of other funds. The prospectus supplement will include the allocation of the net proceeds from the sale of securities among the various uses listed above. Based upon our historical and anticipated future growth and our financial needs, we may engage in additional financings of a character and amount that we determine as the need arises.

                            CHITTENDEN CORPORATION

   Chittenden is a Vermont corporation organized in 1971 and a registered bank holding company under the Bank Holding Company Act of 1956. Through our subsidiaries, we offer a broad range of financial products and services to individuals, businesses and the public sector, including:

   .  consumer, commercial and public sector loans;

   .  deposit accounts and services;

   .  insurance;

   .  brokerage services; and

   .  investment and trust services.

   Operating throughout New England and adjoining areas, our subsidiary banks include:

   .  Chittenden Trust Company, operating under the name Chittenden Bank;

   .  The Bank of Western Massachusetts;

   .  Flagship Bank and Trust;

   .  Maine Bank & Trust; and

   .  Ocean National Bank.

Chittenden Bank also operates under the name Mortgage Service Center, and it owns The Pomerleau Agency, an insurance brokerage, and Chittenden Securities, Inc., a registered broker-dealer. We also own and operate Chittenden Connecticut Corporation which is a non-bank mortgage company.

   Our common stock is listed on the New York Stock Exchange under the symbol "CHZ."

   Our principal executive offices are located at Two Burlington Square, Burlington, Vermont 05401, and our telephone number is (802) 658-4000.

                         THE CHITTENDEN CAPITAL TRUSTS

   We created a number of trusts under Delaware law under separate trust agreements established for each trust. A trust is a fiduciary relationship where one person known as the trustee, holds some property for the benefit of another person, in this case, the purchasers of the securities. For the securities being sold, the trustees and we will enter into amended and restated trust agreements that will be essentially in the form filed as an exhibit to the registration statement of which this prospectus is a part, which will state the terms and conditions for each trust to issue and sell the specific capital securities and common securities.

   The trusts exist solely to:

   .  issue and sell capital securities and common securities;

   . use the gross proceeds from the sale of the capital securities and common securities to purchase corresponding series of our junior subordinated debt securities; and

   . engage in other activities that are necessary or incidental to these purposes.

   We will purchase all of the common securities of each trust. The common securities will represent an aggregate liquidation amount equal to at least 3% of each trust's total capitalization. The capital securities will represent the remaining 97% of each trust's total capitalization. The common securities will have terms substantially identical to, and will rank equal in priority of payment with, the capital securities. If we default on the corresponding junior subordinated debt securities, then distributions on the common securities will be subordinate to the capital securities in priority of payment.

   As the direct or indirect holder of the common securities, we will appoint five trustees to conduct each trust's business and affairs. We generally have the power to:

   .  appoint the trustees;

   .  replace or remove the trustees; and

   .  increase or decrease the number of trustees.

   This means that if you are dissatisfied with a trustee you will not be able to remove the trustee without our assistance. Similarly, if we are dissatisfied with a trustee we can remove the trustee even if you are satisfied with that trustee.

   The capital securities will be fully and unconditionally guaranteed by us as described under "Description of Guarantee."

   The principal executive offices of each trust is c/o Chittenden Corporation, Two Burlington Square, Burlington, Vermont 05401, and the telephone number is
(802) 658-4000.

                          SUPERVISION AND REGULATION

   Chittenden and its banking subsidiaries are subject to extensive regulation under federal and state banking laws and regulations. The following discussion of the material elements of the regulatory framework applicable to bank holding companies and banks is not intended to be complete and is qualified in its entirety by the discussion included in our annual report on Form 10-K for the fiscal year ended December 31, 2001 and any other subsequent reports filed by us with the SEC, as well as the text of the relevant federal and state laws and regulations. See "About this Prospectus and Where You Can Find More Information."

   A change in the applicable banking laws or regulations may have a material effect on our business. Since the federal and state banking laws and regulations discussed below are subject to change from time to time, the following discussion should be read together with the related discussion included in our SEC reports as described above.

Regulation of Chittenden

   Bank Holding Company Act. As a bank holding company, Chittenden is subject to supervision and regulation by the Board of Governors of the Federal Reserve System under the Bank Holding Company Act of 1956. Under the Bank Holding Company Act, among other things:

   . bank holding companies generally may not acquire ownership or control of more than 5% of any class of voting shares or substantially all of the assets of any company, including a bank, without the prior approval of the Federal Reserve Board, or FRB;

   . bank holding companies that are not also financial holding companies are generally prohibited from engaging in non-banking activities, subject to certain exceptions; and

   . bank holding companies, like us, that have not elected to become financial holding companies are limited generally to the business of banking and activities determined by the FRB to be closely related to banking.

The FRB has authority to issue cease and desist orders to terminate or prevent unsafe or unsound banking practices or violations of laws or regulations and to assess civil money penalties against bank holding companies and their non-bank subsidiaries, officers, directors and other institution-affiliated parties, and to remove officers, directors and other institution-affiliated parties.

   Riegle-Neal Interstate Banking and Branching Efficiency Act. The Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 permits adequately capitalized bank holding companies to acquire banks in any state subject to specified concentration limits and other conditions. The Interstate Act also authorizes the interstate merger of banks. In addition, among other things, the Interstate Act permits banks to establish new branches on an interstate basis provided that such action is specifically authorized by the law of the host state.

   Financial Services Modernization Legislation. The Gramm-Leach-Bliley Act, enacted in 1999, eliminates many of the restrictions placed on the activities of certain qualified bank holding companies. The general effect of the law is to establish a comprehensive framework to permit affiliations among commercial banks, insurance companies, securities firms and other financial service providers by revising and expanding the Bank Holding Company Act framework to permit a holding company system, such as Chittenden, to engage in a full range of financial activities through a new entity known as a "financial holding company." "Financial activities" is broadly defined to include not only banking, insurance and securities activities, but also merchant banking and additional activities that the FRB, in consultation with the Secretary of the Treasury, determines to be financial in nature, incidental to such financial activities, or complementary activities that do not pose a substantial risk to the safety and soundness of depository institutions or the financial system generally.

   In order to become a financial holding company and engage in the new activities, a bank holding company, such as Chittenden, must meet certain tests. Specifically, all of a bank holding company's banks must be well-capitalized and well-managed, as measured by regulatory guidelines, and all of the bank holding company's banks must have been rated "satisfactory" or better in the most recent evaluation of each bank under the Community Reinvestment Act of 1977. A bank holding company that elects to be treated as a financial holding company may face significant consequences if its banks fail to maintain the required capital and management ratings, including entering into an agreement with the FRB that imposes limitations on its operations and may even require divestitures. These possible ramifications may limit the ability of a bank subsidiary to significantly expand or acquire less than well-capitalized and well-managed institutions. As of the date of this prospectus, Chittenden has not elected to become a financial holding company.

   Dividends. The FRB has authority to prohibit bank holding companies from paying dividends if such payment is deemed to be an unsafe or unsound practice. The FRB has indicated generally that it may be an unsafe and an unsound practice for bank holding companies to pay dividends unless the bank holding company's net income over the preceding year is sufficient to fund the dividends and the expected rate of earnings retention is consistent with the organization's capital needs, asset quality and overall financial condition. Chittenden's ability to pay dividends is dependent upon the flow of dividend income to it from its banking subsidiaries, which may be affected or limited by regulatory restrictions imposed by federal or state bank regulatory agencies.

   Transactions by Bank Holding Companies with their Affiliates. There are various legal restrictions on the extent to which bank holding companies and their non-bank subsidiaries may borrow, obtain credit from or otherwise engage in "covered transactions" with their insured depository institution subsidiaries. "Covered transactions" are defined by statute for these purposes to include:

   .  a loan or extension of credit to an affiliate;

   .  a purchase of or investment in securities issued by an affiliate;

   .  a purchase of assets from an affiliate unless exempted by the FRB;

   . the acceptance of securities issued by an affiliate as collateral for a loan or extension of credit to any person or company; or

   . the issuance of a guarantee, acceptance or letter of credit on behalf of an affiliate.

   These borrowings and other covered transactions by an insured depository institution subsidiary with its non-depository institution affiliates are limited to the following amounts:

   . in the case of any one affiliate, the aggregate amount of covered transactions of the insured depository institution and its subsidiaries cannot exceed 10% of the capital stock and surplus of the insured depository institution; and

   . in the case of all affiliates, the aggregate amount of covered transactions of the insured depository institution and its subsidiaries cannot exceed 20% of the capital stock and surplus of the insured depository institution.

These covered transactions are also subject to collateral security requirements.

   Other types of transactions between a bank and a bank holding company must be on market terms and not otherwise unduly favorable to the bank holding company or an affiliate of the bank holding company. Further, a bank holding company and its subsidiaries are prohibited from engaging in certain tying arrangements in connection with any extension of credit, lease or sale of property of any kind, or furnishing of any service.

   Holding Company Support of Subsidiary Banks. Under FRB policy, Chittenden is expected to act as a source of financial strength to its subsidiary banks and to commit resources to support these subsidiaries. This support of its subsidiary banks may be required at times when, absent such FRB policy, Chittenden might not otherwise be inclined to provide it. In addition, any capital loans by a bank holding company to any of its subsidiary banks are subordinate in right of payment to deposits and certain other indebtedness of its subsidiary banks. In the event of a bank holding company's bankruptcy, any commitment by the bank holding company to a federal bank regulatory agency to maintain capital of a subsidiary bank will be assumed by the bankruptcy trustee and entitled to a priority of payment.

   Liability of Commonly Controlled Depository Institutions. Under the Federal Deposit Insurance Act, a depository institution insured by the Federal Deposit Insurance Corporation, or FDIC, can be held liable for any loss incurred by, or reasonably expected to be incurred by, the FDIC after August 9, 1989 in connection with:

   . the "default" of a commonly controlled FDIC-insured depository institution; or

   . any assistance provided by the FDIC to any commonly controlled depository institution in "danger of default."

For these purposes, the term "default" is defined generally as the appointment of a conservator or receiver and "in danger of default" is defined generally as the existence of certain conditions indicating that a default is likely to occur without federal regulatory assistance.

Regulation of our Banks

   General. Our banks primarily consist of FDIC-insured state chartered banks that are not members of the Federal Reserve System and are therefore subject to supervision and regulation by the FDIC and, as applicable, the Commissioner of Banking, Insurance, Securities and Health Care Administration of the State of Vermont, the Superintendent of the Bureau of Banking of the State of Maine and the Commissioner of Banks of the Commonwealth of Massachusetts. In addition, we have recently acquired a national bank that is subject to supervision and regulation by the Office of the Comptroller of the Currency, or OCC. The prior approval of the FDIC and the relevant state banking authority, or the OCC, as applicable, is required for our banks to establish and relocate an additional branch office, assume deposits or engage in any merger, consolidation or purchase or sale of all or substantially all of the assets of any bank or savings association.

   Examinations and Supervision. The FDIC and state banking authorities, and the OCC, regularly examine the condition and operations of our banks, including, among other things, their capital adequacy, reserves, loans, investments, earnings, liquidity, compliance with laws and regulations, record of performance under the Community Reinvestment Act and management practices. In addition, our banks are required to furnish quarterly and annual reports of income and condition to the FDIC and OCC, as applicable, and with the exception of the national bank, periodic reports to state banking authorities. The enforcement authority of each of the FDIC and the OCC includes the power to:

   .  impose civil money penalties;

   .  terminate insurance coverage (FDIC only);

   .  remove officers and directors;

   . issue cease-and-desist orders to prevent unsafe or unsound practices or violations of laws or regulations; and

   . impose additional restrictions and requirements with respect to banks that do not satisfy applicable regulatory capital requirements.

   Dividends. As noted above, the principal source of Chittenden's revenue is dividends from its banking subsidiaries. Payments of dividends by our banks are subject to banking law restrictions such as:

   . the FDIC's and OCC's authority to prevent a bank from paying dividends if such payment would constitute an unsafe or unsound banking practice or reduce the bank's capital below safe and sound levels;

   . federal legislation which prohibits FDIC-insured depository institutions from paying dividends or making capital distributions that would cause the institution to fail to meet minimum capital requirements;

   . Vermont banking law restrictions which require that a bank may not, without the Commissioner's approval, authorize dividends that reduce its capital below certain standards established by the Commissioner;

   . Massachusetts banking law restrictions which require that (1) each bank's capital not be impaired and (2) each bank maintain a capital structure with a surplus account amounting to at least 50% of its capital stock and transfer to its surplus account each year from net profits, 0.25% of its deposit liabilities; and

   . Maine banking law restrictions which require that a bank may not, without the Superintendent's approval, authorize dividends that reduce its capital below certain standards established by the Superintendent.

   Affiliate Transactions. As noted above, banks are subject to restrictions imposed by federal law on extensions of credit to, purchases of assets from, and certain other transactions with affiliates and on investments in stock or other securities issued by affiliates. These restrictions prevent banks from making loans to affiliates unless the loans are secured by collateral in specified amounts and have terms at least as favorable to the bank as the terms of comparable transactions between the bank and non-affiliates. Further, federal and applicable state laws significantly restrict extensions of credit by banks to directors, executive officers and principal stockholders and other related parties.

   Deposit Insurance. Our banks' deposits are insured by the Bank Insurance Fund of the FDIC to the legal maximum of $100,000 for each insured depositor. The Federal Deposit Insurance Act provides that the FDIC shall set deposit insurance assessment rates on a semi-annual basis at a level sufficient to increase the ratio of Bank Insurance Fund reserves to BIF-insured deposits to at least 1.25% over a 15-year period commencing in 1991, and to maintain that ratio. Although the established framework of risk-based insurance assessments accomplished this increase in May 1995, and the FDIC has made a substantial reduction in the assessment rate schedule, the Bank Insurance Fund insurance assessments may be increased in the future if necessary to maintain reserves at the required level.

   Federal Reserve Board Policies. The monetary policies and regulations of the FRB have had a significant effect on the operating results of banks in the past and are expected to continue to do so in the future. FRB policies affect the levels of bank earnings on loans and investments and the levels of interest paid on bank deposits through the Federal Reserve System's open-market operations in U.S. government securities, regulation of the discount rate on bank borrowings from Federal Reserve Banks and regulation of non-earning reserve requirements applicable to bank deposit account balances.

   Consumer Protection Regulation; Bank Secrecy Act; USA Patriot Act. Other aspects of the lending and deposit businesses of our banks that are subject to regulation by the FDIC, the OCC and state banking authorities, as applicable, include disclosure requirements with respect to the payment of interest, payment and other terms of consumer and residential mortgage loans, and disclosure of interest and fees and other terms of, and the availability of, funds for withdrawal from consumer deposit accounts. In addition, our banks are subject to federal and state laws prohibiting certain forms of discrimination in credit transactions, and imposing certain record keeping, reporting and disclosure requirements with respect to residential mortgage loan applications. Our national bank is also subject to federal laws establishing certain record keeping, customer identification and reporting requirements with respect to certain large cash transactions, sales and travelers checks or other monetary instruments and international transportation of cash or monetary instruments. In addition, under the USA Patriot Act of 2001, financial institutions, such as our banks, are required to implement additional policies and procedures with respect to, or additional measures designed to address, any or all of the following matters, among others: (1) money laundering; (2) suspicious activities and currency transaction reporting; and (3) currency crimes.

   Community Reinvestment Act Regulations. The Community Reinvestment Act of 1977 requires lenders to identify the communities served by the bank's offices and to identify the types of credit the bank is prepared to extend within these communities. Failure of a bank to receive at least a "satisfactory" rating could inhibit the bank or its holding company from undertaking certain activities, including engaging in activities newly permitted as a financial holding company under the Gramm-Leach-Bliley Act and acquisitions of other financial institutions, which require regulatory approval based, in part, on Community Reinvestment Act compliance considerations. The FRB must take into account the record of performance of banks in meeting the credit needs of the entire community served, including low and moderate-income neighborhoods.

   Capital Requirements. The FDIC has established guidelines with respect to the maintenance of appropriate levels of capital by state chartered FDIC-insured banks that are not members of the Federal Reserve System, and the OCC and FRB have established substantially identical guidelines for national banks and bank holding companies. If a banking organization's capital levels fall below the minimum requirements established by these guidelines, a bank or bank holding company will be expected to develop and implement a plan acceptable to the FDIC, the OCC or the FRB, as applicable, to achieve adequate levels of capital within a reasonable period, and may be denied approval to acquire or establish additional banks or non-bank businesses, merge with other institutions or open branch facilities until those capital levels are achieved. Federal legislation requires federal bank regulators to take "prompt corrective action" with respect to insured depository institutions that fail to satisfy minimum capital requirements and imposes significant restrictions on those institutions.

   In particular, FDIC guidelines and regulations and the Federal Deposit Insurance Corporation Improvement Act of 1991 include, among other things:

   . minimum leverage capital ratios or Tier 1 capital to total assets ratios and other required ratios;

   . minimum capital levels measured as a percentage of a bank's risk-adjusted assets;

   . as noted above, requirements that federal banking regulators take "prompt corrective action" with respect to, and impose significant restrictions on, any bank that fails to satisfy its applicable minimum capital requirements;

   . assignment of a bank by the FDIC to one of three capital categories consisting of (1) well capitalized, (2) adequately capitalized and (3) undercapitalized, and one of three supervisory categories, which category assignments determine the bank's assessment rate;

   .  restrictions on the ability of a bank to accept brokered deposits;

   . authorization of the FDIC to appoint itself as conservator or receiver for a state-chartered bank under certain circumstances and expansion of the grounds for appointment of a conservator or receiver for an insured depository institution;

   .  adoption of uniform real estate lending standards;

   . standards for safety and soundness related to, among other things, internal controls and audit systems, loan documentation, credit underwritings and interest rate risk exposure;

   .  restrictions on the activities and investments of state-chartered banks;
      and

   .  consumer protection provisions.

   The OCC has promulgated substantially similar guidelines and regulations with respect to national banks.

                        DESCRIPTION OF DEBT SECURITIES

   This section describes the general terms and provisions of the debt securities, other than the junior subordinated debt securities, that are offered by this prospectus. The applicable prospectus supplement will describe the specific terms of the series of debt securities offered under that applicable prospectus supplement and any general terms outlined in this section that will not apply to those debt securities.

   The senior debt securities and the subordinated debt securities will be issued under indentures to be entered into between us and the indenture trustee. The indentures will be qualified under the Trust Indenture Act of 1939. The forms of the indentures have been filed as exhibits to the registration statement of which this prospectus is a part.

   This section summarizes the material terms and provisions of the indentures and the debt securities. Because this is only a summary, it does not contain all the details found in the full text of the indentures and the debt securities. You can access complete information by referring to the forms of indentures and the forms of debt securities.

General

   We can issue the debt securities from time to time in one or more series. We may reopen any series and create and issue additional debt securities with the same terms as the debt securities offered under the applicable prospectus supplement, and the debt securities will form a single series with the debt securities offered under the applicable prospectus supplement. The indentures will not limit the aggregate principal amount of debt securities that we may issue under them, nor the amount of other debt that we may issue. Our board of directors will determine by or pursuant to a resolution, the terms of each series of debt securities as provided in an officer's certificate or a supplemental indenture. The applicable prospectus supplement will describe the specific terms of the debt securities offered.

   Because we are a holding company, our rights and the rights of our creditors, including the holders of the debt securities offered by this prospectus, to participate in the assets of any subsidiary during its liquidation or reorganization, will be subject to the prior claims of the subsidiary's creditors, unless we are ourselves a creditor with recognized claims against the subsidiary. Any capital loans that we make to our bank subsidiaries would be subordinate in right of payment to deposits and to other indebtedness of the subsidiary. Claims from creditors, other than us, on the subsidiaries may include long-term and medium-term debt and substantial obligations related to deposit liabilities, federal funds purchased, securities sold under repurchase agreements, and other short-term borrowings.

   The debt securities will be unsecured unless we provide otherwise in a supplemental indenture. The unsecured debt securities issued under the senior indenture will rank equally with all of our other unsecured and unsubordinated indebtedness. The subordinated debt securities will be subordinated as described below under the caption "--Subordination of Subordinated Debt Securities."

   Unless the applicable prospectus supplement indicates otherwise, we will issue the debt securities of any series only in denominations of $1,000 or multiples of $1,000. We may issue these debt securities in the form of one or more global securities, as described below under the caption "--Global Securities."

   There will be no service charge for any transfer or exchange of the debt securities, but we may require holders of debt securities to pay a sum sufficient to cover any tax or other governmental charge due in connection with a transfer or exchange of the debt securities and furnish appropriate endorsements and transfer documents.

   We may issue debt securities as original issue discount securities to be sold at a substantial discount below their principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates.

The applicable prospectus supplement will describe the U.S. federal income tax consequences and other special factors applicable to any debt securities that should be considered before purchasing any original issue discount securities.

   Unless the applicable prospectus supplement indicates otherwise, we will pay the principal of and any premium and interest on the debt securities, and the holders of debt securities can register the transfer of the debt securities, at the principal corporate trust office of the applicable trustee. In addition, unless the applicable prospectus supplement indicates otherwise, we have the option to pay interest by check mailed to registered holders of the debt securities at their registered addresses.

   The applicable prospectus supplement will describe the terms of the offered debt securities, including some or all of the following:

   .  the title of the offered debt securities;

   .  whether the offered debt securities are senior or subordinated;

   . any limit on the aggregate principal amount of the offered debt securities;

   . the price or prices at which the offered debt securities will be issued, expressed as a percentage of the principal amount;

   .  the date or dates on which the offered debt securities will be payable;

   . the fixed or variable interest rate or rates of the debt securities, or the method by which the interest rate or rates will be determined;

   . the date or dates, or the method for determining the date or dates, from which interest will accrue;

   . the dates on which interest will be payable and the regular related record dates;

   . any obligation we have to redeem or purchase the offered debt securities pursuant to any sinking fund or analogous provision, at our option or at the option of holders of the debt securities, and the times and prices at which we must redeem or purchase the offered debt securities as a result of such an obligation;

   . the currency for the payment of principal and any premium and interest payable on the offered debt securities, if other than in U.S. dollars;

   . the place or places where the principal and any premium and interest on the offered debt securities will be payable;

   . any other event or events of default related to the offered debt securities in addition to or in lieu of those described under the caption "--Events of Default;"

   . the denominations in which any offered debt securities will be issuable, if other than denominations of $1,000 or any larger amount that is an integral multiple of $1,000;

   . whether we may issue the offered debt securities in whole or in part in the form of one or more global securities and, if so, the identity of the depositary for these global securities and the circumstances under which beneficial owners may exchange these global securities for securities registered in the name of a person other than the depositary or its nominee; and

   . any other terms of the offered debt securities consistent with the provisions of the indentures.

   The terms on which any offered debt securities may be convertible into or exchangeable for other securities of Chittenden or another party will be set forth in the prospectus supplement relating to those offered debt securities. The terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. The terms may include provisions under which the number of other securities to be received by the holders of a series of debt securities may be adjusted.

Global Securities

   We can issue the debt securities of a series in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Unless the applicable prospectus supplement indicates otherwise, we will issue these global securities in registered form. The applicable prospectus supplement will describe the specific terms of the depositary arrangements relating to a series of debt securities.

Subordination of Subordinated Debt Securities

   Payment of the principal of and interest and premium, if any, on the subordinated debt securities will be subordinate to:

   . the right of the holders of our senior indebtedness to receive payment of all amounts of senior indebtedness; and

   . in some cases, the right of our creditors to receive payment in respect of our general obligations.

   The subordinated indenture defines "senior indebtedness" as the principal of and the interest and premium, if any, on:

   . all of our indebtedness for money borrowed, whether outstanding on the date of execution of the subordinated indenture, or created, assumed or incurred after that date, except for indebtedness that is expressly stated to rank junior or equal in right of payment to the subordinated debt securities; and

   .  any deferrals, renewals or extensions of senior indebtedness.

The term senior indebtedness includes any senior debt securities issued under the senior indenture.

   The subordinated indenture defines "general obligations" as all of our obligations to pay claims (as defined in section 101(5) of the Bankruptcy Code) of general creditors, other than:

   .  obligations on senior indebtedness; and

   . obligations on subordinated debt securities and our indebtedness for money borrowed ranking equal or subordinate to the subordinated debt securities.

If, however, the Board of Governors of the Federal Reserve System, or other primary federal banking supervisor of our company, promulgates any rule or issues any interpretation defining the obligations to which subordinated debt of a bank holding company must be subordinated to be included in capital, then the term general obligations shall mean the obligations described in the most recent rule promulgated or interpretation issued, other than the exclusions described above.

   The term "indebtedness for money borrowed," as used in the definitions of the terms senior indebtedness and general obligations, means any obligation of ours or any obligation guaranteed by us to repay money borrowed, whether or not evidenced by bonds, debt securities, notes or other written instruments, and any deferred obligation to pay the purchase price of property or assets.

   A holder of subordinated debt securities is not entitled to demand or receive payment on the subordinated debt securities unless:

   . all principal of, and interest and premium, if any, due on, our senior indebtedness has been paid in full or provided for; and

   . at the time of the payment and immediately thereafter, there exists no event of default permitting the holders of any senior indebtedness to accelerate the maturity of the senior indebtedness, or event which, with notice or lapse of time or both, would become such an event of default.

   If our assets are paid or distributed in connection with a dissolution, winding-up, liquidation or reorganization, the holders of our senior indebtedness will be entitled to receive payment in full of all principal, interest and premium, if any, due under the terms of the senior indebtedness and then our creditors will be entitled to receive full payment in respect of our general obligations before any payment is made on the subordinated debt securities.

   If, upon any distribution of our assets in connection with our dissolution, winding up, liquidation or reorganization, the person distributing our assets makes any payment on behalf of subordinated debt securities prior to the payment in full of our senior indebtedness and our general obligations, the person receiving this payment must use the payment:

   .  first, to repay our senior indebtedness; and

   .  second, to repay our general obligations.

As a result, if we experience bankruptcy, insolvency or reorganization, holders of the senior indebtedness can receive more, ratably, and holders of the subordinated debt securities can receive less, ratably, than our creditors who are not holders of senior indebtedness or subordinated debt securities. This subordination will not prevent any event of default on the subordinated debt securities from occurring. Unless the applicable prospectus supplement indicates otherwise, the subordinated indenture does not provide any right to accelerate the payment of the principal of the subordinated debt securities if payment of the principal or interest, or performance of any agreement in the subordinated debt securities or subordinated indenture, is in default.

   The subordination provisions of the subordinated indenture described in this prospectus are included for the benefit of holders of senior debt securities and are not intended for the benefit of creditors of general obligations. The trustee and we can amend the subordinated indenture to reduce or eliminate the rights of creditors of general obligations without their consent or the consent of holders of the subordinated debt securities. The provisions of the subordinated indenture stating that the subordinated debt securities will be subordinated in favor of creditors of general obligations will be immediately and automatically terminated if any of the following arises:

   . the Federal Reserve Board, or other primary federal banking supervisor of our company, promulgates any rule or regulation, or issues any interpretation that:

     . permits us to include the subordinated debt securities in our capital if the debt securities were subordinated in right of payment to senior indebtedness without regard to any of our other obligations;

     . eliminates the requirement that subordinated debt of a bank holding company must be subordinated in right of payment to its general creditors to be included in capital; or

     . causes the subordinated debt securities to be excluded from capital, without regard to the subordination provisions described above; or

   . any event results in us no longer being subject to the capital requirements of bank regulatory authorities.

Restrictive Covenants

   Subject to the provisions described under the caption "--Consolidation, Merger and Sale of Assets," the senior indenture prohibits:

   . the issue, sale or other disposition of shares of or securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, voting stock of a principal subsidiary bank;

   . the merger or consolidation of a principal subsidiary bank with or into any other corporation; or

   . the sale or other disposition of all or substantially all of the assets of a principal subsidiary bank, if, after giving effect to the transaction and the issuance of the shares of voting stock or the maximum number of shares of voting stock that can be issued after the conversion or exercise of the convertible securities, options, warrants or rights, we would own, directly or indirectly, 80% or less of the shares of voting stock of the principal subsidiary bank or of the successor bank which acquires the assets.

   In the senior indenture, we also agree that we will not create, assume, incur or cause to exist any pledge, encumbrance or lien, as security for indebtedness for money borrowed, on:

   . any shares of or securities convertible into voting stock of a principal subsidiary bank that we own directly or indirectly; or

   . options, warrants or rights to subscribe for or purchase shares of voting stock of a principal subsidiary bank that we own directly or indirectly,

without providing that the senior debt securities of all series will be equally secured if, after treating the pledge, encumbrance or lien as a transfer to the secured party, and after giving effect to the issuance of the shares of voting stock or the maximum number of shares of voting stock issuable after conversion or exercise of the convertible securities, options, warrants or rights, we would own, directly or indirectly, 80% or less of the shares of voting stock of the principal subsidiary bank. The applicable prospectus supplement will include the definition of the term "principal subsidiary bank."

   Holders of at least a majority in aggregate principal amount of the outstanding senior debt securities of each series can waive, as far as that series is concerned, our compliance with either of the restrictive covenants stated above. Unless the applicable prospectus supplement indicates otherwise, the subordinated indenture does not contain either of the restrictive covenants stated above. Additionally, other than the restrictive covenants stated above and unless the applicable prospectus supplement indicates otherwise, neither indenture contains any other provision which restricts us from:

   . incurring or becoming liable on any secured or unsecured senior indebtedness or general obligations;

   .  paying dividends or making other distributions on our capital stock;

   .  purchasing or redeeming our capital stock; or

   .  creating any liens on our property for any purpose.

   Unless the applicable prospectus supplement indicates otherwise, neither indenture contains covenants specifically designed to protect holders from a highly-leveraged transaction in which we are involved.

Events of Default

   Unless otherwise provided in any supplemental indenture or officer's certificate relating to a specific series of debt securities, the only events defined in the senior indenture as events of default for any series of senior debt securities are:

   . our failure to pay any interest on any senior debt securities of a series when due, which failure continues for 30 days;

   . our failure to pay any principal of or premium on any senior debt securities of a series when due;

   . our failure to make any sinking fund payment when due for any senior debt securities of a series;

   . our failure to perform any other covenant in the senior indenture, other than a covenant included in the senior indenture solely for the benefit of a series of senior debt securities other than that series, which failure continues for 60 days after written notice;

   . the occurrence of an event of default under any indenture or instrument under which we have or a principal subsidiary bank has outstanding indebtedness in an amount in excess of $5,000,000 and a default in, or acceleration of, the payment of this indebtedness, which default has not been cured or acceleration annulled within 60 days after written notice; and

   . some events of bankruptcy, insolvency or reorganization which involve us or a principal subsidiary bank.

   Unless otherwise provided, the only events defined in the subordinated indenture as events of default for any series of subordinated debt securities are:

   .  some events of bankruptcy, insolvency or reorganization that involve us;
      and

   . some events involving the receivership, conservatorship or liquidation of a principal subsidiary bank.

   If an event of default occurs and is continuing on any series of debt securities outstanding under either indenture, then either the applicable trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount, or if any of the debt securities of that series are original issue discount debt securities, the lesser portion of the principal amount of those debt securities, of all of the debt securities of that series to be due and payable immediately, by notice as provided in the applicable indenture. At any time after a declaration of acceleration has been made on the debt securities of any series, but before the applicable trustee has obtained a judgment for payment, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under some circumstances, rescind and annul this acceleration.

   Subject to provisions in each indenture relating to the duties of the trustee during a default, no trustee will be under any obligation to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders of any series of debt securities then outstanding under that indenture, unless the holders offer to the trustee reasonable indemnity. Holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or exercising any trust or power conferred on the trustee.

   We must furnish to each trustee, an annual statement regarding our performance on some of our obligations under the applicable indenture and any default in our performance.

Modification and Waiver

   Except as otherwise specifically provided in the applicable indenture, modifications and amendments of an indenture generally will be permitted only with the consent of holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series affected by the modification or amendment. However, none of the following modifications are effective against any holder of a debt security without the consent of the holders of each outstanding debt security affected by the modification or amendment:

   . changing the stated maturity of the principal of or any installment of principal or interest on any debt security;

   . reducing the principal amount of or premium or interest on any debt security;

   . reducing the amount of principal of an original issue discount debt security that would be due and payable at declaration of acceleration of its maturity;

   . changing the place for payment where, or coin or currency in which, any principal of or premium or interest on any debt security is payable;

   . impairing the right to take legal action to enforce any payment of or related to any debt security;

   . reducing the percentage in principal amount of outstanding debt securities of any series required to modify, amend, or waive compliance with some provisions of the indenture or to waive some defaults;

   . modifying the subordination provisions of the subordinated indenture in a manner adverse to the holders; or

   .  modifying any of the above provisions.

   Holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series can waive, as far as that series is concerned, our compliance with some restrictive provisions of the applicable indenture.

   Holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series may waive any past default under the applicable indenture, as far as that series is concerned, except:

   . a default in the payment of principal of or interest or premium, if any, on any debt security; or

   . a default in a covenant or provision of the applicable indenture that cannot be modified or amended without the consent of the holders of each outstanding debt security of the series affected.

   Each indenture provides that, in determining whether holders of the requisite principal amount of the outstanding debt securities have given any request, demand, authorization, direction, notice, consent or waiver, or whether a quorum is present at a meeting of holders of debt securities:

   . the principal amount of an original issue discount debt security considered to be outstanding will be the amount of the principal of that original issue discount debt security that would be due and payable if payment of the original issue discount debt security was accelerated to the date of the determination; and

   . the principal amount of a debt security denominated in a foreign currency or currency unit that is deemed to be outstanding will be the U.S. dollar equivalent, determined on the date of original issuance for that debt security, of the principal amount, or, in the case of an original issue discount debt security, the U.S. dollar equivalent, determined on the date of original issuance for that debt security, of the amount determined as provided in the bullet point above.

   We and the trustee may change an indenture without the consent of holders of the debt securities for specified purposes, including, among other purposes, to fix any ambiguity or inconsistency in the indenture, provided that the change does not materially adversely affect the interest of any holder of any series of debt securities under the indenture. In addition, we and the trustee may execute any supplemental indenture to create any new series of debt securities, without the consent of any holders.

Consolidation, Merger and Sale of Assets

   Without the consent of the holders of any outstanding debt securities, we cannot consolidate with or merge into another entity or convey, transfer or lease substantially all of our properties and our assets, to any entity unless:

   . such entity is organized or validly existing under the laws of any domestic jurisdiction;

   . the successor entity assumes our obligations on the debt securities and under the indentures; and

   . immediately after the transaction, we would not be in default under the indentures and no event, which after notice or the lapse of time or both would become an event of default under the indentures, shall have occurred and be continuing.

                        DESCRIPTION OF PREFERRED STOCK

   The following is a description of the general terms and information relating to the preferred stock offered by this prospectus. This description may not contain all of the information that is important to you. You can access complete information by referring to our charter and by-laws before you purchase any shares of our preferred stock.

General

   Under our charter, we are authorized to issue 1,000,000 shares of preferred stock, par value $100.00 per share, all of which is currently undesignated. As of March 31, 2002, no shares of preferred stock were issued and outstanding.

   Our board of directors is authorized to issue, without stockholder approval, shares of preferred stock from time to time in one or more series. Subject to limitations of the Vermont Business Corporation Act and our charter and by-laws, our board of directors may determine the number of shares constituting each series of preferred stock and the designation, preferences, voting powers, limitations and special or relative rights or privileges of that series. These may include provisions concerning voting rights, dividends, redemption rights, dissolution or the distribution of assets, conversion or exchange, and other subjects or matters as may be fixed by resolution of the board.

Terms

   You should refer to the prospectus supplement relating to the offering of a series of preferred stock and the articles of amendment designating the series of preferred stock for the specific terms of that series, including:

   . the distinctive serial designation and the number of shares constituting such series;

   . the dividend rates or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date or dates the dividends shall begin to cumulate, the payment date or dates for dividends, and the participating and other rights, if any, with respect to dividends;

   .  the voting powers, full or limited, if any, of the shares of such series;

   . whether the shares of such series shall be redeemable and, if so, the price or prices at which, and the terms and conditions on which, such shares may be redeemed;

   . the amount or amounts payable upon the shares of such series and any preferences applicable thereto in the event of voluntary or involuntary liquidation, dissolution or winding up of Chittenden;

   . whether the shares of such series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such fund and the manner of its application, including the price or prices at which such shares may be redeemed or purchased through the application of such fund;

   . whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same class of our stock and, if so convertible or exchangeable, the conversion price or prices, or the rate or rates of exchange, and any adjustments at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

   . the price or other consideration for which the shares of such series shall be issued;

   .  the par value of such shares; and

   . such other powers, preferences, rights, qualifications, limitations and restrictions as the board of directors may deem advisable.

   When we issue shares of preferred stock, the series will be fully paid and nonassessable, meaning that the full purchase price of the outstanding shares of preferred stock will have been paid and the holders of the shares will not be assessed any additional monies for the shares. Unless the applicable prospectus supplement indicates otherwise, each series of the preferred stock will rank equally with any outstanding shares of our preferred stock and each other series of the preferred stock. Unless the applicable prospectus supplement states otherwise, the preferred stock will have no preemptive rights to subscribe for any additional securities which are issued by us, meaning that the holders of shares of preferred stock will have no right to buy any portion of the issued securities.

Transfer Agent

   The transfer agent and registrar for the preferred stock will be set forth in the applicable prospectus supplement.

                          DESCRIPTION OF COMMON STOCK

   The following is a description of the material terms and provisions of our common stock. It may not contain all the information that is important to you. You can access complete information by referring to our charter and by-laws before you purchase any shares of our common stock. The following description supplements the description of our common stock contained in our registration statement on Form 8-A, filed on January 8, 1998, as amended, which is incorporated by reference in this prospectus.

General

   Under our charter, we are authorized to issue up to 60,000,000 shares of common stock, par value $1.00 per share. As of March 31, 2002, there were 32,180,488 shares of common stock issued and outstanding. We may amend our charter, with stockholder approval, from time to time to increase the number of authorized shares of common stock. Our common stock is listed on the New York Stock Exchange under the symbol "CHZ."

Dividends

   Subject to the preferential rights of any other class or series of stock, holders of shares of our common stock will be entitled to receive dividends, if and when they are authorized and declared by our board of directors, out of assets that we may legally use to pay dividends. Under Vermont law, we may not make any distributions to our stockholders, by dividend or otherwise, if, after giving effect to the distribution:

   . we would not be able to pay our debts as they become due in the usual course of business; or

   . our total assets would be less then the sum of our total liabilities plus the amount that would be needed, if we were dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those of the common stockholders, unless provided otherwise in our charter.

As a bank holding company, our ability to pay dividends is affected by the ability of our bank subsidiaries to pay dividends. Our ability, and the ability of our bank subsidiaries, to pay dividends in the future may be affected by bank regulatory requirements and capital guidelines.

Voting

   Each share of our common stock is entitled to one vote per share. In general, a majority of votes cast with respect to a matter will be sufficient to authorize action upon routine matters, except when a larger vote is required by law. Directors are elected by a plurality of the votes cast, and stockholders do not have the right to cumulate their votes in the election of directors. For that reason, holders of a majority of the shares of our common stock entitled to vote in any election of directors may elect all of the directors standing for election.

Classified Board of Directors

   Our charter provides for a classified board of directors. Our board is divided into three classes of directors, designated Category I, Category II, and Category III, with the classes being as equal in size as possible. Each class of directors is elected for a three-year term at rotating annual meetings of stockholders.

Certain Business Combinations

   Our charter provides that a business combination involving a related person or affiliate must be approved by two-thirds of the continuing directors and two-thirds of the outstanding shares of our capital stock. This charter provision may be amended only with the approval of two-thirds of the outstanding shares of our capital stock.

Liquidation Rights

   In the event of liquidation, holders of our common stock would be entitled to receive proportionately any assets legally available for distribution to our stockholders with respect to shares held by them, subject to any prior rights of any outstanding preferred stock.

Preemptive or Other Rights

   Holders of our common stock are not entitled to any preemptive rights, redemption privileges, sinking fund privileges or conversion rights. Also, there is no liability for further calls or assessments by Chittenden.

Transfer Agent

   The transfer agent and registrar for the common stock is EquiServe Trust Company, N.A., in Providence, Rhode Island.

Restrictions on Ownership

   The Bank Holding Company Act generally would prohibit any company that is not engaged in banking activities and activities that are permissible for a bank holding company or a financial holding company from acquiring control of Chittenden. Control is generally defined as ownership of 25% or more of any class of the voting stock or other exercise of a controlling influence. In addition, any existing bank holding company would require the prior approval of the Federal Reserve Board before acquiring more than 5% of any class of our voting stock. In addition, the Change in Bank Control Act of 1978 prohibits a person or group of persons from acquiring "control" of a bank holding company unless the FRB has been notified and has not objected to the transaction. Under a rebuttable presumption established by the FRB, the acquisition of 10% or more of a class of voting stock of a bank holding company with a class of securities registered under Section 12 of the Exchange Act, such as Chittenden, would constitute acquisition of control of the bank holding company under the circumstances set forth in the presumption.

                            DESCRIPTION OF WARRANTS

   We may issue warrants for the purchase of debt securities, common stock and preferred stock. Warrants may be issued separately or together with debt securities, common stock and preferred stock offered by any prospectus supplement and may be attached to or separate from such common stock, preferred stock or debt securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust corporation, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of offered warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants. Copies of the forms of warrant agreements, including the forms of warrant certificates representing the warrants, will be filed as exhibits to a document incorporated by reference in the registration statement of which this prospectus is a part.

   This section describes the general terms and provisions of the warrants offered by this prospectus. The applicable prospectus supplement will describe the specific terms of any issuance of warrants. You can access complete information by referring to the particular terms of any warrants we offer in any prospectus supplement, together with the more detailed form of warrant agreement and the form of warrant certificate. The prospectus supplement also will state whether any of the terms summarized below do not apply to the warrants being offered.

General

   The applicable prospectus supplement will describe the terms of the warrants, including the following where applicable:

   .  the title of the warrants;

   .  the offering price for the warrants, if any;

   .  the aggregate number of the warrants;

   . the designation and terms of the debt securities, common stock or preferred stock, if any, purchasable upon exercise of the warrants;

   . the designation and terms of the debt securities, common stock or preferred stock, if any, with which the warrants are issued and the number of warrants issued with each of these securities;

   . the date after which the warrants and any debt securities, common stock or preferred stock, if any, issued with the warrants will be separately transferable;

   . the principal amount of debt securities that may be purchased upon exercise of a warrant and the purchase price;

   . the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the purchase price;

   .  the dates on which the right to exercise the warrants begins and expires;

   . the minimum or maximum amount of the warrants that may be exercised at any one time;

   .  information with respect to any book-entry procedures;

   . the currency, currencies or currency units in which the offering price, if any, and the exercise price are payable;

   .  a discussion of some U.S. federal income tax considerations;

   . any anti-dilution provisions or other provisions providing for the adjustment of the exercise price of, or the number of shares issuable under, the warrants;

   .  any redemption or call provisions applicable to the warrants; and

   . any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

   Warrant certificates may be exchanged for new warrant certificates of different denominations, may be presented for registration of transfer, and may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of any warrant to purchase debt securities, holders of such warrants will not have any of the rights of holders of the debt securities that may be purchased upon such exercise, including the right to receive payments of principal of or interest or premium, if any, on the debt securities to be purchased upon such exercise or to enforce covenants in the applicable indenture. Prior to the exercise of any warrants to purchase preferred stock or common stock, holders of such warrants will not have any rights of holders of the preferred stock or common stock that may be purchased upon such exercise, including the right to receive payments of dividends, if any, on the preferred stock or common stock to be purchased upon such exercise or to exercise any applicable right to vote.

Exercise of Warrants

   Each warrant will entitle the holder to purchase such principal amount of debt securities or shares of common stock or preferred stock, as the case may be, at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement relating to the offered warrants. After the close of business on the expiration date of the warrants, or such later date to which such expiration date may be extended by us, unexercised warrants will become void.

   Warrants may be exercised by delivering to the warrant agent payment as provided in the applicable prospectus supplement of the amount required to purchase the debt securities, common stock or preferred stock, as the case may be, to be purchased upon such exercise together with certain information set forth in the warrant certificate. On receipt of such payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, issue and deliver the debt securities, common stock or preferred stock, as the case may be, to be purchased upon the exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants.

                    DESCRIPTION OF JUNIOR SUBORDINATED DEBT

   This section describes the general terms and provisions of the junior subordinated debt securities that are offered by this prospectus. The applicable prospectus supplement will describe the specific terms of the series of the junior subordinated debt securities offered under that prospectus supplement and any general terms outlined in this section that will not apply to those junior subordinated debt securities.

   The junior subordinated indenture will be qualified under the Trust Indenture Act of 1939. A form of the junior subordinated indenture is filed as an exhibit to the registration statement relating to this prospectus.

   This section summarizes the material terms and provisions of the junior subordinated indenture and the junior subordinated debt securities. Because this is a summary, it does not contain all of the details found in the full text of the junior subordinated indenture and the junior subordinated debt securities. You can access complete information by referring to the form of junior subordinated indenture and the form of junior subordinated debt security.

General

   We can issue the junior subordinated debt securities in one or more series. The junior subordinated debt securities may be issued to a trust in connection with the trust's offering of related capital securities or separately.

   Unless otherwise described in the applicable prospectus supplement regarding any offered junior subordinated debt securities, the junior subordinated debt securities will rank equally with all other series of junior subordinated debt securities, will be unsecured and will be subordinate and junior in priority of payment to all of our senior debt as described below under the caption "--Subordination."

   The indenture does not limit the amount of junior subordinated debt securities which we may issue, nor does it limit our issuance of any other secured or unsecured debt. We can issue the junior subordinated debt securities by or pursuant to a resolution of our board of directors as provided in an officer's certificate or a supplemental indenture.

   The applicable prospectus supplement will describe the following terms of the junior subordinated debt securities:

   .  the title;

   .  any limit on the aggregate principal amount that may be issued;

   . the date or dates on which the principal is payable or the method of determining that date;

   . the interest rate, if any, the interest payment dates, any rights we may have to defer or extend an interest payment date, and the regular record date for any interest payment or the method by which any of the foregoing will be determined;

   . the place or places where payments of principal, interest or premium, if any, shall be payable and where the junior subordinated debt securities can be presented for registration of transfer or exchange, and the place or places where notices and demands to or on us can be made;

   . any period or periods within which, date or dates on which, price or prices at which and other terms and conditions on which the junior subordinated debt securities can be redeemed, in whole or in part, at our option;

   . our right, or any right of the holders of our junior subordinated debt securities to require us, to redeem, purchase or repay the junior subordinated debt securities and other related terms and provisions;

   . the denominations in which any junior subordinated debt securities will be issued if other than denominations of $100,000 and integral multiples of $1,000 in excess thereof;

   . if other than in U.S. dollars, the currency in which the principal of, and interest and premium, if any, on, the junior subordinated debt securities will be payable or denominated;

   . any additions, modifications or deletions in the events of default or covenants specified in the indenture;

   . the portion of the principal amount, if less than all of this amount, that will be payable at declaration of acceleration of the maturity;

   . the index or indices used to determine the amount of payments of principal and premium, if any, on any junior subordinated debt securities or the manner in which these amounts will be determined;

   . whether the junior subordinated debt securities will be issued in global form and, in that case, the terms and the depositary for these global securities;

   . the terms and conditions under which temporary global securities are exchanged for definitive junior subordinated debt securities of the same series;

   .  the paying agent;

   . the terms and conditions of any right to convert or exchange any junior subordinated debt securities into any of our other securities or property;

   .  the form of trust agreement and guarantee agreement;

   . the relative degree, if any, to which the junior subordinated debt securities shall be senior or subordinated to other junior subordinated debt securities or any of our other indebtedness in right of payment; and

   . any other terms of the junior subordinated debt securities consistent with the provisions of the indenture.

   Junior subordinated debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the U.S. federal income tax consequences and other special factors applicable to any junior subordinated debt securities that should be considered before purchasing any of these original issue discount securities.

   The applicable prospectus supplement will describe the restrictions, elections, some U.S. federal income tax consequences, and specific terms and other information related to the junior subordinated debt securities if the purchase price, principal, premium or interest of any of the junior subordinated debt securities is payable or denominated in one or more foreign currencies or currency units.

   If any index is used to determine the amount of payments of principal, premium or interest on any series of junior subordinated debt securities, special U.S. federal income tax, accounting and other considerations applicable to the junior subordinated debt securities will be described in the applicable prospectus supplement.

Option to Defer Interest Payments

   If provided in the applicable prospectus supplement and if the junior subordinated debt securities are not in default, we will have the right at any time and from time to time during the term of any series of junior subordinated debt securities to defer payment of interest for an extension period of a number of consecutive interest payment periods as specified in the applicable prospectus supplement.

   Some U.S. federal income tax consequences and considerations applicable to any junior subordinated debt securities that permit extension periods will be described in the applicable prospectus supplement.

Redemption

   Unless otherwise indicated in the applicable prospectus supplement, junior subordinated debt securities will not be subject to any sinking fund.

   Unless the applicable prospectus supplement indicates otherwise, we may, at our option and subject to the receipt of prior approval by the Board of Governors of the Federal Reserve System, if then required under applicable capital guidelines or policies, redeem the junior subordinated debt securities of any series that correspond to related capital securities:

   . in whole or in part, on one or more occasions, on or after the date that is five years after the original date of issuance; or

   . in whole, but not in part, at any time within 90 days of the occurrence of a Tax Event, Investment Company Event or Regulatory Capital Event.

   A "Tax Event" means the receipt by us or a trust of an opinion of tax counsel (which may be our counsel or counsel of an affiliate, but not an employee, and which must be reasonably acceptable to the property trustee) experienced in tax matters stating that, as a result of:

   . any amendment to, or change (including any announced prospective change) in, the laws, or any regulations under the laws, of the United States or any political subdivision or taxing authority affecting taxation; or

   . any official administrative pronouncement or action or judicial decision interpreting or applying the laws or regulations enumerated in the preceding bullet point;

which amendment or change is effective, or pronouncement, action or judicial decision is announced, on or after the original issuance date of the capital securities related to the corresponding series of junior subordinated debt securities, there is more than an insubstantial risk that:

   . the trust is, or will be within 90 days of the date of the opinion of counsel, subject to U.S. federal income tax on interest received or accrued on the junior subordinated debt securities;

   . interest payable by us to the trust on the junior subordinated debt securities is not, or will not be within 90 days of the date of the opinion of counsel, deductible, in whole or in part, for U.S. federal income tax purposes; or

   . the trust is, or will be within 90 days of the date of the opinion of counsel, subject to more than a minimal amount of other taxes, duties or other governmental charges.

   An "Investment Company Event" means the receipt by us and a trust of an opinion of counsel (which may be our counsel or counsel of an affiliate, but not an employee, and which must be reasonably acceptable to the property trustee) experienced in matters relating to investment companies to the effect that, as a result of:

   .  any change in law or regulation; or

   . any change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority,

there is more than an insubstantial risk that the trust is or will be considered an investment company that is required to be registered under the Investment Company Act of 1940, which change becomes effective on or after the original issuance date of the capital securities related to the corresponding series of junior subordinated debt securities.

   A "Regulatory Capital Event" means the reasonable determination by us that, as a result of:

   . any amendment to, or change (including any prospective change) in, laws or any applicable regulation of the United States; or

   . any official administrative pronouncement or action or judicial decision interpreting or applying these laws or regulations, which amendment or change is effective, or pronouncement, action or judicial decision is announced, on or after the original issuance date of the capital securities related to the corresponding series of junior subordinated debt securities, there is more than an insubstantial risk of impairment of our ability to treat all or a substantial portion of the related capital securities, as Tier 1 capital or its equivalent for purposes of the capital adequacy guidelines of the Federal Reserve Board in effect and applicable to us.

   If the junior subordinated debt securities of any series are redeemable only on or after a specified date or by the satisfaction of additional conditions, the applicable prospectus supplement will specify the date or describe these conditions.

   Junior subordinated debt securities shall be redeemable in the denominations specified in the prospectus supplement. Unless the applicable prospectus supplement indicates otherwise, junior subordinated debt securities will be redeemed at a price equal to 100% of the principal amount of the junior subordinated debt securities redeemed.

   We or, at our request, the trustee will mail notice of any redemption at least 30 days and not more than 60 days before the redemption date to each holder of redeemable junior subordinated debt securities at the holder's registered address. Unless we default in the payment of the redemption price, on or after the redemption date, interest will cease to accrue on the junior subordinated debt securities or portions called for redemption.

Restrictions on Some Payments

   We and our subsidiaries will not be permitted to:

   . declare or pay any dividends or distributions on any capital stock of Chittenden Corporation;

   . redeem, purchase or acquire, or make a liquidation payment on, any capital stock of Chittenden Corporation;

   . make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of Chittenden Corporation (including other junior subordinated debt securities) that rank equally with or junior to the junior subordinated debt securities; or

   . make any guarantee payments on any guarantee by Chittenden Corporation of debt securities of any of our subsidiaries (including other guarantees of distributions on capital securities) if the guarantee ranks equally with or junior to the junior subordinated debt securities, if at that time:

   . we have actual knowledge of an event that with the giving of notice or the lapse of time, or both, would constitute an event of default under the indenture unless we have taken reasonable steps to cure the event of default;

   . the junior subordinated debt securities are held by a trust that is the issuer of a series of related capital securities and we are in default on our payment obligations under the guarantee relating to those related capital securities; or

   . we have given notice of our election to defer payment of interest on the junior subordinated debt securities of a series and we have not rescinded the notice, or the deferral shall be continuing.

These restrictions are subject to some exceptions, including the payment of dividends in additional shares of Chittenden common stock.

Modification of Indenture

   Except as otherwise specifically provided in the indenture, modifications and amendments of the indenture generally will be permitted only with the consent of the holders of at least a majority in aggregate principal amount of the outstanding junior subordinated debt securities of each series affected by the modification or amendment. However, none of the following modifications are effective against any holder without the consent of each holder of the outstanding junior subordinated debt securities affected:

   . changing the stated maturity of the principal of or any installment of principal or interest on any junior subordinated debt security, except for permitted deferrals of interest and as otherwise specified in the applicable prospectus supplement;

   . reducing the principal amount of or premium or interest on any junior subordinated debt security;

   . reducing the amount of principal of an original issue discount debt security that would be due and payable at declaration of acceleration of its maturity;

   . changing the place for payment where, or coin or currency in which, any principal of, or premium or interest on, any junior subordinated debt security is payable;

   . impairing the right to take legal action to enforce any payment of or related to any junior subordinated debt security;

   . reducing the percentage in principal amount of outstanding junior subordinated debt securities of any series required to modify, amend, or waive compliance with some provisions of the indenture or to waive some defaults;

   . modifying the subordination provisions in a manner adverse to the holders; or

   .  modifying any of the above provisions.

   If we issue junior subordinated debt securities which correspond to related capital securities, then the consent of holders of at least a majority in aggregate liquidation amount of the related capital securities is required to:

   . amend the indenture in any way that materially adversely affects the holders of the capital securities;

   .  terminate the indenture; or

   . waive any event of default or compliance with any covenant under the indenture.

   Additionally, the provision of the indenture that establishes the right of holders of related capital securities to sue us directly for payment of the corresponding junior subordinated debt securities in identified circumstances may not be amended in a manner that would impair the rights of holders of the related capital securities without the consent of each holder of related capital securities, unless and until those corresponding junior subordinated debt securities have been paid in full.

   We and the trustee may change the indenture without the consent of holders of the junior subordinated debt securities for specified purposes, including, among other purposes:

   . to fix any ambiguity, defect or inconsistency in the indenture, provided that the change does not materially adversely affect the interest of any holder of any series of junior subordinated debt securities or the interest of a holder of any related capital securities so long as they remain outstanding; and

   . to qualify or maintain the qualification of the indenture under the Trust Indenture Act.

In addition, we and the trustee may execute any supplemental indenture to create any new series of junior subordinated debt securities, without the consent of any holders.

Events of Default

   Unless otherwise provided in any supplemental indenture or officer's certificate relating to a specific series of junior subordinated debt securities, the only events defined in the applicable indenture as events of default for any series of junior subordinated debt securities, are:

   . our failure to pay any interest on any junior subordinated debt securities of a series when due, which failure continues for 30 days and the time for payment has not been extended or deferred;

   . our failure to pay any principal of or premium on any junior subordinated debt securities of a series when due and the time for payment has not been extended or deferred;

   . our failure to observe or perform in any material respect, any other covenant contained in the indenture, and that failure continues for 60 days after we receive written notice from the trustee or holders of at least 25% in principal amount of the outstanding junior subordinated debt securities of a series; or

   .  some events of bankruptcy, insolvency or reorganization.

   Holders of a majority in aggregate outstanding principal amount of any series of junior subordinated debt securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee related to that series. If an event of default under the indenture of any series occurs and is continuing, the junior subordinated trustee or the holders of at least 25% in aggregate principal amount of the outstanding junior subordinated debt securities of a series can declare the unpaid principal and accrued interest, if any, on all the outstanding junior subordinated debt securities of that series to be due and payable immediately. Similarly, in the case of junior subordinated debt securities which correspond to related capital securities, if the trustee or holders of the corresponding junior subordinated debt securities fail to make this declaration, holders of at least 25% in aggregate liquidation amount of the related capital securities will have the right to make this declaration.

   Holders of a majority in aggregate outstanding principal amount of the series of junior subordinated debt securities can rescind a declaration of acceleration if all events of default, other than the non-payment of principal that has become due solely by acceleration, have been cured or waived and we have deposited a sum sufficient to pay all principal and interest due, other than by acceleration, with the trustee. In the case of junior subordinated debt securities that correspond to related capital securities, the holders of a majority in aggregate liquidation amount of the related capital securities also will have the right to rescind the declaration.

   Holders of a majority in aggregate outstanding principal amount of the junior subordinated debt securities of any series may, on behalf of holders of that series, waive any past default, except:

   .  a default in the payment of principal or interest; or

   . a default in a covenant or provision of the indenture which cannot be modified or amended without the consent of each of the holders of outstanding junior subordinated debt securities.

In the case of junior subordinated debt securities that correspond to related capital securities, holders of a majority in liquidation amount of the related capital securities will also have that right subject to the same limitations.

   We are required to file annually, with the trustee, a certificate stating whether or not we are in compliance with all the conditions and covenants applicable to us under the indenture.

   In the case of junior subordinated debt securities that correspond to related capital securities, if an event of default occurs and is continuing on the junior subordinated debt securities, the property trustee of the related trust, as holder of the corresponding junior subordinated debt securities under the trust, will have the right to declare the principal of, and the interest on, the junior subordinated debt securities, and any amounts payable under the indenture, to be immediately due and payable, and to enforce its other rights as a creditor for these junior subordinated debt securities.

Enforcement of Some Rights by Holders of Capital Securities

   If an event of default under the indenture has occurred and is continuing, and this event can be attributable to our failure to pay interest or principal when due on junior subordinated debt securities which correspond to related capital securities, any holder of related capital securities may institute a legal proceeding directly against us to enforce the payment of the principal of or interest on those junior subordinated debt securities having a principal amount equal to the liquidation amount of the related capital securities. We cannot amend the indenture to remove the right to bring a direct action, without the written consent of the holders of all related capital securities.

Consolidation, Merger, Conveyance, Transfer or Lease

   The indenture states that we cannot consolidate with or merge into any other person or convey, transfer or lease all or substantially all of our properties and assets to any person, and no person will consolidate with or merge into us or convey, transfer or lease its properties and assets substantially as an entirety to us, unless, among other things:

   . the successor is organized under the laws of the United States or any state or the District of Columbia, and expressly assumes all of our obligations under the indenture;

   . immediately after the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and

   . in the case of junior subordinated debt securities that correspond to related capital securities, the transaction is permitted under the related trust agreement and the related guarantee and does not give rise to any breach or violation of the related trust agreement or the related guarantee.

   The general provisions of the indenture do not afford protection to the holders of the junior subordinated debt securities in the event of a highly-leveraged or other transaction involving us that may adversely affect the holders.

Satisfaction and Discharge

   The indenture provides that when:

   . all junior subordinated debt securities not previously delivered to the trustee for cancellation have become due and payable, will become due and payable within one year, or are to be called for redemption within one year;

   . we deposit with the trustee money sufficient to pay and discharge the entire indebtedness on the junior subordinated debt securities not previously delivered to the trustee for cancellation;

   .  we deliver to the trustee officer's certificates and opinions of counsel;
      and

   . we have paid or caused to be paid all other amounts payable by us under the indenture,

then the indenture will cease to be of further effect, and we will be considered to have satisfied and discharged the indenture.

Conversion or Exchange

   If indicated in the applicable prospectus supplement, the junior subordinated debt securities of any series may be convertible or exchangeable into other of our securities. The applicable prospectus supplement will describe the specific terms on which the junior subordinated debt securities of any series may be so converted or exchanged. The terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at our option, in which case the number of shares of the other securities to be received by holders of junior subordinated debt securities would be calculated as of a time and in the manner stated in the applicable prospectus supplement.

Subordination

   The indenture provides that any junior subordinated debt securities will be subordinate and junior in right of payment to all senior debt, including the subordinated debt securities described under "Description of Debt Securities." The applicable prospectus supplement will describe any changes to the subordination provisions prior to any particular issuance of junior subordinated debt securities.

   Upon any payment or distribution of assets to creditors upon our receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment or composition or as a result of any other judicial proceeding, the holders of senior debt will first be entitled to receive payment in full of the amounts due on the senior debt before the holders of junior subordinated debt securities will be entitled to receive any payment or distribution.

   In the event of the acceleration of the maturity of any junior subordinated debt securities, the holders of all senior debt outstanding at the time of the acceleration will first be entitled to receive payment in full of all amounts due on the senior debt, including any amounts due upon acceleration, before the holders of junior subordinated debt securities are entitled to receive any payment.

   No payment, by or on our behalf, of principal of or interest or premium, if any, on the junior subordinated debt securities shall be made if at the time of the payment, there exists:

   . a default in any payment on any senior debt, or any other default under which the maturity of any senior debt has been accelerated; or

   . any judicial proceeding relating to the defaults described in the preceding bullet point shall be pending.

   The junior subordinated indenture defines "senior debt" to mean the principal of and premium, if any, and interest, if any, including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to us whether or not the claim for post-petition interest is allowed in the proceeding, on, our debt whether incurred on, before or subsequent to the date of the indenture, unless, in the instrument creating or evidencing the debt or under which the debt is outstanding, it is provided that the obligations are not superior in right of payment to the junior subordinated debt securities or to other debt which ranks equally with or subordinated to the junior subordinated debt securities. However, senior debt shall not include:

   . any of our debt which, when incurred and without regard to any election under section 1111(b) of the Bankruptcy Code, was without recourse to us;

   .  any of our debt to any of our banking subsidiaries;

   .  debt to any of our employees; and

   . any other debt securities or obligations in respect of debt securities issued under our junior subordinated indenture.

   The junior subordinated indenture defines "debt" to mean, with respect to any person, whether recourse is to all or a portion of the assets of that person and whether or not contingent:

   .  every obligation of that person for money borrowed;

   . every obligation of that person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses;

   . every reimbursement obligation of that person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of that person;

   . every obligation of that person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business);

   .  every capital lease obligation of that person;

   . all indebtedness of that person whether incurred on or prior to the date of the indenture or thereafter incurred, for claims in respect of derivative products, including interest rate, foreign exchange rate and commodity forward contracts, options and swaps and similar arrangements; and

   . every obligation of the type referred to in the bullet points above of another person and all dividends of another person the payment of which, in either case, that person has guaranteed or is responsible or liable for, directly or indirectly, as obligor or otherwise.

   We are a non-operating holding company and almost all of our operating assets are owned by our subsidiaries. We rely primarily on dividends from our subsidiaries to meet our obligations to pay the principal of and interest on our outstanding debt obligations and corporate expenses. We are a legal entity separate and distinct from our banking and non-banking affiliates. Our principal sources of income are dividends, interest and fees from our banking subsidiaries. Our bank subsidiaries are subject to some restrictions imposed by federal law on any extensions of credit to, and some other transactions with, us and other affiliates, and on investments in stock or other securities. These restrictions prevent us and our other affiliates from borrowing from our bank subsidiaries unless the loans are secured by various types of collateral. Further, these secured loans, other transactions and investments by our bank subsidiaries are generally limited in amount for us and each of our other affiliates to 10% of our bank subsidiaries' capital and surplus, and as to us and all of our other affiliates to an aggregate of 20% of our bank subsidiaries' capital and surplus.

   In addition, payment of dividends by our bank subsidiaries to us is subject to ongoing review by bank regulators and to various statutory limitations and, in some circumstances requires approval by bank regulatory authorities. Because we are a holding company, our right to participate in any distribution of assets of any subsidiary upon the liquidation or reorganization or otherwise of the subsidiary is subject to the prior claims of creditors of the subsidiary, unless we are recognized as a creditor of that subsidiary. Accordingly, the junior subordinated debt securities will be effectively subordinated to all existing and future liabilities of our bank subsidiaries, and holders of junior subordinated debt securities should look only to our assets for payments on the junior subordinated debt securities.

   The indenture places no limitation on the amount of senior debt that we may incur. We expect to incur from time to time additional indebtedness constituting senior debt.

Denominations, Registration and Transfer

   Unless the applicable prospectus supplement specifies otherwise, we will issue the junior subordinated debt securities in registered form only, without coupons and in denominations of $100,000 and integral multiples of $1,000 in excess thereof. Holders can exchange junior subordinated debt securities of any series for other junior subordinated debt securities:

   .  of the same series;

   .  in any authorized denominations;

   .  in a like aggregate principal amount;

   .  of the same date of issuance and maturity; and

   .  having the same terms.

   Subject to the terms of the indenture and the limitations applicable to global securities stated in the applicable prospectus supplement, junior subordinated debt securities will be presented for exchange or for registration of transfer, duly endorsed or with the form of transfer duly endorsed, or a satisfactory written instrument of transfer duly executed, at the office of the security registrar or at the office of any transfer agent designated by us for that purpose.

   Unless otherwise provided in the applicable prospectus supplement, no service charge will be made for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges imposed in connection with the transfer or exchange. We have appointed the trustee as security registrar for the junior subordinated debt securities. Any transfer agent, in addition to the security registrar, initially designated by us for any junior subordinated debt securities will be named in the applicable prospectus supplement. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the location through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the junior subordinated debt securities of each series.

   If the junior subordinated debt securities of any series are to be redeemed, neither the trustee nor we will be required to:

   . issue, register the transfer of, or exchange any junior subordinated debt securities of any series during a period beginning on the business day that is 15 days before the day of mailing of notice of redemption of any junior subordinated debt securities that are selected for redemption and ending at the close of business on the day of mailing of the relevant notice; or

   . transfer or exchange any junior subordinated debt securities selected for redemption, except the unredeemed portion of any junior subordinated debt securities being redeemed in part.

Global Junior Subordinated Debt Securities

   We may issue, in whole or in part, the junior subordinated debt securities of a series in the form of one or more global junior subordinated debt securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating to that series. The specific terms of the depositary arrangements for a series of junior subordinated debt securities will be described in the applicable prospectus supplement. See "Book-Entry Issuance."

Payment and Paying Agents

   Unless otherwise indicated in the applicable prospectus supplement, payment of principal of and any interest and premium on junior subordinated debt securities will be made at the office of the trustee in the City of New York or at the office of the paying agent or agents designated by us, from time to time, in the applicable prospectus supplement. However, we may make interest payments by:

   . check mailed to the address of the person entitled to it at the address appearing in the securities register, except in the case of global junior subordinated debt securities; or

   . transfer to an account maintained by the person entitled to it as specified in the securities register, so long as we receive proper transfer instructions by the regular record date.

   Unless otherwise indicated in the applicable prospectus supplement, payment of the interest on junior subordinated debt securities on any interest payment date will be made to the person in whose name the junior subordinated debt securities are registered at the close of business on the regular record date relating to the interest payment date, except in the case of defaulted interest.

   We may at any time designate additional paying agents or cancel the designation of any paying agent. We will at all times be required to maintain a paying agent in each place of payment for each series of junior subordinated debt securities.

   Any money deposited with the trustee or any paying agent, or held by us in trust, for the payment of the principal of and any interest or premium on any junior subordinated debt securities that remains unclaimed for two years after the principal, interest or premium, if any, has become due and payable will, at our request, be repaid to us, and the holder of the junior subordinated debt securities can then only look to us for payment.

Information About the Trustee

   The Trust Indenture Act describes the duties and responsibilities of the trustee. Subject to the provisions under the Trust Indenture Act, the trustee has no obligation to exercise any of the powers vested in it by the indenture, at the request of any holder of junior subordinated debt securities, unless the holder offers reasonable indemnity against the costs, expenses and liabilities that are incurred. The trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if it reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

Corresponding Junior Subordinated Debt Securities

   The corresponding junior subordinated debt securities are issued in one or more series of junior subordinated debt securities under the indenture with terms corresponding to the terms of a series of related capital securities. Concurrently with the issuance of each trust's capital securities, the trust will invest the proceeds and the consideration paid by us for the related common securities in a series of corresponding junior subordinated debt securities. Each series of corresponding junior subordinated debt securities will be in the principal amount equal to the aggregate stated liquidation amount of the related capital securities and common securities of the trust and, unless stated otherwise in the applicable prospectus supplement, will rank equally with all other series of junior subordinated debt securities. The holders of the related capital securities for a series of corresponding junior subordinated debt securities will have rights in connection with modifications to the indenture or upon the occurrence of events of default under the indenture described under "--Modification of Indenture" and "--Events of Default," unless provided otherwise in the applicable prospectus supplement for these related capital securities.

   Unless otherwise specified in the applicable prospectus supplement, if a Tax, Investment Company or Regulatory Capital Event relating to a trust of related capital securities occurs and is continuing, we have the option, subject to prior approval by the Federal Reserve Board, if required at the time under applicable capital guidelines or policies, to redeem the corresponding junior subordinated debt securities at any time within 90 days of the occurrence of the Tax, Investment Company or Regulatory Capital Event, in whole but not in part, at a redemption price equal to 100% of the principal amount of the junior subordinated debt securities redeemed. See "--Redemption." The trust will use the proceeds of the redemption to redeem the corresponding capital securities and common securities in accordance with their terms.

   We will covenant in the indenture that if and so long as:

   . the trust of the related series of capital securities and common securities is the holder of all the corresponding junior subordinated debt securities;

   .  a Tax Event related to the trust has occurred and is continuing; and

   . we have not redeemed the junior subordinated debt securities or terminated the trust,

we will pay to the trust any additional amounts required to be paid so that the amount of distributions due and payable on the capital securities and common securities shall not be reduced because of any additional taxes, duties and other governmental charges to which a trustee is subject because of a Tax Event.

                       DESCRIPTION OF CAPITAL SECURITIES

General

   This section describes the general terms and provisions of the capital securities that are offered by this prospectus. The applicable prospectus supplement will describe the specific terms of the series of the capital securities offered under that prospectus supplement and any general terms outlined in this section that will not apply to those capital securities.

   The capital securities will be issued under the trust agreement, as amended and restated. The trust agreement will be qualified as an indenture under the Trust Indenture Act. The form of trust agreement and form of capital securities have been filed as exhibits to the registration statement of which this prospectus is a part.

   The capital securities will have the terms described in the applicable trust agreement or made part of the trust agreement by the Trust Indenture Act or the Delaware Business Trust Act. The terms of the capital securities will mirror the terms of the junior subordinated debt securities held by each trust.

   This section summarizes the material terms and provisions of the trust agreement and the capital securities. Because this is only a summary, it does not contain all of the details found in the full text of the trust agreement and the capital securities. You can access complete information by referring to the form of trust agreement and the form of capital securities.

   The trust agreement of each trust authorizes the administrative trustees to issue on behalf of each trust one series of capital securities and one series of common securities containing the terms described in the applicable prospectus supplement. The proceeds from the sale of the capital securities and common securities will be used by each trust to purchase a series of junior subordinated debt securities from us. The junior subordinated debt securities will be held in trust by the property trustee for the benefit of holders of the capital securities and the holder of the common securities.

   Additionally, under a guarantee, we will agree to make payments of distributions and payments on redemption or liquidation of the capital securities, to the extent that the related trust holds funds available for this purpose and has not made such payments. The guarantee, when taken together with our obligations under the corresponding junior subordinated debt securities and the indenture, the applicable trust agreement and the agreement to pay expenses, will provide a full and unconditional guarantee of amounts due on the capital securities issued by each trust. See "Description of Guarantee."

   The assets of each trust available for distribution to holders of the capital securities will be limited to payments received from us under the corresponding junior subordinated debt securities. If we fail to make a payment on the corresponding junior subordinated debt securities, the property trustee will not have sufficient funds to make related payments, including distributions, on the capital securities.

   Specific terms relating to the capital securities will be described in the applicable prospectus supplement, including:

   .  the name of the capital securities;

   .  the dollar amount and number of capital securities issued;

   . the annual distribution rate or rates, or method of determining the rate or rates, the payment date or dates and the record dates used to determine the holders who are to receive distributions;

   .  the date from which distributions shall be cumulative;

   . the optional redemption provisions, if any, including the prices, time periods and other terms and conditions for which the capital securities shall be purchased or redeemed, in whole or in part;

   . the terms and conditions, if any, under which the junior subordinated debt securities may be distributed to holders of the capital securities by the trusts;

   .  any securities exchange on which the capital securities are listed;

   . whether the capital securities are to be issued in book-entry form and represented by one or more global certificates, and if so, the depositary for the global certificates and the specific terms of the depositary arrangements; and

   . any other relevant rights, preferences, privileges, limitations or restrictions of the capital securities.

   The applicable prospectus supplement will also describe some U.S. federal income tax considerations applicable to any offering of capital securities.

Redemption

   If any corresponding junior subordinated debt securities are repaid or redeemed in whole or in part, whether at maturity or upon earlier redemption, the property trustee will use the proceeds from this repayment or redemption to redeem a like aggregate liquidation amount of the capital securities and common securities. The property trustee will give the holders of the capital securities notice of the redemption at least 30 days, but not more than 60 days, before the date of redemption.

   If less than all of any series of corresponding junior subordinated debt securities are to be repaid or redeemed on a date of redemption, then the proceeds from the repayment or redemption shall be allocated, pro rata based on the liquidation amounts, to the redemption of the related capital securities and the common securities. The property trustee will select the capital securities to be redeemed on a pro rata basis, by any method deemed fair and appropriate by it.

   The redemption price of the capital securities shall be payable to holders of the capital securities on the relevant record date as they appear on the register of capital securities. The record date shall be one business day before the relevant date of redemption. However, if the capital securities are not in book-entry form, the relevant record date for the capital securities shall be the date 15 days before the date of redemption. If a date of redemption is not a business day, then payment of the redemption price payable on the date of redemption will be made on the next succeeding day which is a business day (and without any interest or other payment for any delay). However, if the business day falls in the next calendar year, then payment will be made on the immediately preceding business day.

   If notice of redemption is given and funds sufficient to pay the redemption price of the capital securities to be redeemed are deposited with the appropriate party on the redemption date, the capital securities to be redeemed will cease to be outstanding and all rights of holders of these capital securities in their capacities as such will cease, except the right to receive the redemption price.

   If payment of the redemption price of the capital securities called for redemption is not paid because the payment of the redemption price on the corresponding junior subordinated debt securities was not paid to the trust by us, then interest will continue to accrue on the corresponding junior subordinated debt securities, and distributions on the capital securities will continue to accrue at the then applicable rate, from the original date of redemption to the date that the redemption price is actually paid. In this case, the actual payment date will be the date of redemption for purposes of calculating the redemption price.

   For a description of the terms and conditions applicable to the redemption of the corresponding junior subordinated debt securities, see "Description of Junior Subordinated Debt--Redemption."

   Subject to applicable law, including federal securities law, we may, or we may cause our subsidiaries to, at any time and from time to time, purchase outstanding capital securities by tender offer, in the open market or by private agreement.

   We may at any time dissolve any trust and, after satisfaction of the liabilities of creditors of the trust as provided by applicable law, cause the corresponding junior subordinated debt securities relating to the capital securities and common securities to be distributed to holders of the related capital securities and the common securities in liquidation of the trust. See "--Liquidation Distribution upon Dissolution."

   In addition, if a Tax Event, Investment Company Event or Regulatory Capital Event relating to a series of capital securities and common securities shall occur and be continuing, we may redeem the corresponding junior subordinated debt securities in whole, but not in part, within 90 days following the occurrence of the Tax Event, Investment Company Event or Regulatory Capital Event. This will cause a mandatory redemption of all of the related capital securities and common securities.

Tax Event

   If a Tax Event relating to a series of capital securities and common securities occurs and is continuing and we elect not to redeem the corresponding junior subordinated debt securities or to terminate the related trust and cause the corresponding junior subordinated debt securities to be distributed to holders of the capital securities and common securities as described above:

   .  those capital securities and common securities will remain outstanding;
      and

   . we will be required to pay any additional amounts necessary so that the amount of distributions due and payable on the capital securities and common securities shall not be reduced because of any additional taxes, duties and other governmental charges to which a trust is subject because of a Tax Event.

Covenants

   Under the trust agreement, we have agreed to:

   . maintain, directly or indirectly, 100% ownership of the common securities of the trust, provided that successors which are permitted under the indenture may succeed to our ownership of the common securities;

   . cause the trust to remain a statutory business trust and not to voluntarily dissolve, wind up, liquidate or be terminated, except:

     . with prior approval of the Federal Reserve Board if then so required under applicable capital guidelines or policies of the FRB;

     . after obtaining an opinion of tax counsel that distribution of the corresponding junior subordinated debt securities will not be taxable to holders of capital securities for U.S. federal income tax purposes; and

     . in connection with a distribution of corresponding junior subordinated debt securities to holders of the capital securities in liquidation of the trust, or in connection with some mergers, consolidations or amalgamations permitted by the related trust agreement;

   . use commercially reasonable efforts to ensure that the trust will not be an "investment company" for purposes of the Investment Company Act of 1940; and

   . consistent with the terms and provisions of the related trust agreement, take no action that would be reasonably likely to cause the trust to be classified as other than a grantor trust for U.S. federal income tax purposes.

Subordination of Common Securities

   Payment of distributions on, and the redemption price of, the capital securities and common securities, will be made pro rata based on the liquidation amounts of the capital securities and common securities. However, if an event of default under the indenture governing the corresponding junior subordinated debt securities shall have occurred and is continuing, no payment may be made on any of the common securities, unless all unpaid amounts on the outstanding capital securities have been paid or provided for in full.

Liquidation Distribution upon Dissolution

   Each trust agreement states that each trust shall be automatically dissolved on the first to occur of:

   .  our bankruptcy, insolvency or liquidation;

   . the bankruptcy, insolvency or liquidation of the holder of the common securities;

   .  our dissolution or the revocation of our charter;

   . our election to dissolve the trust, subject to receipt of any necessary FRB approvals and an opinion of tax counsel, in which case we shall instruct the property trustee to distribute the corresponding junior subordinated debt securities held by it directly to the holders of the capital securities and common securities;

   . the redemption of all of the capital securities and common securities of the trust; or

   .  a court order for the dissolution of the trust is entered.

   Upon any such dissolution, winding-up or liquidation of the trust, other than due to the redemption of the capital securities and common securities, the administrative trustees will liquidate the trust as expeditiously as they determine to be possible by distributing junior subordinated debentures to holders of the capital securities and common securities, unless the property trustee determines that this distribution is not practicable. As a holder of the capital securities, you will be entitled to receive junior subordinated debentures having an aggregate principal amount equal to the aggregate stated liquidation amount of the capital securities you hold. If the property trustee determines that this distribution is not practicable, holders of the capital securities and common securities will be entitled to receive an amount equal to the aggregate stated liquidation amount of $25.00 per security, plus accumulated and unpaid distributions to the date of payment. These distributions will be made out of the assets held by the trust, subject to the rights of any creditors of the trust. However, holders shall not be entitled to these amounts if, in connection with a dissolution of the trust at our election, corresponding junior subordinated debt securities in an aggregate stated principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accumulated and unpaid interest equal to accrued and unpaid distributions on, the capital securities and common securities are distributed on a pro rata basis to holders of the capital securities and common securities in exchange for these securities.

   Once the liquidation date is fixed for any distribution of corresponding junior subordinated debt securities for any series of capital securities:

   . the series of capital securities will no longer be deemed to be outstanding;

   . DTC, or its nominee, as the record holder of the series of capital securities, will receive a registered global certificate or certificates representing the corresponding junior subordinated debt securities to be delivered upon the distribution; and

   . certificates representing the series of capital securities not held by DTC or its nominee will be deemed to represent corresponding junior subordinated debt securities having an aggregate principal amount equal to the stated liquidation amount of, and bearing accrued and unpaid interest equal to accumulated and unpaid distributions on, the capital securities until the certificates are presented to us or our agent for transfer or reissuance.

   If a trust cannot pay the full amount due on its capital securities and common securities because insufficient assets are available for payment, then the amounts payable by the trust on its capital securities and common securities shall be paid pro rata based on the liquidation amounts of the securities. However, if an event of default under the indenture governing the corresponding junior subordinated debt securities has occurred and is continuing, the total amounts due on the capital securities shall be paid before any distribution on the common securities.

Trust Enforcement Event

   An event of default under the indenture governing the corresponding junior subordinated debt securities constitutes an event of default under the trust agreement. Under the trust agreement, these events are referred to as "trust enforcement events." The trust agreement does not provide for any other events of default. For more information on events of default under the indenture, see "Description of Junior Subordinated Debt--Events of Default."

   Upon the occurrence and continuance of a trust enforcement event, the property trustee, as the sole holder of the corresponding junior subordinated debt securities, will have the right under the indenture to declare the principal amount of the corresponding junior subordinated debt securities due and payable.

   If the property trustee fails to enforce its rights under the junior subordinated debt securities, any holder of capital securities may, to the extent permitted by applicable law, institute a legal proceeding against us to enforce the property trustee's rights under the junior subordinated debt securities and the indenture without first instituting legal proceedings against the property trustee or any other person. In addition, if a trust enforcement event is due to our failure to pay interest, principal or other required payments on the junior subordinated debt securities when due, then any registered holder of capital securities may institute a direct action on or after the due date directly against us for enforcement of payment to that holder of the principal of, or interest on, the corresponding junior subordinated debt securities having a principal amount equal to the total liquidation amount of that holder's capital securities. In connection with such a direct action, we will have the right under the indenture governing the corresponding junior subordinated debt securities to set off any payment made on the junior subordinated debt securities to that holder by us under the related guarantee.

   Pursuant to the trust agreement and as holder of the trust's common securities, we will be deemed to have waived any right to act on a trust enforcement event regarding the common securities until all trust enforcement events regarding the capital securities have been cured, waived or otherwise eliminated. Until all trust enforcement events regarding the capital securities have been so cured, waived or otherwise eliminated, the property trustee will be deemed to be acting solely on behalf of holders of the capital securities and only holders of the capital securities will have the right to direct the property trustee.

Removal of Trustees

   Unless a trust enforcement event has occurred, we can remove and replace any trustee at any time. After a trust enforcement event has occurred, holders of a majority in liquidation amount of the capital securities may remove and replace the property trustee and the Delaware trustee at any time. Only we have the right to remove the administrative trustees. No resignation or removal of either the property trustee or the Delaware trustee shall be effective until the applicable successor trustee has been appointed and accepted this appointment.

Merger or Consolidation of Trustees

   If any of the trustees merges, converts, or consolidates with or into another entity or sells its trust operations to another entity, the new entity will be the successor of the trustee under the trust agreement, but only if the corporation or other entity is qualified and eligible to be a trustee.

Mergers, Consolidations, Amalgamations or Replacements of the Trust

   A trust may not merge with or into, consolidate, amalgamate, or be replaced by or transfer or lease all or substantially all of its properties and assets to any other entity (which we refer to as a "merger event"), except as described below. A trust may, at our request, with the consent of the administrative trustees and without the consent of holders of the capital securities, merge with or into, consolidate, amalgamate or be replaced by another trust, but only if:

   .  the successor entity either:

     . expressly assumes all of the obligations of the trust relating to the capital securities; or

     . substitutes, for the capital securities, successor securities with terms substantially similar to the capital securities so long as the successor securities have the same rank as the capital securities for distributions and payments upon liquidation, redemption and otherwise;

   . we expressly appoint a trustee of the successor entity who has the same powers and duties as the property trustee of the trust as it relates to the junior subordinated debt securities;

   . the capital securities or the successor securities are listed or will be listed on the same national securities exchange or other organization that the capital securities are listed or quoted on;

   . the merger event does not cause the capital securities or successor securities to be downgraded by any national statistical rating organization;

   . the merger event does not adversely affect the rights, preferences and privileges of the holders of the capital securities or successor securities in any material way;

   . the successor entity has a purpose substantially similar to that of the trust;

   . before the merger event, we have received an opinion of counsel stating that:

     . the merger event does not adversely affect the rights of the holders of the capital securities or any successor securities in any material way;


     . following the merger event, neither the trust nor the successor entity will be required to register as an investment company under the Investment Company Act; and

     . following the merger event, the successor entity will continue to be classified as a grantor trust for U.S. federal income tax purposes; and

   . we own all of the common securities of the successor entity and guarantee the successor entity's obligations under the successor securities in the same manner provided by the related guarantee.

   The trusts and any successor entities must always be classified as grantor trusts for U.S. federal income tax purposes unless all of the holders of the capital securities approve otherwise.

Voting Rights

   Holders of the capital securities will not have the right to vote, except:

   . to direct the exercise of any trust or power of the property trustee under the trust agreement;

   .  to waive any past trust enforcement event that may be waived;

   . to remove the property trustee or the Delaware trustee in some circumstances as described in "--Removal of Trustees;"

   . to direct the time, method and place of conducting any proceeding for any remedy available to the property trustee or direct the exercise of any trust or power conferred on the property trustee under the trust agreement;

   . in the event the consent of the property trustee is required for an amendment to the indenture governing the corresponding junior subordinated debt securities, to direct the property trustee to consent or not to consent to the amendment;

   . to approve some amendments to the trust agreement as described in "--Amendment of the Trust Agreement;" and

   .  as required by applicable law.

Generally, in order to take any of the specific actions listed above, holders of a majority in liquidation amount of the capital securities must affirmatively vote to take that action. However,

   . if an event of default under the indenture governing the corresponding junior subordinated debt securities has occurred and is continuing, holders of 25% of the aggregate liquidation amount of the capital securities may direct the property trustee to accelerate the maturity of the corresponding junior subordinated debt securities;

   . where the indenture governing the corresponding junior subordinated debt securities requires the consent or act of holders of more than a majority in principal amount of the corresponding junior subordinated debt securities, only holders of the percentage of the aggregate liquidation amount of the capital securities which is equal to that required by the indenture may direct the property trustee to give that consent or take that act; and

   . the approval of some amendments to the trust agreement require the consent of all holders of capital securities as described in "--Amendment of the Trust Agreement."

   For the purposes of any vote or consent of the holders of capital securities, any capital securities that are owned by us or any of our affiliates shall be treated as if they were not outstanding.

   No vote or consent of the holders of the capital securities is required for the trust to redeem and cancel its capital securities under the trust agreement.

   Any required approval or direction of holders of capital securities may be given at a meeting or by means of a written consent.

Amendment of the Trust Agreement

   Except as otherwise specifically provided in the trust agreement, amendments to the trust agreement generally will only be permitted if holders of at least a majority in aggregate liquidation amount of the capital securities agree and the trustees receive an opinion of counsel which states that the amendment will not affect the applicable trust status as a grantor trust for U.S. federal income tax purposes or its exemption from regulation as an investment company under the Investment Company Act. However, an amendment to do any of the following will not be effective except with the approval of each of the holders of the securities affected by such amendment:

   . change the amount or timing or otherwise adversely affect the method of payment of any distribution on the capital securities or common securities; or

   . restrict the right of a holder of capital securities or common securities to institute suit for enforcement of any distribution on the capital securities or common securities.

   The property trustee, the Delaware trustee, the administrative trustees and Chittenden may amend each trust agreement without the consent of holders of the capital securities and common securities:

   .  to cure any ambiguity or inconsistency;

   . to correct or supplement any provision in the trust agreement that is defective or inconsistent with any other provision;

   .  to add to the covenants, restrictions or obligations related to us;

   . to conform to any change in Rule 3a-5 under the Investment Company Act or written change in interpretation or application of Rule 3a-5 under the Investment Company Act by any legislative body, court, government agency or regulatory body; or

   . to modify, eliminate or add provisions to the applicable trust agreement as shall be necessary to ensure that each trust shall at all times be classified as a grantor trust for U.S. federal income tax purposes or to ensure that the trust will not be required to register as an investment company under the Investment Company Act, unless, in each case, the amendment materially adversely affects the rights of holders of the capital securities or common securities.

   Additionally, amendments to specific provisions of the trust agreement which relate primarily to the rights or obligations of the holder of the common securities may not be made without our consent, as the holder of the common securities.

Global Capital Securities

   The capital securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. The specific terms of the depositary arrangements for a series of capital securities will be described in the applicable prospectus supplement. See "Book-Entry Issuance."

Payment and Paying Agents

   Payments regarding the capital securities shall be made to a depositary, which shall credit the relevant accounts at the depositary on the applicable distribution dates or, if any trust's capital securities are not held by a depositary, the payments shall be made by check mailed to the address of the holder entitled to it at the address listed in the register.

   Unless the capital securities are maintained in book-entry form, the trust will maintain an agency where the capital securities may be presented for payment. Unless otherwise specified in the applicable prospectus supplement, this paying agent shall initially be the property trustee. The paying agent shall be permitted to resign as paying agent with 30 days' written notice to the property trustee and to us. If the property trustee shall no longer be the paying agent, the administrative trustees shall appoint a successor, which shall be a bank or trust company acceptable to the administrative trustees and to us, to act as paying agent.

Registrar and Transfer Agent

   Unless otherwise specified in the applicable prospectus supplement, the property trustee will act as registrar and transfer agent for the capital securities.

   Registration of transfers of capital securities will be effected without charge by or on behalf of the trust, after payment of any tax or other governmental charges that are imposed in connection with any transfer or exchange. No transfers of capital securities called for redemption will be registered.

Information about the Property Trustee

   The property trustee will perform only those duties that are specifically stated in each trust agreement. If a trust enforcement event occurs, the property trustee must use the same degree of care and skill in the exercise of its duties as a prudent person would exercise or use in the conduct of his or her own affairs. The property trustee is under no obligation to exercise any of the powers given it by the applicable trust agreement at the request of a holder of capital securities unless it is offered reasonable security or indemnity against the costs, expenses and liabilities that it might incur.

Payment of Expenses

   We have agreed to pay:

   . all costs and expenses relating to the offering, sale and issuance of the junior subordinated debt securities, including underwriters' commissions relating to the issuance of the related capital securities and compensation, reimbursement and indemnification of the indenture trustee under the indenture;

   . all debts and obligations (other than those relating to the capital securities and common securities) and all costs and expenses of the trust, including the organization, operating and dissolution expenses of the trust, fees and expenses of the trustees and the expenses relating to the trust's acquisition of the junior subordinated debentures and issuance of the capital securities; and

   . all taxes and associated liabilities of the trust (other than U.S. withholding taxes).

Miscellaneous

   The administrative trustees are authorized and directed to conduct the affairs of and to operate the trusts in the manner that:

   . no trust will be deemed to be an investment company required to be registered under the Investment Company Act or to fail to be classified as a grantor trust for U.S. federal income tax purposes; and

   . the corresponding junior subordinated debt securities will be treated as our indebtedness for U.S. federal income tax purposes.

   In this regard, the administrative trustees are authorized to take any action, consistent with applicable law or the certificate of trust of each trust or each trust agreement, that they determine in their discretion to be necessary or desirable for these purposes.

   Holders of the capital securities do not have preemptive or similar rights. A trust may not borrow money, issue debt or mortgages, or pledge any of its assets.

                           DESCRIPTION OF GUARANTEE

General

   We will execute a guarantee, for the benefit of the holders of the capital securities and the common securities, at the same time that a trust issues the capital securities. The guarantee trustee will hold the guarantee for the benefit of these holders. The guarantee will be qualified as an indenture under the Trust Indenture Act. The form of guarantee agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.

   This section summarizes the material terms and provisions of the guarantee. Because this is only a summary, it does not contain all of the details found in the full text of the guarantee. You can access complete information by referring to the form of guarantee agreement.

   We will irrevocably agree to pay to holders of the capital securities in full the guarantee payments described below as and when due, regardless of any defense, right of set-off or counterclaim which the trust may have or assert other than the defense of payment. We will guarantee the following payments to holders of capital securities, to the extent not paid by a trust:

   . any accumulated and unpaid distributions required to be paid on the capital securities, to the extent that the trust has applicable funds available to make the payment;

   . the redemption price and all accrued and unpaid distributions to the date of redemption on the capital securities called for redemption, to the extent that the trust has funds available to make the payment; and

   . in the event of a voluntary or involuntary dissolution, winding-up or liquidation of the trust, other than in connection with a distribution of corresponding junior subordinated debt securities to holders of the capital securities or the redemption of all the capital securities, the lesser of:

     . the aggregate of the liquidation amount specified in the applicable prospectus supplement for each capital security redeemed plus all accrued and unpaid distributions on the capital securities to the date of payment; and

     . the amount of assets of the trust remaining available for distribution to holders of capital securities.

   We can satisfy our obligation to make a guarantee payment by direct payment to holders of the capital securities of the required amounts or by causing the trust to pay those amounts to the holders.

   Each guarantee will be an irrevocable guarantee on a subordinated basis of the related trust's obligations under the capital securities, but will apply only to the extent that the related trust has funds sufficient to make the payments, and is not a guarantee of collection.

   No single document executed by us that is related to the issuance of the capital securities will provide for its full, irrevocable and unconditional guarantee of the capital securities. It is only the combined operation of our obligations under the related guarantee, the related trust agreement, the corresponding series of junior subordinated debt securities, the indenture and the agreement to pay expenses that has the effect of providing a full, irrevocable and unconditional guarantee of the trust's obligations under the related series of capital securities.

Status of Guarantee

   Each guarantee will constitute an unsecured obligation of ours and will rank subordinate and junior in right of payment to all of our senior debt. Each guarantee will rank equally with all other guarantees issued by us. The guarantee will constitute a guarantee of payment and not of collection. In other words, holders of capital securities may sue us or seek other remedies to enforce their rights under the guarantee without first suing any other person or entity. Each guarantee will be held for the benefit of holders of capital securities and common securities. Each guarantee will not be discharged except by payment of the guarantee payments in full to the extent not previously paid by the trust or upon distribution to holders of the capital securities and common securities of the corresponding series of junior subordinated debt securities. None of the guarantees places a limitation on the amount of additional senior debt that we may incur. We expect to incur from time to time additional indebtedness constituting senior debt.

Amendments and Assignment

   Except regarding any changes which do not adversely affect the rights of holders of capital securities or common securities in any material respect, in which case consent will not be required, the guarantee may be amended only with the prior approval of holders of at least a majority in aggregate liquidation amount of the outstanding securities. However, the right of the holders of the capital securities to institute suit to enforce any guarantee payment may not be amended without the approval of each holder who is adversely affected by the amendment. A description of the manner in which approval may be obtained is described under "Description of Capital Securities--Voting Rights." All guarantees and agreements contained in each guarantee will be binding on our successors, assigns, receivers, trustees and representatives and shall inure to the benefit of holders of the related capital securities and common securities then outstanding.

Events of Default

   An event of default under each guarantee occurs if we fail to make any of our required payments or perform our obligations under the guarantee. Holders of at least a majority in aggregate liquidation amount of the related capital securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee relating to the guarantee or to direct the exercise of any trust or power given to the guarantee trustee under the guarantee.

   Any holder of capital securities may institute a legal proceeding directly against us to enforce the rights of the holder under the guarantee without first instituting a legal proceeding against the trust, the guarantee trustee or any other person or entity.

   As guarantor, we are required to file annually with the guarantee trustee a certificate stating whether or not we are in compliance with all the conditions and covenants applicable to us under the guarantee.

Information about the Guarantee Trustee

   The guarantee trustee, other than during the occurrence and continuance of an event of default by us in the performance of any guarantee, will only perform the duties that are specifically described in the guarantee. After an event of default on any guarantee, the guarantee trustee will exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the guarantee trustee is under no obligation to exercise any of its powers as described in the guarantee at the request of a holder of capital securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that it might incur.

Termination of Guarantee

   Each guarantee will terminate once the related capital securities and common securities are paid in full or upon distribution of the corresponding series of junior subordinated debt securities to holders of the capital securities and common securities. Each guarantee will continue to be effective or will be reinstated if at any time any holder of capital securities or common securities is required to restore payment of any sums paid under the securities or the guarantee.

      RELATIONSHIP AMONG THE CAPITAL SECURITIES, THE CORRESPONDING JUNIOR
                SUBORDINATED DEBT SECURITIES AND THE GUARANTEES

Full and Unconditional Guarantee

   Payments of distributions and other amounts due on the capital securities, to the extent the trust has funds available for the payments, will be irrevocably guaranteed by us to the extent described under "Description of Guarantee." No single document executed by us in connection with the issuance of the capital securities will provide for our full, irrevocable and unconditional guarantee of the capital securities. It is only the combined operation of our obligations under the related guarantee, the related trust agreement, the corresponding series of junior subordinated debt securities, the indenture and the agreement to pay expenses that has the effect of providing a full, irrevocable and unconditional guarantee of the trust's obligations under the related series of capital securities.

   If we do not make payments on any series of corresponding junior subordinated debt securities, the related trust will not pay distributions or other amounts on the related capital securities. The guarantee does not cover payments of distributions when the related trust does not have sufficient funds to pay such distributions. If that occurs, the remedy of holders of capital securities is to sue us, or seek other remedies, to enforce their rights.

Sufficiency of Payments

   As long as we make payments of interest and other payments when due on each series of corresponding junior subordinated debt securities, the payments will be sufficient to cover the payment of distributions and other payments due on the related capital securities, primarily because:

   . the aggregate principal amount of each series of corresponding junior subordinated debt securities will be equal to the sum of the aggregate liquidation amount of the related capital securities and common securities;

   . the interest rate and interest and other payment dates on each series of corresponding junior subordinated debt securities will match the distribution rate and distribution and other payment dates for the related capital securities;

   . we will pay for any and all costs, expenses and liabilities of a trust except the trust's obligations to holders of its capital securities and common securities; and

   . each trust agreement provides that the trust will not engage in any activity that is inconsistent with the limited purposes of the trust.

   We have the right to set-off any payment we are otherwise required to make under the indenture with and to the extent we have made, or are concurrently on the date of the payment making, a payment under the related guarantee.

Enforcement Rights of Holders of Capital Securities

   Any holder of capital securities may institute a legal proceeding directly against us to enforce its rights under the related guarantee without first instituting a legal proceeding against the guarantee trustee, the related trust or any other person or entity.

   A default or event of default under any of our senior debt would not constitute a default or event of default under the trust agreements. However, in the event of payment defaults under, or acceleration of, any of our senior debt, the subordination provisions of the indenture provide that no payments will be made regarding the corresponding junior subordinated debt securities until the senior debt has been paid in full or any payment default on it has been cured or waived. Failure to make required payments on any series of corresponding junior subordinated debt securities would constitute an event of default under the trust agreements.

Limited Purpose of Trusts

   Each trust's capital securities evidence a beneficial interest in the respective trust, and each trust exists for the sole purpose of issuing its capital securities and common securities and investing the proceeds in corresponding junior subordinated debt securities. A principal difference between the rights of a holder of a capital security and a holder of a corresponding junior subordinated debt security is that a holder of a corresponding junior subordinated debt security is entitled to receive from us the principal amount of and interest accrued on corresponding junior subordinated debt securities held, while a holder of capital securities is entitled to receive distributions from the trust, or from us under the applicable guarantee, if and to the extent the trust has funds available for the payment of distributions.

Rights upon Dissolution

   In the event of any voluntary or involuntary dissolution of any trust involving a liquidation of the corresponding junior subordinated debt securities held by a trust, holders of the capital securities will be entitled to receive, out of assets held by that trust, the liquidation distribution in cash. See "Description of Capital Securities--Liquidation Distribution upon Dissolution." In the event of our voluntary or involuntary liquidation or bankruptcy, the property trustee, as holder of the corresponding junior subordinated debt securities, would be a subordinated creditor of ours, subordinated in right of payment to all senior debt, but entitled to receive payment in full of principal, interest and premium, if any, before any of our common stockholders receive payments or distributions. Because we are the guarantor under each guarantee and have agreed to pay for all costs, expenses and liabilities of each trust, other than the trust's obligations to holders of its capital securities and common securities, the position of a holder of capital securities and the position of a holder of the corresponding junior subordinated debt securities relative to other creditors and to our stockholders in the event of our liquidation or bankruptcy are expected to be substantially the same.

                              BOOK-ENTRY ISSUANCE

   The debt securities, junior subordinated debt securities and capital securities may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating to such series. Global securities, if any, issued in the United States are expected to be deposited with The Depository Trust Company, or DTC, as depositary, unless otherwise provided for in the prospectus supplement. We may issue global securities in either temporary or permanent form. We will describe the specific terms of the depositary arrangement with respect to a series of debt securities, junior subordinated debt securities or capital securities in the applicable prospectus supplement relating to such series. We expect that unless the applicable prospectus supplement provides otherwise, the following provisions will apply to depositary arrangements.

   Once a global security is issued, the depositary for the global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual debt securities represented by the global security to the accounts of participants that have accounts with that depositary. These accounts shall be designated by the underwriters, dealers or agents with respect to the debt securities, junior subordinated debt securities or capital securities or by us or the applicable trust if we or the trust offer such debt securities, junior subordinated debt securities or capital securities directly. Ownership of beneficial interests in the global security will be limited to participants with the depositary or persons that may hold interests through those participants.

   We expect that, under procedures established by DTC, ownership of beneficial interests in any global security for which DTC is the depositary will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee, with respect to beneficial interests of participants with the depositary, and records of participants, with respect to beneficial interests of persons who hold through participants with the depositary. Neither we nor the trustee will have any responsibility or liability for any aspect of the records of DTC or for maintaining, supervising or reviewing any records of DTC or any of its participants relating to beneficial ownership interests in the debt securities, junior subordinated debt securities or capital securities. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. These limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

   So long as the depositary for a global security or its nominee is the registered owner of the global security, that depositary or nominee, as the case may be, will be considered the sole owner or holder of the debt securities, junior subordinated debt securities or capital securities represented by the global security for all purposes under the applicable indenture or the trust agreement. Except as described below or in the applicable prospectus supplement, owners of beneficial interest in a global security:

   . will not be entitled to have any of the individual debt securities, junior subordinated debt securities or capital securities represented by the global security registered in their names;

   . will not receive or be entitled to receive physical delivery of any of the debt securities, junior subordinated debt securities or capital securities in definitive form; and

   . will not be considered the owners or holders of such securities under the applicable indenture or trust agreement.

   Beneficial owners of debt securities, junior subordinated debt securities or capital securities evidenced by a global security will not be considered the owners or holders of those securities under the applicable indenture or trust agreement for any purpose, including with respect to the giving of any direction, instructions or approvals to the trustee under the indenture. Accordingly, each person owning a beneficial interest in a global security for which DTC is the depositary must rely on the procedures of DTC and, if that person is not a participant with the depositary, on the procedures of the participant through which that person owns its interests, to exercise any rights of a holder under the applicable indenture or trust agreement. We understand that, under existing industry practice, if DTC requests any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the applicable indenture, DTC would authorize the participants holding the relevant beneficial interest to give or take the action, and the participants would authorize beneficial owners through the participants to give or take the actions or would otherwise act upon the instructions of beneficial owners holding through them.

   Payments of principal of, and any interest and premium on, individual debt securities or junior subordinated debt securities and distributions on capital securities represented by a global security registered in the name of a depositary or its nominee will be made to or at the direction of the depositary or its nominee, as the case may be, as the registered owner of the global security under the applicable indenture or trust agreement. Under the terms of the applicable indenture or trust agreement, we and the trustee may treat the persons in whose name debt securities, junior subordinated debt securities or capital securities, including a global security, are registered as the owners of those securities for the purpose of receiving payments or distributions. Consequently, neither we nor the trustee have or will have any responsibility or liability for the payment or distribution of any amounts to beneficial owners of debt securities. We believe, however, that it is currently the policy of DTC to immediately credit the accounts of relevant participants with any payments or distributions received, in amounts proportionate to their respective holdings of beneficial interests in the relevant global security as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global security held through the participants will be governed by standing instructions and customary practices, as is the case with securities registered in street name, and will be the responsibility of the participants.

   Redemption notices with respect to any debt securities, junior subordinated debt securities or capital securities represented by a global security will be sent to the depositary or its nominee. If less than all of the debt securities, junior subordinated debt securities or capital securities of any series are to be redeemed, we expect the depositary to determine the amount of the interest of each participant in the securities to be redeemed to be determined by lot. Neither we, the trustee, any paying agent nor the security registrar for the debt securities, junior subordinated debt securities or capital securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for debt securities, junior subordinated debt securities or capital securities or for maintaining any records with respect to the global security.

   Neither we nor the trustee will be liable for any delay by the holders of a global security or the depositary in identifying the beneficial owners of debt securities, junior subordinated debt securities or capital securities, and we and the trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of a global security or the depositary for all purposes. The rules applicable to DTC and its participants are on file with the SEC.

   If a depositary for any debt securities, junior subordinated debt securities or capital securities is at any time unwilling, unable or ineligible to continue as depositary and we do not appoint a successor depositary within 90 days, we will issue individual debt securities, junior subordinated debt securities or capital securities, as the case may be, in exchange for the global security representing those securities. In addition, we may at any time and in our sole discretion, subject to any limitations described in the prospectus supplement relating to the debt securities, junior subordinated debt securities or capital securities, determine not to have those securities represented by one or more global securities and in such event will issue individual securities in exchange for the global security or securities representing those securities.

   We have obtained the information in this section about DTC and DTC's book-entry system from sources that we believe to be accurate, but neither we nor the trusts assume any responsibility for the accuracy of the information. Neither we nor the trusts have any responsibility for the performance by DTC or its participants of their respective obligations as described in this prospectus or under the rules and procedures governing their respective operations.

                 HOW WE PLAN TO OFFER AND SELL THE SECURITIES

   We and/or each of the Chittenden Capital Trusts may sell the securities in any one or more of the following ways:

   .  directly to investors;

   .  to investors through agents;

   .  to dealers;

   .  through underwriting syndicates led by one or more managing underwriters;
      and

   .  through one or more underwriters acting alone.

   Any underwritten offering may be on a best efforts or a firm commitment basis. We may also make direct sales through subscription rights distributed to our stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

   The distribution of the securities may be effected from time to time in one or more transactions:

   .  at a fixed price or prices, which may be changed;

   .  at market prices prevailing at the time of sale;

   .  at prices related to such prevailing market prices; or

   .  at negotiated prices.

   Any of the prices may represent a discount from the prevailing market prices.

   In the sale of the securities, underwriters or agents may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act of 1933, and any discounts or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. The applicable prospectus supplement will, where applicable:

   .  identify any such underwriter or agent;

   . describe any compensation in the form of discounts, concessions, commissions or otherwise received from us by each such underwriter or agent and in the aggregate by all underwriters and agents;

   .  identify the amounts underwritten; and

   . identify the nature of the underwriter's obligation to take the securities.

   Unless otherwise specified in the applicable prospectus supplement, each series of securities will be a new issue with no established trading market, other than our common stock which is listed on the New York Stock Exchange. Any common stock sold pursuant to a prospectus supplement will be listed on the New York Stock Exchange, subject to official notice of issuance. We may elect to list any series of debt securities, preferred stock or, with respect to a trust, capital securities on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a series of securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of, or the trading market for, any series of debt securities, preferred stock or capital securities.

   Until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, underwriters are permitted to engage in some transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.

   If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

   The lead underwriters may also impose a penalty bid on other underwriters and selling group members participating in an offering. This means that if the lead underwriters purchase securities in the open market to reduce the underwriters' short position or to stabilize the price of the securities, they may reclaim the amount of any selling concession from the underwriters and selling group members who sold those securities as part of the offering.

   In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security before the distribution is completed.

   We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

   Under agreements into which we may enter, underwriters, dealers and agents who participate in the distribution of the securities may be entitled to indemnification by us against some civil liabilities, including liabilities under the Securities Act, or to contribution for payments that the underwriters, dealers or agents may be required to make.

   Underwriters, dealers and agents may engage in transactions with us, or perform services for us in the ordinary course of business.

   If indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by particular institutions to purchase securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable prospectus supplement. Each delayed delivery contract will be for an amount no less than, and the aggregate principal amounts of securities sold under delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with which these contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but will in all cases be subject to our approval. The obligations of any purchaser under any of these contracts will be subject to the conditions that (a) the purchase of the securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject, and
(b) if the securities are being sold to underwriters, we shall have sold to the underwriters the total principal amount of the securities less the principal amount covered by the contracts. The underwriters and the other agents will not have any responsibility in respect of the validity or performance of such contracts.

   To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

                                    EXPERTS

   Chittenden's consolidated financial statements as of December 31, 2001 and for each of the three years in the period ended December 31, 2001, incorporated by reference herein, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.

                                 LEGAL MATTERS

   Certain matters will be passed upon for us by Goodwin Procter LLP, Boston, Massachusetts. Certain matters relating to the validity of the capital securities will be passed upon for us and the trusts by Richards, Layton & Finger, P.A., Wilmington, Delaware. Certain matters relating to the validity of the securities offered hereunder, other than the capital securities, will be passed upon for us by F. Sheldon Prentice, our General Counsel.

                                 $350,000,000

                            CHITTENDEN CORPORATION

 Senior Debt Securities Subordinated Debt Securities Junior Subordinated Debt
               Securities Preferred Stock Common Stock Warrants

                          CHITTENDEN CAPITAL TRUST I
                          CHITTENDEN CAPITAL TRUST II
                         CHITTENDEN CAPITAL TRUST III

                              Capital Securities

   Fully and unconditionally guaranteed, as described in this prospectus, by

                            CHITTENDEN CORPORATION

                               -----------------

                                  PROSPECTUS

                               -----------------

                                           , 2002

               PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

   The expenses in connection with the issuance and distribution of the securities being registered will be borne by Chittenden Corporation and are set forth in the following table (all amounts except the registration fee are estimated):

SEC registration fee...................... $ 32,200
Listing fees(1)...........................  100,000
Legal fees and expenses...................  250,000
Blue Sky fees and expenses................   15,000
Accounting fees and expenses..............  100,000
Trustees' and depository fees and expenses   30,000
Printing fees and expenses................  250,000
Transfer agent fees.......................   25,000
Rating agencies' fees.....................   50,000
Miscellaneous.............................   47,800
                                           --------
   Total.................................. $900,000
                                           ========

----------
(1)This amount represents an estimate of the fees for listing $125 million of capital securities and $225 million of capital securities or other securities covered by this registration statement.

Item 15.  Indemnification of Directors and Officers.

   The Vermont Business Corporation Act (the "VBCA") permits a corporation to indemnify a director or officer against judgments, penalties, fines, settlements and reasonable expenses actually incurred by him or her in connection with any proceeding to which he or she may be made a party by reason of his or her service in that capacity if: (1) he or she conducted himself or herself in good faith, (2) he or she reasonably believed that his or her conduct, in an official capacity with the corporation, was in the best interests of the corporation and, in all other cases, the conduct was at least not opposed to its best interests, and (3) in a proceeding brought by a governmental entity, he or she had no reasonable cause to believe his or her conduct was unlawful, and he or she is not finally found to have engaged in a reckless or intentional unlawful act. The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendre or its equivalent is not, of itself, determinative that either the director or officer did not meet the standard of conduct necessary for indemnification. Notwithstanding the foregoing, a corporation may not indemnify a director or officer adjudged liable: (a) to the corporation in a proceeding by or in the right of a corporation, or (b) on the basis that a personal benefit was improperly received by the director or officer in a proceeding charging improper personal benefit to the director or officer, whether or not involving action in the director's or officer's official capacity. In addition, the VBCA provides that, unless limited in a corporation's articles of incorporation, a corporation shall indemnify its directors and officers who are wholly successful, on the merits or otherwise, in the defense of any proceeding to which the directors or officers are parties by reason of their service in those capacities against reasonable expenses incurred in connection with the proceeding. Chittenden's articles of incorporation, as amended and restated, do not limit such mandatory indemnification.

   As permitted by the VBCA, Chittenden's by-laws, as amended and restated, provide that Chittenden shall indemnify its directors and officers to the fullest extent provided by the general laws of the State of Vermont, including the advancement of expenses under the procedures provided by such laws. The procedures pursuant to which such indemnification is effectuated are set forth in Chittenden's by-laws.

   The VBCA permits the articles of incorporation of a Vermont corporation to include a provision eliminating or limiting the liability of a director or officer to the corporation or its stockholders for money damages for any action taken or failure to take any action, solely as a director or officer, based on a failure to discharge his or her duties, except for (i) the amount of a financial benefit received by the director or officer to which he or she is not entitled; (ii) an intentional or reckless infliction of harm on the corporation or the stockholders; (iii) voting for or assenting to an unlawful distribution; or (iv) an intentional or reckless criminal act. Chittenden's articles of incorporation provide for the elimination of such liability to the fullest extent provided by Vermont law.

   As permitted by the VBCA and Chittenden's by-laws, Chittenden maintains directors and officers liability insurance in amounts and on terms which the Chittenden Board of Directors deems reasonable. In the ordinary course of business, the Chittenden Board of Directors regularly reviews the scope and adequacy of such insurance coverage.

Item 16.  Exhibits.

Exhibit
  No.    Description
-------  -----------
 **1.1   Form of Underwriting Agreement (Equity Securities)

 **1.2   Form of Underwriting Agreement (Debt Securities)

 **1.3   Form of Underwriting Agreement (Capital Securities)

 **4.1   Form of Indenture for Senior Debt

 **4.2   Form of Indenture for Subordinated Debt

  *4.3   Form of Indenture for Junior Subordinated Debt

  *4.4   Certificate of Trust of Chittenden Capital Trust I

  *4.5   Certificate of Trust of Chittenden Capital Trust II

  *4.6   Certificate of Trust of Chittenden Capital Trust III

  *4.7   Trust Agreement, with respect to Chittenden Capital Trust I, dated
         April 30, 2002, among Chittenden Corporation, The Bank of New York, as
         Property Trustee, The Bank of New York (Delaware), as Delaware Trustee, and the Administrative Trustee named therein

  *4.8   Trust Agreement, with respect to Chittenden Capital Trust II, dated
         April 30, 2002, among Chittenden Corporation, The Bank of New York, as
         Property Trustee, The Bank of New York (Delaware), as Delaware Trustee, and the Administrative Trustee named therein

  *4.9   Trust Agreement, with respect to Chittenden Capital Trust III, dated
         April 30, 2002, among Chittenden Corporation, The Bank of New York, as
         Property Trustee, The Bank of New York (Delaware), as Delaware Trustee, and the Administrative Trustee named therein

 *4.10 Form of Amended and Restated Trust Agreement (including form of capital security certificate)

**4.11   Form of Senior Debt Security (included as part of Exhibit 4.1)

**4.12   Form of Subordinated Debt Security (included as part of Exhibit 4.2)

 *4.13   Form of Junior Subordinated Debt Security (included as part of Exhibit
         4.3)

 *4.14   Form of Guarantee Agreement

**4.15   Form of Warrant Agreement (Stock) (including form of warrant)

**4.16   Form of Warrant Agreement (Debt) (including form of warrant)

**4.17   Form of Articles of Amendment of Preferred Stock

  4.18   Amended and Restated Articles of Incorporation of Chittenden
         Corporation (incorporated herein by reference to Annex B of Chittenden's Registration Statement on Form S-4 (Reg. No. 333-75769)
         filed on April 6, 1999)

  4.19 Amended and Restated By-Laws of Chittenden (incorporated herein by reference to Exhibit 3.(ii).1 to Chittenden's Annual Report on Form
         10-K for the year ended December 31, 1998, File No. 001-13769)

  *5.1 Opinion of F. Sheldon Prentice, Esq. as to the legality of the securities being registered by Chittenden

Exhibit
  No.    Description
-------  -----------
  *5.2   Opinion of Richards, Layton & Finger, P.A. as to the legality of the securities being registered by Chittenden Capital Trust I

  *5.3 Opinion of Richards, Layton & Finger, P.A. as to the legality of the securities being registered by Chittenden Capital Trust II

  *5.4 Opinion of Richards, Layton & Finger, P.A. as to the legality of the securities being registered by Chittenden Capital Trust III

 **8.1   Opinion of Goodwin Procter LLP as to certain tax matters

 *12.1   Calculation of Ratios of Earnings to Fixed Charges

 *23.1   Consent of Arthur Andersen LLP, Independent Accountants

 *23.2   Consent of F. Sheldon Prentice, Esq. (included in Exhibit 5.1 hereto)

 *23.3   Consent of Richards, Layton & Finger, P.A. (included in Exhibits 5.2,
         5.3 and 5.4 hereto)

**23.4   Consent of Goodwin Procter LLP (included in Exhibit 8.1 hereto)

 *24.1 Powers of Attorney (included in the signature page to this registration statement)

 *25.1 Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the indenture for senior debt

 *25.2 Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the indenture for junior subordinated debt

 *25.3 Form T-1 Statement of Eligibility of The Bank of New York to act as trustee with respect to the Amended and Restated Trust Agreement of Chittenden Capital Trust I

 *25.4 Form T-1 Statement of Eligibility of The Bank of New York to act as trustee with respect to the Amended and Restated Trust Agreement of Chittenden Capital Trust II

 *25.5 Form T-1 Statement of Eligibility of The Bank of New York to act as trustee with respect to the Amended and Restated Trust Agreement of Chittenden Capital Trust III

 *25.6 Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Guarantee Agreement for the benefit of the holders of Capital Securities of Chittenden Capital Trust I

 *25.7 Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Guarantee Agreement for the benefit of the holders of Capital Securities of Chittenden Capital Trust II

 *25.8 Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Guarantee Agreement for the benefit of the holders of Capital Securities of Chittenden Capital Trust III

 *25.9 Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the indenture for subordinated debt

----------
 * Filed herewith.
** To be filed by amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference to this Registration Statement.

Item 17.  Undertakings.

   (a) Each of the undersigned registrants hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with the Commission by the undersigned registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in the registration statement;

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Chittenden's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of each registrant pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by each registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

   (d) Each of the undersigned registrants hereby undertakes that:

      (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

      (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, Chittenden Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of Vermont, on this 3rd day of May, 2002.

                                          CHITTENDEN CORPORATION

                                          By/:S/  PAUL A. PERRAULT
                                             -----------------------------------
                                          Paul A. Perrault
                                             President, Chief Executive Officer
                                             and Chairman of the Board of
                                             Directors

   KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of Chittenden Corporation, hereby constitute Paul A. Perrault and Kirk W. Walters, and each of them singly, as our true and lawful attorneys with full power to sign for us and in our names in the capacities indicated below, the Registration Statement filed herewith, a registration statement on Form S-3, which may be subsequently filed pursuant to Rule 462(b) of the Securities Act, and which would incorporate by reference this Registration Statement, and any and all amendments to either of said registration statements, and generally to do all such things in our names and in our capacities as officers and directors to enable Chittenden Corporation to comply with the provisions of the Securities Act and all requirements of the Commission, hereby ratifying and confirming our signatures as they may be signed by each of our said attorneys, to either of said registration statements and any and all amendments thereto.

   Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

           Signature                     Title                    Date
           ---------                     -----                    ----
     /S/  PAUL A. PERRAULT President, Chief Executive Officer May 3, 2002
     ---------------------   and Chairman of the Board of
       Paul A. Perrault      Directors (Principal Executive
                             Officer)

     /S/  KIRK W. WALTERS  Executive Vice President, Chief    May 3, 2002
     ---------------------   Financial Officer and Treasurer
        Kirk W. Walters      (Principal Financial Officer and
                             Principal Accounting Officer)

     ---------------------              Director              May   , 2002
     Frederic H. Bertrand

     ---------------------              Director              May   , 2002
       David M. Boardman

     /S/  PAUL J. CARRARA               Director              May 3, 2002
     ---------------------
        Paul J. Carrara

                        Signature          Title       Date
                        ---------          -----       ----
                 /S/  SALLY W. CRAWFORD   Director May 3, 2002
                -------------------------
                    Sally W. Crawford

                /S/  PHILIP M. DRUMHELLER Director May 3, 2002
                -------------------------
                  Philip M. Drumheller

                   /S/  JOHN K. DWIGHT    Director May 3, 2002
                -------------------------
                     John K. Dwight

                ------------------------- Director May   , 2002
                       Lyn Hutton

                ------------------------- Director May   , 2002
                   Philip A. Kolvoord

                ------------------------- Director May   , 2002
                   James C. Pizzagalli

                ------------------------- Director May   , 2002
                   Ernest A. Pomerleau

                  /S/  MARK W. RICHARDS   Director May 3, 2002
                -------------------------
                    Mark W. Richards

                   /S/  PALL D. SPERA     Director May 3, 2002
                -------------------------
                      Pall D. Spera

                   /S/  OWEN W. WELLS     Director May 3, 2002
                -------------------------
                      Owen W. Wells

                ------------------------- Director May   , 2002
                  Martel D. Wilson, Jr.

   Pursuant to the requirements of the Securities Act of 1933, each of Chittenden Capital Trust I, Chittenden Capital Trust II and Chittenden Capital Trust III certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of Vermont, on this 3rd day of May, 2002.

                                          CHITTENDEN CAPITAL TRUST I
                                          CHITTENDEN CAPITAL TRUST II
                                          CHITTENDEN CAPITAL TRUST III

                                          By:  CHITTENDEN CORPORATION, as
                                          Sponsor


                   By:  /S/  PAUL A. PERRAULT
                   -------------------------------
                     Paul A. Perrault
                     President, Chief Executive Officer and
                     Chairman of the Board of Directors

                                 EXHIBIT INDEX

Exhibit
  No.    Description
-------  -----------
 **1.1   Form of Underwriting Agreement (Equity Securities)

 **1.2   Form of Underwriting Agreement (Debt Securities)

 **1.3   Form of Underwriting Agreement (Capital Securities)

 **4.1   Form of Indenture for Senior Debt

 **4.2   Form of Indenture for Subordinated Debt

  *4.3   Form of Indenture for Junior Subordinated Debt

  *4.4   Certificate of Trust of Chittenden Capital Trust I

  *4.5   Certificate of Trust of Chittenden Capital Trust II

  *4.6   Certificate of Trust of Chittenden Capital Trust III

  *4.7   Trust Agreement, with respect to Chittenden Capital Trust I, dated
         April 30, 2002, among Chittenden Corporation, The Bank of New York, as
         Property Trustee, The Bank of New York (Delaware), as Delaware Trustee, and the Administrative Trustee named therein

  *4.8   Trust Agreement, with respect to Chittenden Capital Trust II, dated
         April 30, 2002, among Chittenden Corporation, The Bank of New York, as
         Property Trustee, The Bank of New York (Delaware), as Delaware Trustee, and the Administrative Trustee named therein

  *4.9   Trust Agreement, with respect to Chittenden Capital Trust III, dated
         April 30, 2002, among Chittenden Corporation, The Bank of New York, as
         Property Trustee, The Bank of New York (Delaware), as Delaware Trustee, and the Administrative Trustee named therein

 *4.10 Form of Amended and Restated Trust Agreement (including form of capital security certificate)

**4.11   Form of Senior Debt Security (included as part of Exhibit 4.1)

**4.12   Form of Subordinated Debt Security (included as part of Exhibit 4.2)

 *4.13   Form of Junior Subordinated Debt Security (included as part of Exhibit
         4.3)

 *4.14   Form of Guarantee Agreement

**4.15   Form of Warrant Agreement (Stock) (including form of warrant)

**4.16   Form of Warrant Agreement (Debt) (including form of warrant)

**4.17   Form of Articles of Amendment of Preferred Stock

  4.18   Amended and Restated Articles of Incorporation of Chittenden
         Corporation (incorporated herein by reference to Annex B of Chittenden's Registration Statement on Form S-4 (Reg. No. 333-75769)
         filed on April 6, 1999)

  4.19 Amended and Restated By-Laws of Chittenden (incorporated herein by reference to Exhibit 3.(ii).1 to Chittenden's Annual Report on Form
         10-K for the year ended December 31, 1998, File No. 001-13769)

  *5.1 Opinion of F. Sheldon Prentice, Esq. as to the legality of the securities being registered by Chittenden

  *5.2 Opinion of Richards, Layton & Finger, P.A. as to the legality of the securities being registered by Chittenden Capital Trust I

  *5.3 Opinion of Richards, Layton & Finger, P.A. as to the legality of the securities being registered by Chittenden Capital Trust II

  *5.4 Opinion of Richards, Layton & Finger, P.A. as to the legality of the securities being registered by Chittenden Capital Trust III

Exhibit
  No.    Description
-------  -----------

 **8.1   Opinion of Goodwin Procter LLP as to certain tax matters

 *12.1   Calculation of Ratios of Earnings to Fixed Charges

 *23.1   Consent of Arthur Andersen LLP, Independent Accountants

 *23.2   Consent of F. Sheldon Prentice, Esq. (included in Exhibit 5.1 hereto)

 *23.3   Consent of Richards, Layton & Finger, P.A. (included in Exhibits 5.2,
         5.3 and 5.4 hereto)

**23.4   Consent of Goodwin Procter LLP (included in Exhibit 8.1 hereto)

 *24.1 Powers of Attorney (included in the signature page to this registration statement)

 *25.1 Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the indenture for senior debt

 *25.2 Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the indenture for junior subordinated debt

 *25.3 Form T-1 Statement of Eligibility of The Bank of New York to act as trustee with respect to the Amended and Restated Trust Agreement of Chittenden Capital Trust I

 *25.4 Form T-1 Statement of Eligibility of The Bank of New York to act as trustee with respect to the Amended and Restated Trust Agreement of Chittenden Capital Trust II

 *25.5 Form T-1 Statement of Eligibility of The Bank of New York to act as trustee with respect to the Amended and Restated Trust Agreement of Chittenden Capital Trust III

 *25.6 Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Guarantee Agreement for the benefit of the holders of Capital Securities of Chittenden Capital Trust I

 *25.7 Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Guarantee Agreement for the benefit of the holders of Capital Securities of Chittenden Capital Trust II

 *25.8 Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Guarantee Agreement for the benefit of the holders of Capital Securities of Chittenden Capital Trust III

 *25.9 Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the indenture for subordinated debt

----------
 * Filed herewith.
** To be filed by amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference to this Registration Statement.